As filed with the Securities and Exchange Commission on May 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keyvan Samini

President and Chief Financial Officer

1 Venture, Suite 220

Irvine, California 92618

(949) 808-8888

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond Lee, Esq.

Laurie L. Green, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, CA 92612

(949) 732-6510

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 12, 2024, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-281492), as amended by Amendment No. 1 filed on August 26, 2024, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2024 (as supplemented by the Prospectus Supplement No. 1 dated November 29, 2024 (the “Initial Registration Statement”).

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus relating to an aggregate 15,373,309 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”) which are registered hereby including the 5,956,835 shares of Class A Common Stock previously registered on the Initial Registration Statement.

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SUBJECT TO COMPLETION, DATED MAY 21, 2025

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

mobix labs, inc.

UP TO 15,373,309 CLASS A COMMON STOCK

This prospectus relates to the registration of the resale or other distribution by the Selling Stockholders named herein of up to 15,373,309 shares of Class A common stock of Mobix Labs, Inc., par value $0.00001 per share (the “Class A Common Stock”) consisting of (a) up to an aggregate of 4,876,860 shares of Class A Common Stock that are issuable upon exercise of outstanding common warrants (the “Common Warrants”) issued pursuant to a securities purchase agreement dated April 4, 2025 (the “April 2025 Purchase Agreement”), (b) up to an aggregate of 5,755,396 shares of Class A Common Stock that are issuable upon the exercise of Series A and Series B warrants (together the “Existing Warrants”) issued pursuant to a securities purchase agreement dated July 22, 2024 (“July 2024 Purchase Agreement”), (c) up to 201,439 shares of Class A Common Stock that are issuable upon the exercise of warrants issued or issuable to designees of H.C. Wainwright & Co., LLC, (“HCW”) as placement agent in connection with the July 2024 Purchase Agreement (d) up to 682,760 shares of Class A Common Stock that are issuable upon the exercise of warrants issued to designees of Roth Capital Partners, LLC (“Roth”) as placement agent in connection with the April 2025 Purchase Agreement and (e) up to 3,856,854 shares of Class A Common Stock (the “RaGE Shares”) issued as consideration in connection with our acquisition of RaGE Systems, Inc. (“RaGE Systems”). We refer to the warrants issued to HCW and Roth as the “Placement Agent Warrants.” We refer to the Common Warrants, the Existing Warrants and the Placement Agent Warrants together as the “Warrants.” The Common Warrants, the Existing Warrants and the Placement Agent Warrants issued to Roth have an exercise price of $0.8202 per share and are exercisable upon the receipt of stockholder approval of the issuance of the shares of Class A Common Stock. The Placement Agent Warrants issued to HCW are immediately exercisable and have an exercise price of $1.7375.

We will not receive any of the proceeds from the sale by the Selling Stockholders of shares of Class A Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash would result in gross proceeds to us of approximately $9.6 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. In addition, upon exercise of any of the Existing Warrants, we will pay HCW a cash fee equal to 8% of the gross proceeds received from the exercise of the Existing Warrants (which includes a 1% management fee) and will also issue to HCW (or its designees) additional Placement Agent Warrants to purchase a number of shares of Class A Common Stock equal to 7% of the aggregate number of shares of Class A Common Stock issued upon such exercise of the Existing Warrants.

The Selling Stockholders may sell or otherwise dispose of the Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Class A Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 88. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Class A Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Class A Common Stock with the Securities and Exchange Commission (the “SEC”).

You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The shares of Class A Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) and our public warrants (the “Public Warrants”) are listed on the Nasdaq under the symbols “MOBX” and “MOBXW,” respectively. On May 19, 2025, the last sale price of the Common Stock as reported on the Nasdaq was $0.8288 per share and the last sale price of the Public Warrants as reported on the Nasdaq was $0.0999 per Public Warrant.

The shares being offered for resale in this prospectus represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of May 16, 2025. Assuming the issuance of all of the shares being registered for resale pursuant to this prospectus to the Selling Stockholders, the shares would represent approximately 23% of the outstanding Class A Common Stock as of May 16, 2025. The sale of the shares, or the perception that these sales could occur, pursuant to this prospectus, could result in a significant decline in the public trading price of our Class A Common Stock. In addition to the Selling Stockholders, certain other stockholders (the “Additional Sellers”) may resell a substantial number of our securities (the “Additional Securities”) pursuant to separate resale prospectuses (collectively, the “Additional Prospectuses”). The sale of the Class A Common Stock offered hereby together with the sale of the Additional Securities held by the Additional Sellers, or the perception that these sales could occur, could depress the market price of our securities.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Implications of being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves certain risks, including those that are described in the section titled “Risk Factors” beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2025.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 15,373,309 shares of Class A Common Stock. We are not selling any shares of Class A Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Class A Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, all references to “Mobix,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Mobix Labs, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A SMALLER REPORTING COMPANY

As a company with less than $1.235 billion in revenue during its most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	Reduced disclosure about the Company’s executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	The Company’s election under Section 107(b) of the Jumpstart Our Business Startups Act of 2012 to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	An exemption from the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 in respect of management’s assessment of the Company’s internal control over financial reporting, which requirement would otherwise apply if we ceased to qualify as a smaller reporting company under the rules of the SEC.

We may take advantage of these accommodations until the last day of the fiscal year following the fifth anniversary of the date on which it first sells common equity securities pursuant to a registration statement under the Securities Act, or such earlier time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of our fiscal year containing the fifth anniversary of the date on which we completed our initial public offering of securities.

We cannot predict whether investors will find the Common Shares less attractive because we rely upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if we no longer qualify as an emerging growth company, we would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, as long as we are a smaller reporting company with less than $100 million in annual revenue, we are not required to obtain an attestation report on internal control over financial reporting from our independent registered public accounting firm.

We may choose to take advantage of some or all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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RISK FACTORS SUMMARY

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “risk factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of the class a common stock or public warrants and result in a loss of all or a portion of your investment:

Risks related to our business and industry

●	We are an early-stage company, and it remains difficult to evaluate our future prospects and the risks and challenges we may encounter.
●	We cannot predict whether we will maintain revenue growth.
●	We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future.
●	We cannot assure you that we will achieve or maintain profitability and there is substantial doubt about our ability to continue as a going concern.
●	We will need to raise additional capital in the future to execute our business plan.
●	We may fail to successfully acquire or integrate new businesses, products, and technology.
●	If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.
●	Our customers generally require our products to undergo a lengthy qualification process.
●	Markets for our 5G semiconductor products are still developing and may not develop as expected.
●	If we are unable to execute our growth strategies effectively, our business may be adversely affected.
●	The markets for our semiconductor products and solutions are highly competitive.
●	Our products and solutions are subject to intense competition.
●	Our future success will depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.
●	The consolidation or vertical integration of our customers may adversely affect our financial results.
●	We generate a substantial portion of our revenues from one customer and expect that we will generate revenue from a limited number of customers in the near future.
●	We generally do not obtain long-term purchase commitments.
●	Defects in our products or poor design and engineering solutions could adversely affect our business.
●	We depend on third-party offshore manufacturers for producing several of our products.
●	Inflation and unfavorable global economic conditions could adversely affect our business.
●	If we are unable to manage the growth of our operations, our performance may suffer.
●	Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.
●	Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.
●	Our future success depends on our ability to retain key employees and to attract qualified personnel.
●	We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition.
●	Our business could suffer in the event of a security breach involving our information technology (“IT”) systems or our intellectual property or other confidential or proprietary information.
●	Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources.

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●	We are subject to, and must remain in compliance with, laws and governmental regulations across various jurisdictions concerning the development and sale of our products.
●	We are dependent upon our officers and directors, and their loss could adversely affect us.
●	Some of our potential customers may require us to comply with additional regulatory requirements.
●	We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.
●	Our intellectual property applications may not be issued or granted or may take longer than expected, which may have a material adverse effect on our ability to enforce our intellectual property rights.
●	We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.
●	We are subject to state, federal and international privacy and data protection laws and regulations.

Risks Related to Ownership of Our Securities

●	The inability to timely regain compliance with the Nasdaq listing requirements, including the $1.00 minimum bid price requirement and the $35 million market value of listed securities requirement.
●	The market price of our securities may be volatile.
●	If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports about our company, our stock price and its trading volume could decline.
●	We are subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
●	The dual class structure of our Common Stock has the effect of concentrating voting control with the holders of our Class B Common Stock, most of whom are our directors or management.
●	Our management has limited experience in operating a public company.
●	We may become subject to securities or class action litigation.
●	We anticipate that our stockholders will experience dilution in the future.
●	We are an “emerging growth company” and a “smaller reporting company.”
●	We do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future. As a result, capital appreciation, if any, of the Class A Common Stock will be your sole source of gain for the foreseeable future, if any, and you may never receive a return on your investment.
●	Future sales of our Class A Common Stock may cause the market price to drop significantly.

SOURCES OF INDUSTRY AND MARKET DATA

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and thereto may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents we incorporate by reference into this prospectus may include, for example, statements about.

●	our financial and business performance;
●	our ability to regain compliance with listing rules of Nasdaq, as well as any decisions that we may make in order to regain compliance;
●	our intent to pursue acquisitions of companies and technologies;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;
●	the impact of the acquisitions of EMI Solutions, Inc. (“EMI Solutions”) and RaGE Systems, Inc. (“Rage Systems”), and any impact on our business and results of operations;
●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;
●	the demand for our products and the drivers of that demand;
●	our opportunities and strategies for growth;
●	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;
●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;
●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;
●	our expectations regarding reliance on a limited number of customers and efforts to diversify our customer base;
●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
●	general economic and socio-political conditions and their impact on demand for our technology and on the supply chain on which we rely;
●	future capital requirements and sources and uses of cash;
●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to regain compliance with the Nasdaq listing standards;
●	the inability to meet future capital requirements and risks related to our ability to raise additional capital in the future on attractive terms or at all, as well as the dilutive impact that may have on our stockholders;
●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;
●	the risk that we may not be able to generate income from operations in the foreseeable future;
●	the risks concerning our ability to continue as a going concern;
●	the risk that we experience difficulties in managing our growth and expanding operations;
●	the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;
●	the risk that litigation may be commenced against us;
●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;
●	our ability to attract new customers and grow our customer base;
●	the risk that the price of our securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which we operate, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business and changes in the combined capital structure; and
●	factors described under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including further escalation of war between Russia and Ukraine, or the conflict pertaining to the Middle East, and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. However, we encourage you to review our risk factors as set forth in the “Risk Factors” section on page 5 of this prospectus, in our annual report on Form 10-K for our fiscal year ended September 30, 2024, filed with the SEC on December 26, 2024 or in other periodic and current reports that we file with the SEC.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property (“IP”) portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and intellectual property included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications-including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors-and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

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On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets.

RaGE Systems Acquisition

On May 21, 2024, we completed the acquisition of RaGE Systems. RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

Aggregate consideration for the acquisition of RaGE Systems consisted of 3,214,045 shares of our Class A Common Stock having a fair value of $7,682 at the closing date, and $2,000 in cash. We also entered into employment agreements with each of the RaGE Systems stockholders. Pursuant to the RaGE Business Combination Agreement, the RaGE stockholders are entitled to receive possible earn-out payments of up to $8,000, payable in a combination of cash and shares of the Company’s Class A Common Stock, based upon both (i) the attainment of certain financial targets measured over calendar years 2024 and 2025 and (ii) continued employment with the Company (the “RaGE Earn-out”).

Our principal executive offices are located at 1 Venture, Suite 220, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

July 2024 Private Placement

On July 22, 2024, we entered into the July 2024 Purchase Agreement with an institutional accredited investor (the “Investor”) in connection with a private placement (the “2024 Private Placement”). Pursuant to the July 2024 Purchase Agreement, we issued an unregistered pre-funded warrant to purchase up to 2,877,698 unregistered shares of our Class A Common Stock. We also issued the Existing Warrants to purchase an aggregate of 5,755,396 shares of our Class A Common Stock. We received gross proceeds from the 2024 Private Placement of $4 million, before payment of fees and expenses to the placement agent of $415,000. In August 2024, the Investor exercised the pre-funded warrant in full.

The Existing Warrants are comprised of Series A warrants to purchase up to 2,877,698 shares of Class A Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 2,877,698 shares of Class A Common Stock (the “Series B Warrants”) that have an exercise price of $0.8202. The Existing Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants at an exercise price of $0.8202. The Series A Warrants will expire on January 3, 2030 and the term of the Series B warrants which was originally set to expire on January 3, 2026, has been amended pursuant to the April 2025 Purchase Agreement and will now expire on April 3, 2026, as described in further detail below.

HCW acted as the exclusive placement agent for us in connection with the 2024 Private Placement pursuant to an engagement letter, dated as of July 8, 2024, as amended on July 22, 2024, entered into by and between us and HCW (the “Engagement Letter”). As compensation in connection with the 2024 Private Placement, we paid HCW a cash fee equal to 7.0% of the gross proceeds of the 2024 Private Placement, a management fee equal to 1.0% of the gross proceeds of the 2024 Private Placement and non-accountable expenses in the amount of $85,000. In addition, pursuant to the Engagement Letter, we issued warrants to HCW granting HCW the right to purchase up to 201,439 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our Class A Common Stock underlying the Existing Warrants). These warrants became exercisable on beginning on the effective date of stockholder approval, which was obtained on January 3, 2025.

Moreover, in accordance with the Engagement Letter, upon exercise for cash of the Existing Warrants, we are obligated to pay HCW cash fees aggregating 8% of the gross exercise price and issue to HCW, warrants to purchase up to 201,439 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our Class A Common Stock underlying the Existing Warrants).

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April 2025 Offering

On April 4, 2025, we entered into the April 2025 Purchase Agreement with the Investor. Pursuant to the April 2025 Purchase Agreement, on April 7, 2025, we issued to the Investor, 3,850,000 shares of Class A Common Stock and a pre-funded warrant to purchase up to 1,026,860 shares of Class A Common Stock (the “Pre-Funded Warrant”) in a registered direct offering priced at-the-market under Nasdaq rules (the “Registered Direct Offering”). The public offering price for each share was $0.8202 and the public offering price for each pre-funded warrant was $0.8201.

Simultaneous with the Registered Direct Offering, in a concurrent private placement (together with the Registered Direct Offering, the “2025 Offering”), we issued to the Investor the Common Warrants to purchase up to 4,876,860 shares of the Company’s Class A Common Stock. The Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and may be exercised at any time. The Common Warrants are exercisable after stockholder approval of the issuance of the shares of Class A Common Stock underlying the Common Warrants and will expire five years after stockholder approval.

Roth acted as the exclusive placement agent for us in connection with the 2025 Offering. The net proceeds we received from the 2025 Offering was $3.6 million, after payment of Roth’s fees and expenses. As compensation for the 2025 Offering, we paid to Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the 2025 Offering. In addition, we issued to Roth (or its designees) Placement Agent Warrants to purchase up to 682,760 shares of Class A Common Stock equal to 7.0% of aggregate number of Class A Common Stock issued in the 2025 Offering at an exercise price of $0.8202.

The Placement Agent Warrants issued to Roth are exercisable upon receipt of stockholder approval, will expire on April 4, 2030, and are not transferable for 180 days (i.e. before October 1, 2025) beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement).

In connection with the 2025 Offering, we also amended the outstanding Existing Warrants, issued in connection with the 2024 Private Placement and reduced the exercise price of the Existing Warrants from $1.39 per share to $0.8202 per share. We also extended the term of the Series B warrants from January 3, 2026 to April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030.

In the April 2025 Purchase Agreement, we agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto until 60 days after the stockholder approval date, subject to certain exceptions. In addition, we agreed not to effect or enter into an agreement to effect any issuance of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock involving a variable rate transaction (as defined in the April 2025 Purchase Agreement) until August 29, 2025, subject to certain exceptions.

Pursuant to the 2024 Private Placement, we entered into a registration rights agreement (the “July 2024 Registration Rights Agreement”) and are offering pursuant to this prospectus the shares underlying the Existing Warrants pursuant to the July 2024 Registration Rights Agreement. Furthermore, pursuant to the April 2025 Purchase Agreement, we agreed to file a resale registration statement with the SEC by May 19, 2025 to register the resale of the Class A Common Stock issuable upon exercise of the Common Warrants. We are required to use commercially reasonable efforts to have such registration statement declared effective by the SEC by October 5, 2025.

We may in the future seek additional equity or debt financing. While we may seek to raise additional capital, we cannot assure you that the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to our existing stockholders may result. The sale of a substantial percentage of the securities being offered pursuant to this prospectus, together with the sale of shares being offered pursuant to the Additional Prospectuses, or the perception that these sales could occur, may make it more difficult for us to issue additional equity financing on favorable terms, or at all. Any equity securities we issue may also provide for rights, preferences or privileges senior to those of holders of our Class A Common Stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

Corporate Information

On December 21, 2023, we completed the Merger, pursuant to which we were renamed “Mobix Labs, Inc.” As of the open of trading on December 22, 2023, the Class A Common Stock and Public Warrants of Mobix Labs, Inc., formerly those of Chavant, began trading on the Nasdaq Stock Market under the ticker symbols “MOBX” and “MOBXW,” respectively.

Our principal executive offices are located at 1 Venture, Suite 220, Irvine, CA 92618, and our telephone number at that location is (949) 808-8888. Our website address is https://www.mobixlabs.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis a total of 15,373,309 shares of Class A Common Stock consisting of (a) 4,876,860 shares of Class A Common Stock that are issuable upon exercise of the Common Warrants, (b) 5,755,396 shares of Class A Common Stock issuable upon the exercise of the Existing Warrants, (c) 201,439 shares of Class A Common Stock that are issuable upon the exercise of Placement Agent Warrants (d) 682,760 shares of Class A Common Stock that are issuable upon the exercise of the Placement Agent Warrants and (e) 3,856,854 shares of Class A Common Stock issued as consideration in connection with our acquisition of RaGE Systems, as more fully described below.

Issuer	Mobix Labs, Inc.
Shares of Class A Common Stock offered by the Selling Stockholders	Up to 15,373,309 shares of Class A Common Stock.
Class A Common Stock outstanding	51,433,431 shares (as of May 16, 2025).
Class B Common Stock outstanding	2,004,901 shares (as of May 16, 2025).
Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders. Assuming the subsequent exercise of all of the Warrants for cash, we will receive an aggregate of approximately $9.6 million in gross proceeds from the exercise of the Warrants. However, no assurance can be given that the Warrants will ever be exercised. We intend to use any proceeds received by us from the cash exercise of the Warrants, if any, for working capital, potential future acquisitions of complementary businesses, products, services, or technologies, and general corporate purposes. However, we have no current understandings, agreements or commitments for any specific material acquisitions at this time. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. Our ability to continue funding our existing and future operations is not dependent upon receiving cash proceeds from the exercise of any Warrants. See “Use of Proceeds.”
NASDAQ ticker symbols	“MOBX” and “MOBXW” for the Class A Common Stock and Public Warrants, respectively.

The number of shares of Class A Common Stock outstanding is based on 51,433,431 shares of Class A Common Stock as of May 16, 2025 and excludes (i) the 11,516,455 shares of Class A Common Stock offered by the Selling Stockholders that are issuable upon exercise of the Warrants, and (ii) the following, in each case as of May 16, 2025, except as otherwise noted:

●	2,004,901 shares of Class A Common Stock issuable upon conversion of the Class B common stock, par value $0.00001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “common stock”);
●	2,452,620 shares of Class A Common Stock issuable upon the exercise of outstanding options under the Legacy Mobix equity plans that were assumed in the Merger;
●	6,225,141 shares of Class A Common Stock issuable upon settlement of restricted stock units;
●	5,736,617 shares of Class A Common Stock reserved for future issuance under the 2023 Equity Incentive Plan and 687,055 shares of Class A Common Stock reserved for future issuance under the 2023 Employee Stock Purchase Plan;
●	16,378,780 shares of Class A Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.01 to $5.79;
●

3,500,000 shares of Class A Common Stock issuable as earnout shares to certain Legacy Mobix stockholders and option holders based on the achievement of trading price targets during the seven-year earnout period.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business and Industry

We are an early-stage company, and it remains difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have been focused on developing semiconductor products since our inception in 2020. Our recent acquisitions of RaGE Systems and EMI Solutions have expanded our operations to aerospace, military, defense, medical and other markets. However, it remains difficult to evaluate our future prospects and the risks and challenges we may encounter. Risks and challenges we have faced or expect to face include, but are not limited to, our ability to:

●	continue to develop and commercialize our products;
●	continue sales growth from our connectivity, aerospace, military, defense, medical and other products;
●	forecast our revenue and budget for and manage our expenses;
●	execute our growth strategies including through mergers and acquisitions;
●	raise additional capital on acceptable terms to execute our business plan;
●	continue as a going concern;
●	attract new customers, retain existing customers and expand existing commercial relationships;
●	compete successfully in the highly competitive industries in which we operate;
●	plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;
●	comply with existing and new or modified laws and regulations applicable to our business in and outside the United States, including compliance requirements of U.S. customs and export regulations;
●	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;
●	maintain and enhance the value of our reputation and brand;
●	effectively manage our growth and business operations;
●	develop and protect intellectual property;
●	maintain and enhance the security of our IT system;
●	hire, integrate and retain talented people at all levels of our organization;
●	successfully defend our company in any legal proceeding that may arise and enforce our rights in any legal proceedings we may initiate; and
●	manage and mitigate the adverse effects on our business of any public health emergencies, natural disasters, widespread travel disruptions, security risks including IT security, data privacy, cyber risks, international conflicts, geopolitical tension and other events beyond our control.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risks Related to Our Business and Industry” section, our business, financial condition, and results of operations could be adversely affected. Moreover, as we have limited historical financial data and operate in a rapidly evolving and highly competitive market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

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We cannot predict whether we will succeed in maintaining revenue growth, or when we will be able to generate income from operations.

We cannot predict whether we will succeed in maintaining revenue growth or when we will be able to generate income from operations. Our revenue has been, and may continue to be, adversely impacted if we are unable to obtain sufficient finished goods to fill customer orders and to maintain or increase our profit margins due to manufacturing limitations, replacement costs, and our capital constraints.

We have incurred losses in the operation of our business and anticipate that our expenses will increase, potentially leading to continued losses from operations in the near future. Moreover, we may not be able to achieve or generate sufficient income from operations to sustain ourselves.

Since inception, we have incurred operating losses and negative cash flows, primarily due to our ongoing investment in product development. For the fiscal years ended September 30, 2024 and 2023, we incurred losses from operations of $46.4 million and $35.5 million, respectively and for the six months ended March 31, 2025 we incurred a loss from operations of $22.5 million. As of March 31, 2025, we had an accumulated deficit of $126.6 million. Since then, we have continued to incur losses from operations, and we expect this trend to persist, along with negative cash flows from operations, for the foreseeable future.

In addition, we may not achieve or generate sufficient income from operations to sustain ourselves. We may incur substantial losses for reasons, including changes in demand for our products, increasing competition, challenging macroeconomic conditions, regulatory changes and other risks discussed herein.

We cannot assure you that we will achieve or maintain profitability or that we will be able to continue as a going concern.

We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations beyond the next approximately ninety days. We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. In addition, as a public company, we will continue to incur increased accounting, legal, and other expenses which make it necessary for us to continue to raise additional working capital. Our efforts to grow our business may be costlier than expected, and we may not be able to generate sufficient revenue to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern, and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our business and otherwise implement our growth initiatives and strategies.

The financial statements included in this prospectus have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through sales of our securities, issuance of debt, and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

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We will need to raise additional capital in the future to fund our operations and execute our business plan, which may not be available on terms acceptable to us, or at all. Any fundraising involving the sale and issuance of equity securities can substantially dilute existing stockholders.

In the future, we will require additional capital to respond to technological advancements, competitive dynamics, customer demands, business opportunities, challenges, acquisitions, or unforeseen circumstances. We may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, we may also issue equity or equity-linked securities to current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could experience significant dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We may fail to successfully acquire or integrate new businesses, products, and technology, and we may not realize expected benefits, resulting in harm to the business.

We intend to continue growing our businesses, including through the acquisition of complementary businesses, products, or technologies rather than through internal development.

Identifying suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to identify suitable candidates or successfully complete identified acquisitions. In addition, completing an acquisition could divert our management and key personnel from our business operations, which could harm the business and affect financial results. Even if we complete an acquisition, we may not be able to successfully integrate newly acquired organizations, products, technologies, or employees into our operations or may not fully realize some of the expected synergies. An acquired company may have deficiencies in product quality, regulatory marketing authorizations or certifications, or intellectual property protections, which are not detected during due diligence activities or which are unasserted at the time of acquisition. It may be difficult, expensive, and time-consuming for us to re-establish market access, regulatory compliance, or cure such deficiencies in product quality or intellectual property protection in such cases, which may have a material adverse impact on our business, financial condition, or results of operations.

If our customers are unable to achieve widespread market acceptance of their products which incorporate our products, we may not be able to generate the revenue necessary to support our business.

The following factors, among others, may affect the level of market acceptance of our products:

●	the price of our customers’ products;
●	industry or user perceptions of the convenience, safety, efficiency and benefits of our products;
●	the effectiveness of sales and marketing efforts of our independent sales representative organizations and distributors;
●	the support and rate of acceptance of our products and solutions;
●	regulatory developments.

If we are unable to achieve or maintain market acceptance of its products, and if our products do not win widespread market acceptance, our business may be significantly harmed.

Our customers generally require our products to undergo a lengthy qualification process, which does not assure product sales. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

Prior to purchasing our products, our customers generally require that our products and solutions undergo extensive qualification processes, which involve testing of the products and solutions. This qualification process can take several months, and qualification of a product by a customer does not assure any sales of the product to that customer. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results may suffer.

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Markets for our 5G semiconductor products are still developing and may not develop at the speed and scale as expected.

The markets for our products designed for the 5G network are relatively new and still developing, which makes our business and future prospects difficult to evaluate, and thus the estimates and forecasts of total addressable market and serviceable addressable market are subject to significant uncertainty. We and our customers are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. Many of the wireless and wired applications we and our customers are working towards commercializing require complex technology and are subject to uncertainties with respect to, among other things, the heavy capital investment required to commercialize those applications, the competitive landscape, the rate of consumer acceptance and the impact of current or future regulations. Regulatory, safety or reliability developments, many of which are outside of our and our customers’ control, could also cause delays or otherwise impair commercial adoption of new technologies and solutions, which may adversely affect our growth.

As we develop our 5G semiconductor products, we face the risk that potential customers may not value or be willing to bear the cost of incorporating our products into their product offerings, particularly if they believe their customers are satisfied with prior offerings. If we are unable to sell our 5G semiconductor products and new generations of such products, the growth prospects of our 5G semiconductor products may be negatively affected.

If we are unable to execute our growth strategies effectively, our business may be materially and adversely affected.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies. In order to grow our business, we will need to continue to evolve and scale our business and operations to meet customer and market demand. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

●	attract new customers and grow our customer base;
●	sell additional products and services to our existing customers;
●	invest in our technology and product offerings;
●	effectively manage organizational change;
●	accelerate and/or refocus research and development activities;
●	increase sales and marketing efforts;
●	broaden customer support and services capabilities;
●	maintain or increase operational efficiencies;
●	implement appropriate operational and financial systems; and
●	maintain effective financial disclosure, controls and procedures.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner, and our business, financial condition, profitability and results of operations could be adversely affected.

The markets for our semiconductor products and solutions are highly competitive, and some market participants have substantially greater resources. We compete against both established competitors and new market entrants with respect to, among other things, cost, technology, and engineering resources.

The markets for semiconductor products and solutions are highly competitive. Our future success in commercializing our semiconductor products and solutions will depend on whether we can deliver the technology, products, and solutions solving our target customers’ engineering challenges and continue to develop semiconductor products and solutions in a timely manner. Additionally, it will depend on whether we can stay ahead of existing and new competitors. Some of our existing competitors and potential new competitors have longer operating histories, greater name recognition, more established customer bases, and significantly greater financial, technical, research and development, marketing, and other resources than we do. In some cases, our competitors may be better positioned to initiate or withstand substantial price competition. If we are not able to maintain favorable pricing for our products and solutions, our profit margin and profitability could suffer. Certain competitors may be better positioned to acquire competitive solutions and take advantage of acquisition or other similar expansion opportunities. Increased competition may result in pricing pressure and reduced margins, impeding our ability to increase the sales of our products or causing us to lose market share. Any of these outcomes will adversely affect our business, results of operations, and financial condition.

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Our non-wireless connectivity products and solutions are also subject to intense competition. If customer preferences change to demand more lower-priced products, our competitive advantage will be reduced.

The markets for our non-wireless and connectivity products and solutions are competitive and fragmented and are subject to changing technology and shifting customer needs. A number of vendors produce and market products and services that compete to varying extents with our offerings, and we expect this competition to intensify. Moreover, the rapid rate of technological change affecting the connectivity market could increase the chances that we will face competition from new products or services designed by companies with whom we do not currently compete.

Our future success will greatly depend on our ability to successfully introduce new products and solutions for our markets that meet the needs of our customers.

Our future success will depend on our ability to introduce new products and improve and enhance our existing products. In furtherance of these efforts, we expect to invest significantly in ongoing research and development. If we do not adequately fund our research and development efforts, or if our investments in research and development do not translate into material enhancements to our products, we may not be able to compete effectively, and our business, results of operations, and financial condition may be harmed.

Furthermore, given the rapidly evolving nature of the markets in which we compete, our products and technology could be rendered obsolete by alternative or competing technologies. The markets in which we operate are characterized by changing technology and evolving industry standards. We may not be successful in identifying, developing, and marketing products or systems that respond to rapid technological change, evolving technical standards, and systems developed by others. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers’ requirements, sales may suffer, and our growth prospects may be harmed.

The consolidation or vertical integration of our customers may adversely affect our financial results.

Our industry is characterized by the high costs associated with developing marketable semiconductor products and solutions as well as high levels of investment in production capabilities. As a result, the semiconductor industry has experienced, and may continue to experience, significant consolidation among companies and vertical integration among customers. Larger competitors resulting from consolidations may have certain advantages over us, including, but not limited to, substantially greater financial and other resources with which to withstand adverse economic or market conditions and pursue development, engineering, manufacturing, marketing, and distribution of their products; longer operating histories; presence in key markets; patent protection; and greater name recognition. In addition, we may be at a competitive disadvantage to our peers if we fail to identify attractive opportunities to acquire companies to expand our business. Consolidation among our competitors and integration among our customers could erode our market share, negatively impact our capacity to compete and require us to restructure our operations, any of which could have a material adverse effect on our business.

We generate a substantial portion of our revenues from one customer and expect that we will generate revenue from a limited number of customers in the near future; and the loss of any key customer could have a material adverse effect on its business.

From the commencement of our operations and through the year ended September 30, 2023, we generated substantially all of our revenues from the sale of our active optical cables products. During the year ended September 30, 2024, our acquisitions of EMI Solutions and RaGE Systems significantly diversified our products and our customer base. For the year ended September 30, 2024, sales to Leidos Holdings, Inc. accounted for approximately 40% of our net revenues and no other customer accounted for 10% or more of our net revenues. The loss of this customer would have a material adverse impact on our results of operations and financial condition.

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Our primary customers are organizations that sell product solutions for aerospace, military, defense, healthcare, and professional audio video applications. We have also engaged with several OEMs and ODMs in an effort to secure them as customers for our mmWave 5G ICs when the products are available for sale. If they do purchase our mmWave 5G ICs, we expect them to purchase these products on a purchase order basis when we complete development and commence sales, which is customary in the semiconductor industry.

We generally do not obtain long-term purchase commitments, and although most of our customer orders are non-cancellable, some customers may choose to unilaterally cancel their purchase order which may adversely impact our revenue and operating results.

With limited exceptions, we generally do not obtain long-term commitments with our customers. While a majority of our customers are not permitted to cancel their product orders, in some cases, customers may unilaterally cancel their orders, which may adversely impact our revenue and operating results.

Defects in our products or poor design and engineering solutions could result in lost sales and subject us to substantial liability.

If our products perform poorly, whether due to design, engineering, or other reasons, we could lose sales. In certain cases, if our products are found to be the component that leads to failure or a failure to meet the performance specifications of our customer, we could be required to pay monetary damages to our customer. A defect in any of our products could give rise to significant costs, including expenses relating to recalling the products, replacing defective items and writing down defective inventory as well as lead to the loss of potential sales. In addition, the occurrence of such defects may give rise to product liability claims, including liability for damages caused by such defects if our semiconductors or the consumer products based on them malfunction and result in personal injury or death. Such claims could result in significant costs and expenses relating to damages and attorneys’ fees. Moreover, since the cost of replacing defective semiconductor devices is often much higher than the value of the devices themselves, we may at times face damage claims from customers that are in excess of the amounts paid to us for products, including consequential damages. We may even be named in product liability claims where there is no evidence that our products caused the damage in question. We maintain insurance to protect against certain types of claims associated with the use of our products, but our insurance coverage may not adequately cover any such claims. In addition, even claims that ultimately are unsuccessful could result in expenditures of funds in connection with litigation and divert management’s time and other resources. We also may incur costs and expenses relating to a recall of one or more of our products. In addition, our products could be subject to recalls directly or indirectly through the recall of products of our customers in which our products may be embedded. The process of identifying recalled products that have been widely distributed may be lengthy and require significant resources, and we may incur significant replacement costs, contract damage claims from our customers, and significant harm to our reputation. The occurrence of these problems could result in the delay or loss of market acceptance of our products and could adversely affect our business, operating results, and financial condition.

We depend on third-party offshore manufacturers for producing several of our products, and in the event of a disruption in our supply chain, any efforts to develop alternative supply sources may take longer to take effect than anticipated.

We currently rely on offshore manufacturers to produce several of our products. We cannot be sure that these manufacturers will remain in business, or that they will not be purchased by one of our competitors. Our reliance on offshore manufacturers subjects us to a number of risks that include, among other things:

●	interruptions, shortages, delivery delays and potential discontinuation of supply as a result of any recurrence of pandemics such as COVID-19, or other reasons outside of our control;
●	political, legal and economic changes, crises or instability and civil unrest in the jurisdictions where our manufacturers’ plants are located, such as changes in China-Taiwan relations that may adversely affect our manufacturers’ operations in Taiwan;
●	currency conversion risks and exchange rate fluctuations; and
●	compliance requirements of U.S. customs and international trade regulations.

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Although our products could be produced by other manufacturers, any attempt to transition our supply arrangement to one or more other manufacturers could entail expense and could lead to delays in production. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties, we may encounter difficulty in meeting customer demands as we seek alternative sources of supply. If any of the risks discussed above materialize, costs could significantly increase, and our ability to meet demand for our products could be impacted.

Inflation and unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, such as the impact of health and safety concerns, recent and ongoing price inflation in the United States, foreign and domestic government sanctions, and other disruptions to global supply chains. A severe or prolonged economic downturn, whether due to inflationary pressures or otherwise, could result in a variety of risks to our business, including weakened demand for our products, or the inability to raise additional capital when needed on acceptable terms, or at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our products by our customers. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact us. If inflation increases, we may not be able to adjust prices sufficiently to offset the effect without negatively impacting our gross margin.

Furthermore, sustained uncertainty about, or worsening of, geopolitical tensions, including further escalation of the war between Russia and Ukraine, further escalation of the conflict between the State of Israel and Hamas, as well as further escalation of tensions between the State of Israel and various countries in the Middle East and North Africa, could result in a global economic slowdown and long-term changes to global trade. Any or all of these factors could negatively affect our business, results of operations, financial condition and growth.

If we are unable to manage expected growth in the scale and complexity of our operations, our performance may suffer.

If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial, and other systems and resources to manage our operations, continue our research and development activities, and, in the longer term, build a commercial infrastructure to support the commercialization of any of our products. Future growth would impose significant added responsibilities on members of our management. It is likely that our management, finance, development personnel, systems, and facilities currently in place may not be adequate to support this future growth. We need to effectively manage our operations, growth, and controls, and we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain enough numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale, and, accordingly, may not achieve our growth goals.

Our failure to comply with the laws and regulations to which we are subject could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our technology and products are subject to export control and import laws and regulations. The failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, civil or criminal penalties, or injunctions. Complying with import/export control and sanctions regulations may limit where, and with whom, we may do business. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

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Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in global political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment in the territories or countries where we may purchase, manufacture, or sell our products or conduct our business could adversely affect our business. In recent years, the United States has instituted or proposed changes in trade policies that include export control restrictions, the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, increased economic sanctions on individuals, corporations, or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business or plan to conduct business, including China, where we source materials for our connectivity products and package and test our semiconductor products. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

Our future success depends on our ability to retain key employees, and to attract, retain and motivate qualified personnel.

Our future depends, in part, on our ability to attract and retain key personnel, including engineers, technicians, machinists, and management personnel. For example, our research and development efforts rely on hiring and retaining qualified engineers. Competition for highly skilled engineers is extremely intense, and we may face difficulty in identifying and hiring qualified engineers in many areas of our business. Additionally, our future hinges on the continued contributions of our executive officers and other key management and technical personnel, each of whom would be challenging to replace. We do not maintain a key person life insurance policy on our chairman of the board, our chief executive officer, or our president and chief financial officer. The loss of the services of one or more of our senior executive officers or key personnel, or the inability to continue to attract qualified personnel, could potentially delay product development cycles or otherwise materially harm our business, results of operations, and financial condition.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise continue to fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, the insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions;
●	We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in the financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

●	We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in the financial statements and to ensure revenue transactions are recorded in the correct period.
●	We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value financing arrangements.
●	We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

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These material weaknesses resulted in adjustments to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, as well as the purchase price allocation for the business combination, as of and for the years ended September 30, 2022 and 2021; and, adjustments to stock-based compensation expense, accrued expenses, other current liabilities and the PIPE make-whole liability, as well as the purchase price allocations for our business combinations as of and for the interim periods ended December 31, 2023 and June 30, 2024, and as of and for the year ended September 30, 2024.

●	We did not design and maintain effective IT general controls for information systems that are relevant to the preparation of the financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to the financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

We have begun implementation of a plan to remediate these material weaknesses, which we expect will result in significant future costs for us.

We are working to remediate the material weaknesses as efficiently and effectively as possible. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs and will place significant demands on our financial and operational resources.

While we are designing and implementing measures to remediate our existing material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate any of the deficiencies in our internal control over financial reporting, or that we will not identify additional material weaknesses in our internal control over financial reporting in the future. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal control over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause us to fail to meet our reporting obligations. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses, our ability to record, process, summarize and report information within the time periods specified in the rules and forms of the SEC could be adversely affected, which, in turn, may adversely affect our reputation and business and the market price of our Class A Common Stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.

As a public company, we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act, or a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, in which case our independent registered public accounting firm could not issue an unqualified opinion related to the effectiveness of our internal control over financial reporting. If we continue to conclude that we have ineffective internal control over financial reporting and our independent registered public accounting firm is unable to issue an unqualified opinion related to the effectiveness of our internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Class A Common Stock.

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Our business could suffer in the event of a security breach involving our IT systems, intellectual property or other proprietary or confidential information.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems, and networks to conduct our business. The reliability and security of our information technology infrastructure and software, as well as our ability to expand and continually update technologies in response to changing needs, are critical to our operations. Any significant interruption in these applications, systems, or networks - such as new system implementations, computer viruses, cyberattacks, security breaches, facility issues, or energy blackouts - could result in misappropriation of our intellectual property or other proprietary or confidential information and could have a material adverse impact on our business, financial condition, and results of operations.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cybersecurity threats to their own systems. Any failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition, and results of operations.

Instituting and defending against intellectual property or other types of litigation and administrative proceedings could cause us to spend substantial resources, distract our personnel from their normal responsibilities, and have uncertain outcomes.

We have in the past been, are currently, and may in the future be involved in actual and threatened litigation, regulatory proceedings, and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with suppliers and customers, competitors, intellectual property disputes, government investigations, and stockholder litigation. In such matters, government agencies or private parties may seek to recover very large, indeterminate amounts of monetary damages or penalties from us, including, in some cases, treble or punitive damages. These types of litigation and proceedings could require significant management time and attention or could involve substantial legal liability. They could have a material adverse impact on our operating results and financial position, and our established reserves or our available insurance may not sufficiently mitigate this impact.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors. None of our directors are required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on the business.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements, which will increase our compliance costs.

Some of our potential customers, including those in the military and aerospace industries, may require us to comply with additional regulatory requirements. These additional regulations may impose added costs on our business and could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We are subject to the risk that we, our U.S. employees or employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

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Our intellectual property applications, including patent and trademark applications, may not be issued or granted or may take longer than expected to result in an issuance or grant, which may have a material adverse effect on our ability to enforce our intellectual property rights.

We have a number of patents and pending patent applications for our business. In addition, we have had both registered trademarks and pending trademark applications. We cannot be certain that our applications for patent and trademark protection will be successful, and even if issued or granted, we cannot guarantee that such patents or trademarks will provide meaningful protection of our intellectual property. In addition, we may not be able to file and/or prosecute all necessary or desirable applications for intellectual property registrations at a reasonable cost or in a timely manner or pursue or obtain protection in all relevant markets, which could adversely affect our business, prospects, financial condition and results of operations.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our business.

Our failure to protect our existing intellectual property rights may result in the loss of exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, and/or be enjoined from using such intellectual property.

We cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, our development, manufacturing, sales and distribution of such technology or products may be disrupted.

We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure that any of the patents we have filed or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others or that any of our pending or future patent applications will be issued with the breadth of claim coverage we seek, if issued at all.

Effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. For instance, it may be difficult for us to enforce certain of our intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights by filing unauthorized trademark applications in foreign countries to register our marks because of their familiarity with our business in the United States.

Some of our proprietary intellectual property is not protected by any patent or patent application, and, despite our precautions, it may be possible for third parties to obtain and use such intellectual property without authorization. We have generally sought to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been put in place in every instance. We cannot guarantee that these agreements adequately protect our trade secrets and other intellectual property or proprietary rights. In addition, we cannot ensure that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Furthermore, the steps we have taken and may take in the future may not prevent misappropriation of our solutions or technologies, particularly in respect of officers and employees who are no longer employed by us or in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

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We are subject to state, federal and international privacy and data protection laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

We are subject to state, federal and international privacy and data protection-related laws and regulations that impose obligations on us in connection with the collection, storage, use, processing, disclosure, protection, transmission, retention and disposal of personal, sensitive, regulated and confidential data. We also may be bound by contractual obligations relating to our collection, use and disclosure of personal, confidential and other data. While we strive to comply with all applicable privacy, data protection and information security laws and regulations, as well as our contractual obligations and applicable industry standards, such laws, regulations, obligations and standards continue to evolve and are becoming increasingly complex, which makes compliance challenging and expensive. Any failure or perceived failure by us to comply with laws, regulations, industry standards or contractual or other legal obligations relating to privacy, data protection or information security could have an adverse effect on our reputation, business, prospects, financial condition and results of operations.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the development and sale of our products, including engagement of employees and contractors.

We develop and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where the products are manufactured and assembled, as well as the locations where the products are sold. Since we sell products internationally and intend to significantly increase our sales as we commercialize our semiconductor products, this will be a complex process that will require continuous monitoring of regulations and an ongoing compliance process to ensure that we, and our suppliers and manufacturers, are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts our use of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

In the event that we are unable to regain compliance with Nasdaq’s continued listing standards, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Currently, our Class A Common Stock and the Public Warrants are traded on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution, and stock price levels. We are required to maintain a minimum market capitalization (generally $35 million) and a minimum number of holders of our listed securities (generally 400 public holders). On April 28, 2025, we received a delinquency notification letter (the “MVLS Notice”) from Nasdaq’s Listing Qualifications Staff (the “Staff”) due to the non-compliance with Nasdaq Listing Rule 5550(b)(2) as a result of our failure to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million. In addition, on April 28, 2025, we received a delinquency notification letter (the “Bid Price Notice”, together with the MVLS Notice, the “Notices”) from the Staff due to the non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The Notices stated that, as of their date, the stock price of the Class A Common Stock was below $1.00 and our MVLS was below $35 million, in each case for 30 consecutive business days. The Notices have no immediate effect on the listing or trading of our shares of Class A Common Stock on Nasdaq. We have a period of 180 calendar days or until October 27, 2025 (the “Compliance Period”), from receipt of each of the Notices to regain compliance. If we are not in compliance with the Minimum Bid Price Requirement by October 27, 2025, we may qualify for a second 180 calendar day compliance period. However, if we fail to timely regain compliance with the Minimum Bid Price Requirement during the second 180 calendar day period, or if we are not in compliance with the MVLS Requirement by October 27, 2025, our shares will be subject to delisting from Nasdaq. On May 20, 2025, the Company received a written notice from Nasdaq that the Company had regained compliance with the minimum MVLS requirement under Nasdaq Listing Rule 5550(b)(2).

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If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our Class A Common Stock is a “penny stock,” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Class A Common Stock and our Public Warrants are listed on Nasdaq, they are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The market price of our securities may be volatile.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Closing, there was no public market for the stock of Legacy Mobix or our Class A Common Stock. Although we have listed the Class A Common Stock on Nasdaq, an active trading market may not be sustained. If an active market for the Class A Common Stock is not sustained, it may be difficult for you to sell shares at an attractive price or at all.

The trading price of our securities is volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Price volatility may be greater if the public float and/or trading volume of the Class A Common Stock is low.

Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline. Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	success of competitors;
●	lack of adjacent competitors;
●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
●	changes in laws and regulations affecting our business;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Class A Common Stock available for public sale;
●	any significant change in our board of directors (the “Board”) or management;
●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism; and
●	changes in accounting standards, policies, guidelines, interpretations or principles.

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Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

If equity research analysts do not publish research or reports, or if they publish unfavorable research or reports about our company, our stock price and trading volume could decline.

The trading market for Class A Common Stock may be influenced by the research and reports that equity research analysts publish about us and our business. In the event we do have equity research analyst coverage, the information and opinions about our Class A Common Stock that is available to investors may be limited, which could reduce demand for our stock. The price of our stock could decline if one or more equity research analysts downgrade the stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports regularly, demand for our stock could decrease, which, in turn, could cause our stock price or trading volume to decline.

We are subject to changing laws and regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance and may adversely affect our business, and our results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, and our results of operations.

The dual class structure of our Common Stock has the effect of concentrating voting control with the holders of our Class B Common Stock, most of whom are our directors or management; this will limit or preclude your ability to influence corporate matters.

Our Class B Common Stock has ten votes per share and Class A Common Stock has one vote per share. Stockholders who hold shares of Class B Common Stock, including certain of our executive officers and directors and their affiliates, together hold a substantial majority of the voting power of our outstanding capital stock. Because of the ten-to-one voting ratio between the Class B Common Stock and the Class A Common Stock, the holders of Class B Common Stock collectively control a majority of the combined voting power of the Common Stock and therefore are able to control all matters submitted to our stockholders for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Transfers by holders of Class B Common Stock will generally result in those shares automatically converting to Class A Common Stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares of Class B Common Stock until the automatic conversion of the outstanding shares of Class B Common Stock into shares of Class A Common Stock after the seventh anniversary of December 21, 2023.

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Our management may experience difficulties with operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may experience difficulties with effectively managing and operating a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management our operations and growth. We believe that we will need to continue to seek additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States will require significant costs, and these may be greater than expected. We believe that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We may become subject to securities or class action litigation, which is expensive and could divert management’s attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments and/or could also subject us to significant liabilities.

We anticipate that our stockholders will experience dilution in the future.

The percentage of shares of Class A Common Stock owned by current stockholders will likely be diluted because of equity issuances for acquisitions, capital market transactions, or otherwise, including, without limitation, equity awards that we may grant to our directors, officers, and employees, exercise of warrants or meeting the conditions triggering the issuance of the Earnout Shares and conversion of Class B Common Stock. These issuances will have a dilutive effect on our earnings per share, which could adversely affect the market price of Class A Common Stock.

We are an “emerging growth company” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, our securities could be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company,” we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, we will be exempt from any rules that could be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or requiring a supplement to the auditor’s report on financial statements, we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we will not be required to hold non-binding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of Chavant, which occurred on July 19, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The exact implications of the JOBS Act are subject to interpretation and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find the Class A Common Stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find the Class A Common Stock less attractive as a result, there may be a less active trading market for the Class A Common Stock and our stock price may decline or become more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Because we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

You should not rely on an investment in the Class A Common Stock to provide dividend income. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements we may elect to utilize are likely to preclude us from paying dividends. As a result, capital appreciation, if any, of the Class A Common Stock will be your sole source of gain for the foreseeable future. Investors seeking cash dividends should not purchase our Class A Common Stock.

Future sales of our Class A Common Stock may cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Common Stock and may make it more difficult for investors to sell their shares of our Class A Common Stock at a time and price that investors deem appropriate.

On April 15, 2024, we filed a registration statement on Form S-8 under the Securities Act with the SEC to register shares of our Class A Common Stock that may be issued under our equity incentive plans from time to time, as well as any shares of our Class A Common Stock underlying outstanding options and restricted stock units (“RSUs”) that have been granted or promised to our directors, executive officers and other employees, all of which are subject to time-based vesting conditions. Shares registered under these registration statements will be available for sale in the public market upon issuance subject to vesting arrangements and exercise of options, as well as Rule 144 in the case of our affiliates.

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Furthermore, we have filed registration statements (the “Resale Registration Statements”) registering the resale of up to 38,240,486 shares of Class A Common Stock, which also includes shares issuable under outstanding convertible securities including outstanding warrants, options and shares of our Class B Common Stock, by certain of our stockholders. Sales of our Class A Common Stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our Class A Common Stock to fall and make it more difficult for you to sell shares of Class A Common Stock at a time and price that you deem appropriate.

Moreover, continuous sales of a substantial number of our shares of Class A Common Stock in the public market pursuant to the Resale Registration Statements, or the perception that these sales might occur, could depress the market price of our securities. The frequency of such sales could cause the market price of our securities to decline or increase the volatility in the market price of our securities.

We are unable to predict the effect that these sales, particularly sales by our directors, executive officers and significant stockholders, may have on the prevailing market price of our Class A Common Stock. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our Class A Common Stock in the public market, the trading price of our Class A Common Stock could decline significantly and make it difficult for us to raise funds through securities offerings in the future.

The outstanding warrants are exercisable for Class A Common Stock, and, if exercised, would increase the number of shares eligible for future resale in the public market and would result in dilution to our stockholders.

As of May 16, 2025, we have warrants outstanding, which are exercisable to purchase an aggregate of 18,088,400 shares of our Class A Common Stock for prices ranging from $0.01 to $5.79 per share (subject to adjustments as set forth in the applicable warrants). To the extent such warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Class A Common Stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Class A Common Stock.

Our Charter and Bylaws provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, and that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Our Charter and Bylaws provide, that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of us to us or the stockholders, (c) any civil action to interpret, apply or enforce any provision of the Delaware General Corporation Law, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants, provided, however, that the foregoing would not apply to any causes of action arising under the Securities Act or the Exchange Act; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, provided, however, that the foregoing will not apply to any action asserting claims under the Exchange Act; (iii) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of us will be deemed to have notice of and consented to these provisions; and (iv) failure to enforce the foregoing provisions would cause us irreparable harm, and it would be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Nothing in our Charter or Bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

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We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. If a court were to find the choice of forum provision that is contained in our Charter and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our current or former director, officer, other employee, agent, or stockholder to us, which may discourage such claims against us or any of our current or former director, officer, other employee, agent, or stockholder to Mobix Labs, which may discourage such claims against Mobix Labs or any of its current or former director, officer, other employee, agent, or stockholder to Mobix Labs and result in increased costs for investors to bring a claim.

Under the Amendment to the Warrant Agreement, claims that may be brought against us must be resolved by final and binding arbitration, which follows a set of procedures and may be more restrictive than litigation.

The amendment to the warrant agreement entered into by Chavant and Continental Stock Transfer, dated December 21, 2023 (the “Amendment to the Warrant Agreement”), provides that any dispute, controversy, or claim, whether in contract or tort, arising or relating to the Amendment to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California, before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us, and instead, will be required to pursue such claims through a final and binding arbitration proceeding.

The Amendment to the Warrant Agreement provides that such arbitration proceedings would generally be administered by JAMS and conducted in accordance with the rules and policies set forth in the JAMS Comprehensive Arbitration Rules and Procedures. These rules and policies may provide significantly more limited rights than litigation in a federal or state court. The mandatory arbitration provisions of the Amendment to the Warrant Agreement may discourage warrant holders from bringing, and attorneys from agreeing to represent such parties in, claims against us. Any person or entity purchasing or otherwise acquiring or holding any interest in the warrants shall be deemed to have notice of and to have consented to the mandatory arbitration provisions.

The mandatory arbitration provisions in the Amendment to the Warrant Agreement do not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder. We believe the provisions of the Amendment to the Warrant Agreement are enforceable under both federal and state law, including with respect to federal securities law claims; however, there is uncertainty as to their enforceability, and it is possible that they may ultimately be determined to be unenforceable.

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Delaware law and provisions in the Charter and the Bylaws could make a takeover proposal more difficult.

●	Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware could discourage, delay, defer, or prevent a merger, tender offer, proxy contest, or other change of control transaction that a stockholder may consider favorable, including those attempts that might result in a premium over the market price for our Class A Common Stock. Among other things, the Charter and Bylaws include provisions that:
●	provide for a dual class common stock structure, which provides the holders of Class B Common Stock, most of whom are our management, with the ability to control the outcome of matters requiring stockholder approval, even if they collectively own significantly less than a majority of the shares of Mobix Labs’ outstanding Class A Common Stock and Class B Common Stock;
●	provide for a classified board of directors with staggered, three-year terms, which could delay the ability of stockholders to change the membership of a majority of the Board;
●	provide that so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding will be entitled to elect three members of the board of directors (“Class B Directors”) and for so long as there are three Class B Directors, each class will contain no more than one Class B Director;
●	prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	provide for the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director not elected by the holders of a class or series of capital stock of Mobix Labs or pursuant to the Charter, which prevents stockholders from being able to fill vacancies on the Board;
●	permit the Board to issue shares of common stock and preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights of the preferred stock, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	prohibit stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders, provided that any action to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting and by written consent;
●	require that special meetings of stockholders be called (a) solely by the Chairperson of the Board, the Chief Executive Officer, or the President of Mobix Labs or by the Mobix Labs Board, and (b) by the Board upon the written request (made in accordance with the Charter and Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs, which may delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	provide advance notice requirements for nominations for election to the Board (other than directors elected by the holders of any class or series of capital stock of Mobix Labs pursuant to the Charter, initially being the Class B Directors) or for proposing matters that can be acted upon by stockholders at annual meetings of stockholders (other than matters on which the holders of any class or series of capital stock of Mobix Labs are entitled to vote on as a single class pursuant to the Charter), which could preclude stockholders from bringing matters before annual meetings of stockholders and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company;
●	require a supermajority vote of stockholders to amend certain provisions of the Charter or the Bylaws; and
●	provide the right of the Board to make, alter or repeal the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt.

These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in the Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding Class A Common Stock from engaging in certain business combinations without approval of the holders of substantially all of the Class A Common Stock. Any provision of our Charter or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for Class A Common Stock.

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We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby rendering your warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of our Class A Common Stock equals or exceeds $9.06 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, and for certain issuances of Class A Common Stock and equity-linked securities for capital-raising purposes) for any 20 trading days within a 30 trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date we give notice of redemption. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from warrant registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of the outstanding Public Warrants could force you to (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) accept the nominal redemption price, which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Public Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

We may amend the terms of the Public Warrants in a manner that may be adverse to warrant holders. As a result, the exercise price of your Public Warrants could be increased, the Public Warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened, and the number of shares of Class A Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of a warrant holder.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or shares, shorten the exercise period, or decrease the number of Class A Common Stock purchasable upon exercise of a Public Warrant.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A Common Stock by the Selling Stockholders. Certain of the shares offered hereby are issuable upon the exercise of the Warrants. Upon exercise of such Warrants for cash, we will receive the applicable cash exercise price paid by the holders of the Warrants for gross proceeds of approximately $9.6 million (assuming the full exercise of the Warrants). However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

In addition, upon exercise of any of the Existing Warrants for cash and in accordance with the Engagement Letter entered into in connection with the July 2024 Private Placement, we are obligated to pay HCW cash fees aggregating 8% of the gross exercise price and issue to HCW, the Private Placement Warrants to purchase up to 201,439 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our common stock underlying the Existing Warrants).

We intend to use any proceeds received by us from the cash exercise of the Warrants, if any, for working capital, potential future acquisitions of complementary businesses, products, services, or technologies, and general corporate purposes. However, we have no current understandings, agreements or commitments for any specific material acquisitions at this time. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. Our ability to continue funding our existing and future operations is not dependent upon receiving cash proceeds from the exercise of any Warrants.

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MARKET PRICE OF THE CLASS A COMMON STOCK AND DIVIDENDS

Market Price of the Class A Common Stock

The Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively.

On May 19, 2025, the last sale price of the Class A Common Stock and the Public Warrants as reported on Nasdaq were $0.8288 per share and $0.0999 per warrant, respectively.

As of May 16, 2025, there were 51,433,431 shares of Class A Common Stock outstanding held of record by 275 holders, 2,004,901 shares of Class B Common Stock outstanding held of record by 5 holders and Public Warrants to purchase 6,000,000 shares of Class A Common Stock outstanding held of record by 1 holder. The number of record holders does not include The Depository Trust Company participants or beneficial owners holding shares or Public Warrants through banks, brokers, other financial institutions or other nominees.

Dividend Policy

We have never paid any cash dividends on the Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of the Board. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that the Board will declare any dividends in the foreseeable future.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unless otherwise expressly stated or defined or unless the context otherwise requires, defined terms included below have the same meaning as terms defined and included elsewhere in the prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 presents the consolidated results of operations of Mobix Labs after giving pro forma effect to Mobix Labs’ acquisition (the “Acquisition”) of EMI Solutions which Mobix Labs completed on December 18, 2023, as if the Acquisition had occurred on October 1, 2023. The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” No unaudited pro forma condensed combined statement of operations is presented for the six months ended March 31, 2025 because Mobix Labs’ historical condensed consolidated statement of operations for the six months ended March 31, 2025 reflects the acquisition of EMI Solutions. No unaudited pro forma condensed combined balance sheet is presented because Mobix Labs’ historical unaudited condensed consolidated balance sheet as of March 31, 2025 reflects the acquisition of EMI Solutions.

The historical financial information of Mobix Labs was derived from its audited financial statements as of and for the years ended September 30, 2024 and 2023 included elsewhere in this prospectus. The historical financial information of EMI Solutions was derived from the unaudited financial statements of EMI Solutions for the period from October 1, 2023 to December 18, 2023 not included herein. This information should be read together with the Company’s historical financial statements, the financial statements of EMI Solutions, Inc. for the years ended June 30, 2023, and 2022, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations is for informational purposes only. It does not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All amounts presented are in thousands, except numbers of shares and per share amounts.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended September 30, 2024

(in thousands, except share and per share amounts)

	Year ended September 30, 2024	October 1, 2023 to December 18, 2023				Year ended September 30, 2024
	Mobix Labs (Historical)	EMI Solutions (Historical)	Transaction Accounting Adjustments	Adjustment		Pro Forma Combined
Net revenue	$6,442	$767	$—			$7,209
Cost of revenue	3,890	415	—			4,305
Gross profit	2,552	352	—			2,904

Operating expenses:
Research and development	5,779	—	—			5,779
Selling, general and administrative	41,835	255	139	4	(A)	42,229
Impairment of long-lived assets	1,333	—	—			1,333
Income (loss) from operations	(46,395)	97	(139)			(46,437)

Interest expense	1,582	—	—			1,582
Change in fair value of earnout liability	(31,879)	—	—			(31,879)
Change in fair value of PIPE make-whole liability	(830)	—	—			(830)
Change in fair value of SAFEs	10	—	—			10
Merger-related transaction costs expensed	4,009	—	—			4,009
Private placement costs	2,894	—	—			2,894
Other non-operating losses, net	282	—	—			282
Income (loss) before income taxes	(22,463)	97	(139)			(22,505)
Income tax benefit	(2,429)	—	—			(2,429)
Net and comprehensive income (loss)	(20,034)	97	(139)			(20,076)
Deemed dividend from warrant price adjustment	661	—	—			661
Net income (loss) available to common stockholders	$(20,695)	$97	$(139)			$(20,737)
Net loss per share of Class A and Class B Common Stock:
Basic	$(0.73)					$(0.72)
Diluted	$(0.75)					$(0.75)
Weighted-average common shares outstanding:
Basic	28,419,593		208,273	4	(B)	28,627,866
Diluted	29,483,021		208,273	4	(B)	29,691,294

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NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Acquisition of EMI Solutions

On December 18, 2023, Mobix Labs completed the Acquisition when it acquired all of the issued and outstanding common shares of EMI Solutions, which was accounted for as a business combination. Consideration for the Acquisition consisted of 964,912 shares of Legacy Mobix Labs’ common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at the time of the consummation of the Acquisition and $1,000 was paid in January 2024, with the remainder payable in quarterly installments through June 2025.

2. Basis of Pro Forma Presentation

Mobix Labs’ historical consolidated statement of operations for the year ended September 30, 2024 includes the results of operations of EMI Solutions for the period from December 19, 2023 to September 30, 2024. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 combines the historical consolidated statement of operations of Mobix Labs for the year ended September 30, 2024 with the historical unaudited statement of operations of EMI Solutions for the period from October 1, 2023 to December 18, 2023.

Mobix Labs and EMI Solutions did not have any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined statements of operations do not include any costs associated with any integration or restructuring activities resulting from Acquisition. In addition, the unaudited pro forma condensed combined statements of operations do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

The unaudited pro forma condensed combined statement of operations is for informational purposes only and does not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the period presented, or which may be realized in the future.

All amounts presented are in thousands, except numbers of shares and per share amounts.

3. Accounting Policies and Reclassifications

The unaudited pro forma condensed statements of operations have been compiled in a manner consistent with the accounting policies adopted by Mobix Labs. The accounting policies of EMI Solutions were not materially different from those of Mobix Labs.

4. Pro Forma Adjustments

The pro forma adjustments are based on the information currently available and the assumptions and estimates which Mobix Labs believes to be reasonable.

Given the Mobix Labs’ history of net losses and the valuation allowance recorded against its deferred tax assets, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment.

The adjustments made in preparing the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 are as follows:

A.	To increase amortization expense relating to the identified intangible assets recognized in connection with the Acquisition by $139, as if such amortization had begun on October 1, 2023. The intangible assets consist of customer relationships, backlog and trade names having an aggregate fair value of $4,900 as of the date of the Acquisition. The intangible assets are being amortized over their estimated useful lives, ranging from one year to fifteen years.
B.	To reflect the issuance of 964,912 shares of Legacy Mobix Labs’ common stock as consideration for the Acquisition, as if such shares had been issued on October 1, 2023.

5. Net Loss per Share

Pro forma basic and diluted net loss per share of Class A and Class B Common Stock is calculated using Mobix Labs’ historical weighted average shares outstanding, adjusted to reflect the issuance of additional shares in connection with the Acquisition, as if those shares had been issued on October 1, 2023.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOBIX LABS

The following discussion of our financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the related notes thereto included in this prospectus. Certain information included in this discussion contains forward-looking statements that involve numerous risks and uncertainties. Our actual results may differ materially from those projected or implied by the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. All amounts presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mobix Labs” are in thousands, except numbers of shares and per share amounts.

Overview

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, RF, switching and EMI filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and mmWave 5G communications, mmWave imaging, software defined radio and custom RF ICs targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero AOCs are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the Merger pursuant to the Business Combination Agreement, by and among Chavant, Merger Sub, and Legacy Mobix. In connection with the Closing of the Merger, Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and HiRel technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive IP portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

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In 2021, we completed the acquisition of substantially all of the assets including IP of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and IP included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications-including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors-and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

Recent Developments

Private Placement

April 2025 Offering

On April 4, 2025, we entered into the April 2025 Purchase Agreement with the Investor. Pursuant to the April 2025 Purchase Agreement, on April 7, 2025, we issued 3,850,000 shares of Class A Common Stock and the Pre-Funded Warrant in a Registered Direct Offering (constituting part of the 2025 Offering). The public offering price for each share was $0.8202 and the public offering price for each pre-funded warrant was $0.8201. Simultaneous with the Registered Direct Offering, the Company conducted a private placement as part of the 2025 Offering and issued the Common Warrants to purchase up to 4,876,860 shares of our Class A Common Stock. The Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and may be exercised at any time. The Common Warrants are exercisable after stockholder approval of the issuance of the shares of Class A Common Stock underlying the Common Warrants and will expire five years after stockholder approval.

Roth acted as the exclusive placement agent for us in connection with the 2025 Offering. In the 2025 Offering, we received net proceeds of $3.2 million, after payment of Roth’s fees and expenses. As compensation for the 2025 Offering, we paid to Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the 2025 Offering. In addition, we also issued to Roth (or its designees) to purchase up to 682,760 shares of Class A Common Stock equal to 7.0% of aggregate number of Class A Common Stock issued in the 2025 Offering at an exercise price of $0.8202.

The Placement Agent Warrants issued to Roth are exercisable upon receipt of stockholder approval, will expire on April 4, 2030, and are not transferable for 180 days (i.e. before October 1, 2025) beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement).

In connection with the 2025 Offering, we also amended the outstanding Existing Warrants, issued in connection with the 2024 Private Placement and reduced the exercise price of the Existing Warrants from $1.39 per share to $0.8202 per share. We also extended the term of the Series B warrants from January 3, 2026 to April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030.

In the April 2025 Purchase Agreement, we agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto until 60 days after the stockholder approval date, subject to certain exceptions. In addition, we agreed not to effect or enter into an agreement to effect any issuance of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock involving a variable rate transaction (as defined in the April 2025 Purchase Agreement) until August 29, 2025, subject to certain exceptions.

July 2024 Private Placement

In connection with the 2024 Private Placement, on July 22, 2024, we entered into the July 2024 Purchase Agreement with the Investor. Pursuant to the July 2024 Purchase Agreement, we issued the pre-funded warrants to purchase up to 2,877,698 unregistered shares of our Class A Common Stock. We also issued the Existing Warrants to purchase an aggregate of 5,755,396 shares of our Class A Common Stock. We received gross proceeds from the 2024 Private Placement of $4 million, before payment of fees and expenses to HCW of $415,000. In August 2024, the Investor exercised the pre-funded warrant in full.

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The Existing Warrants (comprised of Series A warrants and Series B warrants to purchase up to 2,877,698 shares of Class A Common Stock each) have an exercise price of $0.8202. The Existing Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants at an exercise price of $0.8202. The Series A Warrants will expire on January 3, 2030 and the term of the Series B warrants which was originally set to expire on January 3, 2026, has been amended pursuant to the April 2025 Purchase Agreement and will now expire on April 3, 2026, as described in further detail above. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030.

HCW acted as the exclusive placement agent for us in connection with the 2024 Private Placement pursuant to the Engagement Letter. As compensation in connection with the 2024 Private Placement, we paid HCW a cash fee equal to 7.0% of the gross proceeds of the 2024 Private Placement, a management fee equal to 1.0% of the gross proceeds of the 2024 Private Placement and non-accountable expenses in the amount of $85,000. In addition, pursuant to the Engagement Letter, we issued warrants to HCW granting HCW the right to purchase up to 201,439 shares of our Class A Common Stock. These warrants became exercisable beginning on the effective date of stockholder approval, which was obtained on January 3, 2025.

Moreover, in accordance with the Engagement Letter, upon exercise for cash of the Existing Warrants, we are obligated to pay HCW cash fees aggregating 8% of the gross exercise price and issue to HCW, warrants to purchase up to 201,439 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our Class A Common Stock underlying the Existing Warrants).

Acquisition of RaGE Systems Inc.

On May 21, 2024, we completed the previously announced acquisition of RaGE Systems. RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

Aggregate consideration for the acquisition of RaGE Systems consisted of 3,214,045 shares of our Class A Common Stock, having a fair value of $7,682 at the closing date, and $2,000 in cash. We also entered into employment agreements with each of the RaGE Systems stockholders. The RaGE Systems stockholders will also be entitled to receive possible earn-out payments of up to $8,000 over eight fiscal quarters, payable in a combination of cash and shares of our Class A Common Stock, based upon the satisfaction of certain financial metrics and continued employment with us. The RaGE Systems business combination agreement also provides the RaGE Systems stockholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Acquisition of EMI Solutions, Inc.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 964,912 shares of Legacy Mobix common stock and $2,200 in cash. We valued the common stock at $8,856, based on the fair value of the Legacy Mobix common stock at the time of the acquisition.

Financing Activities

During the six months ended March 31, 2025, we had additional financing activity, consisting of the issuance of notes payable, agreements for the sale and purchase of future receipts and sales of shares of our Class A Common Stock. See “Liquidity and Capital Resources,” below, and our unaudited condensed consolidated financial statements for further details.

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The Merger

We accounted for the Merger as a reverse recapitalization. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a majority of the voting power of our common stock upon consummation of the Merger and having the ability to nominate the majority of our board of directors, Legacy Mobix’ senior management comprising our senior management, and Legacy Mobix’ operations comprising our ongoing operations. Accordingly, for accounting purposes, our financial statements represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. We recognized the net assets of Chavant as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Our operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant at the time of the Closing were treated as issuances of securities by us upon the consummation of the Merger.

As a result of the Merger, we raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. Our Class A Common Stock and Public Warrants began trading on Nasdaq under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

Results of Operations

Comparison of the Three Months and Six Months Ended March 31, 2025 and 2024

(dollars in thousands)	Three months ended March 31,		Change
	2025	2024	$	%

Net revenue	$2,511	$1,145	$1,366	119%
Cost of revenue	1,491	952	539	57%
Gross profit	1,020	193	827	428%

Operating expenses:
Research and development	719	1,397	(678)	(49)%
Selling, general and administrative	8,129	7,358	771	10%

Loss from operations	(7,828)	(8,562)	734	(9)%

Interest expense	274	248	26	10%
Change in fair value of earnout liability	(2,220)	(5,174)	2,954	(57)%
Change in fair value of warrants	(3,283)	(106)	(3,177)	nm %
Change in fair value of PIPE make-whole liability	—	(3,336)	3,336	(100)%
Other non-operating (gains) losses, net	(303)	1,575	(1,878)	(119)%

Loss before income taxes	(2,296)	(1,769)	(527)	30%
Income tax benefit	(5)	(16)	11	(69)%

Net loss and comprehensive loss	$(2,291)	$(1,753)	$(538)	31%

“nm” indicates amount is not meaningful.

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(dollars in thousands)	Six months ended March 31,		Change
	2025	2024	$	%

Net revenue	$5,680	$1,430	$4,250	297%
Cost of revenue	2,973	1,281	1,692	132%
Gross profit	2,707	149	2,558	nm

Operating expenses:
Research and development	1,330	2,959	(1629)	(55)%
Selling, general and administrative	23,835	23,021	814	4%

Loss from operations	(22,458)	(25,831)	3,373	(13)%

Interest expense	485	1,105	(620)	(56)%
Change in fair value of earnout liability	(280)	(29,938)	29,658	(99)%
Change in fair value of warrants	(625)	(46)	(579)	nm
Change in fair value of PIPE make-whole liability	—	(432)	432	(100)%
Merger-related transaction costs expensed	—	4,009	(4,009)	(100)%
Other non-operating losses, net	99	1,585	(1,486)	(94)%

Loss before income taxes	(22,137)	(2,114)	(20,023)	947%
Income tax (benefit)	(7)	(1,296)	1,289	(99)%

Net loss and comprehensive loss	$(22,130)	$(818)	$(21,312)	nm

“nm” indicates amount is not meaningful.

Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the six months ended March 31, 2025 and 2024). Sales and other taxes we collect, if any, are excluded from net revenue. We include shipping and handling fees we bill to customers as part of net revenue. We include shipping and handling costs associated with outbound freight in cost of revenue. Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of orders from our customers, product mix, competition, global economic conditions, and other factors.

Our net revenue was $2,511 for the three months ended March 31, 2025 compared to $1,145 for the three months ended March 31, 2024, an increase of $1,366 or 119%. The increase principally reflects the addition of sales of our wireless systems solutions, which we acquired in our May 2024 acquisition of RaGE Systems, partly offset by lower sales of interconnect products and AOCs.

For the six months ended March 31, 2025, our net revenue was $5,680 compared to $1,430 for the six months ended March 31, 2024, an increase of $4,250 or 297%. The increase principally reflects the addition of sales of our wireless systems solutions (acquired in our May 2024 acquisition of RaGE Systems) and increased sales of our interconnect products (acquired in our December 2023 acquisition of EMI Solutions), partly offset by lower sales of AOCs.

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Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services for the assembly, testing and shipping products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in engineering services or the manufacture or sourcing of products, facility costs and depreciation.

Cost of revenue was $1,491 for the three months ended March 31, 2025 compared to $952 for the three months ended March 31, 2024, an increase of $539 or 57%. The change principally reflects the addition of sales of our wireless systems solutions and interconnect products as discussed above.

Cost of revenue was $2,973 for the six months ended March 31, 2025 compared to $1,281 for the six months ended March 31, 2024, an increase of $1,692 or 132%. The change principally reflects the addition of sales of our wireless systems solutions and, to a lesser extent, lower sales of interconnect products and AOCs.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $719 for the three months ended March 31, 2025 compared to $1,397 for the three months ended March 31, 2024, a decrease of $678 or 49%. The decrease principally reflects lower costs for outside services, lower stock-based compensation expense and lower employee compensation and benefits resulting from the workforce and cost reduction actions taken during the fiscal year ended September 30, 2024. These decreases were partly offset by the addition of research and development expenses of the businesses we acquired during fiscal year 2024.

Research and development expenses were $1,330 for the six months ended March 31, 2025 compared to $2,959 for the six months ended March 31, 2024, a decrease of $1,629 or 55%. The decrease principally reflects lower costs for outside services, lower stock-based compensation expense and lower employee compensation and benefits resulting from the workforce and cost reduction actions taken during the fiscal year ended September 30, 2024. These decreases were partly offset by the addition of research and development expenses of the businesses we acquired during fiscal year 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $8,129 for the three months ended March 31, 2025 compared to $7,358 for the three months ended March 31, 2024, an increase of $771. The increase reflects higher stock-based compensation expense, a $573 charge for estimated amounts payable under the RaGE Earn-out, losses on the disposal of assets and the addition of selling, general and administrative expenses of the businesses we acquired during fiscal 2024. These amounts were partly offset by lower compensation and benefits and lower outside professional fees.

Selling, general and administrative expenses were $23,835 for the six months ended March 31, 2025 compared to $23,021 for the six months ended March 31, 2024, an increase of $814. The increase reflects a $2,219 charge for estimated amounts payable under the RaGE Earn-out, the addition of selling, general and administrative expenses of the businesses we acquired during fiscal 2024 and increased stock-based compensation expense. These amounts were partly offset by lower compensation and benefits and decreases in outside professional fees and insurance costs. Stock based-compensation expense for the six months ended March 31, 2024 included the impact of certain awards whose vesting is contingent on both the completion of the Merger and the satisfaction of a service condition. Upon completion of the Merger, we recognized a “catch-up” of stock-based compensation expense of $10,858 for the portion of the service period that had elapsed from the date of the awards through December 31, 2023. During the six months ended March 31, 2025, we recognized additional stock-based compensation expense of $6,917 resulting from the acceleration of certain stock-based compensation awards.

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Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $274 for the three months ended March 31, 2025 compared to $248 for the three months ended March 31, 2024, an increase of $26 or 10%. The increase principally reflects higher interest rates on outstanding borrowings.

Interest expense was $485 for the six months ended March 31, 2025 compared to $1,105 for the six months ended March 31, 2024, a decrease of $620 or 56%. The decrease principally reflects higher costs in the six months ended March 31, 2024 for the value of warrants to purchase shares of our common stock that we issued in connection with borrowings.

Change in Fair Value of Earnout Liability

In connection with the Merger, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options will be entitled to receive an additional aggregate 3,500,000 shares of our Class A Common Stock based on the achievement of trading price targets following the Closing over a seven-year earnout period. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period. Additional information relating to the earnout liability can be found in the notes to our unaudited condensed consolidated financial statements included herein.

We estimated the fair value of the earnout liability as of the Closing of the Merger at $33,559. As of March 31, 2025, none of the conditions for the issuance of any earnout shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $1,400. As a result of changes in the estimated fair value of the liability, we recognized non-cash gains of $2,220 and $5,174, respectively, for the three months ended March 31, 2025 and 2024 and non-cash gains of $280 and $29,938, respectively, for the six months ended March 31, 2025 and 2024. The changes in the estimated fair value of the earnout liability are principally due to changes in price of our Class A Common Stock during the respective periods.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize additional losses or gains in our statements of operations and comprehensive loss, the amounts of which may be substantial.

Change in Fair Value of Warrants

We account for the PIPE Common Warrants and the Private Warrants as liabilities because they do not meet the derivative scope exception for contracts in our own stock. We estimate the aggregate fair value of the 5,755,396 PIPE Common Warrants using the Black-Scholes option-pricing model. As of March 31, 2025, we adjusted the carrying amount of the liability for the PIPE Common Warrants to its estimated fair value of $1,202. As a result of changes in the fair value of the PIPE Common Warrants, for the three months and six months ended March 31, 2025 we recognized non-cash gains of $3,227 and $607, respectively.

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At the time of Closing, we estimated the aggregate fair value of the 3,000,000 Private Warrants using the Black-Scholes option-pricing model and recognized a liability of $150. As of March 31, 2025, all of the Private Warrants remained outstanding and we adjusted the carrying amount of the liability to its estimated fair value of $312. As a result of changes in the estimated fair value of the liability, we recognized non-cash gains (losses) of $56 and $(420), respectively, for the three months ended March 31, 2025 and 2024 and non-cash gains (losses) of $18 and $(480), respectively, for the six months ended March 31, 2025 and 2024. The gains and losses are included in “Change in fair value of warrants” in the unaudited condensed consolidated statements of operations and comprehensive loss. Additional information relating to the PIPE Common Warrants and the Private Warrants can be found in the notes to our unaudited condensed consolidated financial statements included herein.

The fair value of the PIPE Common Warrants and the Private Warrants is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the PIPE Common Warrants and the Private Warrants, and we may be required to recognize additional losses or gains in our statements of operations and comprehensive loss, the amounts of which may be substantial.

Change in Fair Value of PIPE Make-Whole Liability

In connection with the Merger, we agreed to issue additional shares of our Class A Common Stock to the holders of 2,454,737 shares of our Class A Common Stock in the event that the volume-weighted average price per share of our Class A Common Stock in the event that the VWAP per share of the Class A Common Stock during a specified adjustment period is less than $10.00 per share. The specified adjustment period ended on August 30, 2024 and the Company issued 1,052,029 shares of its Class A Common Stock in settlement of the liability for the Make-Whole Shares.

We accounted for the Make-Whole Shares as liability-classified instruments because the events that determined the number of Make-Whole Shares issuable included events that were not solely indexed to our common stock. At the time of Closing, we estimated the aggregate fair value of the liability for the Make-Whole Shares using a Monte Carlo simulation model and recorded a liability of $2,071. As a result of subsequent changes in the fair value of the liability, we recorded non-cash gains of $3,336 and $432, respectively, for the three months and six months ended March 31, 2024, which are included in “Change in fair value of PIPE make-whole liability” in the unaudited condensed consolidated statements of operations and comprehensive loss.

Other Non-Operating (Gains) Losses, Net

For the three months ended March 31, 2025, other non-operating gains, net of $(303) principally consist of a gain from the decrease in the fair value of a derivative liability and gains on the conversion of certain accounts payable into shares of our Class A Common Stock. For the six months ended March 31, 2025, other non-operating losses, net of $99 principally consist of a loss recognized upon the conversion of the outstanding principal balance of a note payable and accrued interest thereon into shares of our Class A Common Stock.

For the three months and six months ended March 31, 2024, other non-operating losses, net principally consist of commitment and other fees of $1,575 payable under the committed equity facility.

Income Tax (Benefit)

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the three months and six months ended March 31, 2025, and for the three months ended March 31, 2024, our provision (benefit) for income taxes differs from an amount calculated based on statutory tax rates principally due to our recording a valuation allowance against the net operating losses we generated during the period because we did not expect that the deferred tax asset arising from our pretax book losses would be realized in the future.

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For the six months ended March 31, 2024, we recognized an income tax benefit of $1,296. In connection with our acquisition of EMI Solutions, we recognized additional deferred tax liabilities of $1,084 associated with acquired intangible assets. Based on the availability of these tax attributes, we determined that we expect to realize a greater portion of our existing deferred tax assets and for the six months ended March 31, 2024 we recognized an income tax benefit of $1,296, principally resulting from reductions of the valuation allowance previously recorded against our deferred tax assets.

Comparison of the Fiscal Year Ended September 30, 2024 and 2023

(dollars in thousands)	Year ended September 30,		Change
	2024	2023	$	%
Net revenue	$6,442	$1,224	5,218	426%
Cost of revenue	3,890	1,620	2,270	140%
Gross profit	2,552	(396)	2,948

Operating expenses:
Research and development	5,779	11,044	(5,265)	(48)%
Selling, general and administrative	41,835	24,104	17,731	74%
Impairment of long-lived assets	1,333	-	1,333	nm %
Loss from operations	(46,395)	(35,544)	(10,851)	31%

Interest expense	1,582	3,355	(1,773)	(53)%
Change in fair value of earnout liability	(31,879)	-	(31,879)	nm
Change in fair value of PIPE make-whole liability	(830)	-	(830)	nm
Change in fair value of SAFEs	10	655	(645)	(98)%
Merger-related transaction costs expensed	4,009	-	4,009	nm
Private placement costs	2,894	-	2,894	nm
Other non-operating losses, net	282	-	282	nm
Loss before income taxes	(22,463)	(39,554)	17,091	(43)%
Provision (benefit) for income taxes	(2,429)	67	(2,496)	nm
Net loss and comprehensive loss	$(20,034)	$(39,621)	$19,587	(49)%

“nm” indicates amount is not meaningful.

Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the years ended September 30, 2024 and 2023). Sales and other taxes we collect, if any, are excluded from net revenue. We account for all shipping and handling as fulfillment activities and we recognize shipping revenue and any related costs concurrently with the related product revenues. Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of orders from our customers, product mix, competition, global economic conditions, and other factors.

Our net revenue was $6,442 for the year ended September 30, 2024 compared to $1,224 for the year ended September 30, 2023, an increase of $5,218 or 426%. The increase principally reflects the addition of sales of our interconnect products, which we acquired in our December 2023 acquisition of EMI Solutions, and our wireless systems solutions, which we acquired in our May 2024 acquisition of RaGE Systems.

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Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services for the assembly, testing and shipping products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in engineering services or the manufacture or sourcing of products, facility costs and depreciation.

Cost of revenue was $3,890 for the year ended September 30, 2024 compared to $1,620 for the year ended September 30, 2023, an increase of $2,270 or 140%. The change principally reflects the addition of sales of our interconnect products and wireless systems solutions as discussed above.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $5,779 for the year ended September 30, 2024 compared to $11,044 for the year ended September 30, 2023, a decrease of $5,265 or 48%. The decrease principally reflects lower employee compensation and benefits, lower costs for outside services and lower stock-based compensation expense resulting from the headcount reductions and other cost reduction actions we initiated during the fourth quarter of our fiscal year ended September 30, 2023. These decreases were partly offset by the addition of research and development expenses of the businesses we acquired during fiscal year 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $41,835 for the year ended September 30, 2024 compared to $24,104 for the year ended September 30, 2023, an increase of $17,731 or 74%. The increase principally reflects higher stock-based compensation expense and increased costs for outside services and insurance. The increase also reflects the addition of selling, general and administrative expenses of the businesses we acquired during fiscal 2024 and a $2,985 charge for estimated amounts payable under the RaGE Earnout in connection with our acquisition of RaGE Systems.

The increase in stock-based compensation expense principally related to certain awards whose vesting is contingent on both the completion of the Merger and the satisfaction of a service condition. Prior to the Merger, we did not recognize any expense for these awards because completion of the Merger and vesting of the awards was not probable. Upon completion of the Merger, we concluded that the vesting of these awards was probable, and during the year ended September 30, 2024 we recognized stock-based compensation expense of $20,634 for the portion of the service period that had elapsed from the grant date of the awards through September 30, 2024. This charge was partly offset by a $2,242 reduction of stock-based compensation expense we recognized in connection with the modification of a portion of these RSUs in connection with a separation of employment. We expect to recognize the remaining $26,868 cost of these awards ratably over the period through their vesting dates, which extend to December 2027.

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Impairment of Long-Lived Assets

During the year ended September 30, 2024, as a result of declining sales of AOCs and strategic decisions on investment across our product groups, we tested the related long-lived assets for possible impairment. Based on our test, we concluded that the carrying value of the AOCs asset group exceeded its estimated fair value, and we recorded an impairment charge of $1,333 to write down the carrying value of the long-lived assets (consisting of developed technology and customer relationships). We estimated the fair value of the AOC asset group using a discounted cash flow model.

Interest Expense

Interest expense consists of cash and non-cash interest on our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $1,582 for the year ended September 30, 2024 compared to $3,355 for the year ended September 30, 2023, a decrease of $1,773 or 53%. The decrease principally reflects higher costs during the year ended September 30, 2023 for the value of warrants to purchase shares of our common stock that we issued in connection with borrowings.

Change in Fair Value of Earnout Liability

In connection with the Merger, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options will be entitled to receive an additional aggregate 3,500,000 shares of our Class A Common Stock based on the achievement of trading price targets following the Closing over a seven-year earnout period. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period. Additional information relating to the earnout liability can be found in the notes to our consolidated financial statements included herein.

We estimated the fair value of the earnout liability as of the Closing of the Merger at $33,559. As of September 30, 2024, none of the conditions for the issuance of any Earnout Shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $1,680. As a result of the decrease in the liability subsequent to the Closing we recognized a non-cash gain of $31,879 for the year ended September 30, 2024. The decrease in the estimated fair value of the earnout liability was principally due to the decrease in price of our Class A Common Stock between the Closing and September 30, 2024.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock in the period subsequent to the Closing, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize losses or gains in our statements of operations and comprehensive loss, the amounts of which may be material.

Change in Fair Value of PIPE Make-Whole Liability

In connection with the Merger, we agreed to issue additional shares of our Class A Common Stock to the holders of 2,454,737 shares of our Class A Common Stock in the event that the volume-weighted average price per share of our Class A Common Stock during a specified period is less than $10.00 per share. In such a case, we would be obligated to issue up to 1,052,030 additional shares of our Class A Common Stock. We accounted for the make-whole shares as liability-classified instruments because the events that determined the number of make-whole shares we were ultimately obligated to issue were not solely indexed to our common stock and we remeasured the PIPE make-whole liability to its estimated fair value at the end of each reporting period. Additional information relating to the PIPE make-whole liability can be found in the notes to our consolidated financial statements included herein.

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We estimated the fair value of the PIPE make-whole liability as of the Closing of the Merger at $2,071. In August 2024, we settled the PIPE make-whole liability through the issuance of 1,052,029 shares of our Class A Common Stock having a fair value of $1,241 at the time of settlement. As a result of the change in the fair value of the PIPE make-whole liability subsequent to the Closing, we recognized a non-cash gain of $830 for the year ended September 30, 2024.

Change in Fair Value of SAFEs

We evaluated the SAFEs and concluded that the SAFEs are classified as liabilities in the consolidated balance sheets. We initially recorded the SAFEs at their fair value and remeasured the SAFEs to fair value at each subsequent reporting date. We estimated the fair value of the SAFEs immediately prior to the Merger was $1,522. In connection with the Merger, all of the outstanding SAFEs, representing an original purchase amount of $1,000, were converted into shares of our Class A Common Stock and the $1,522 fair value of the SAFEs was credited to equity, with no further gain or loss recognized.

For the years ended September 30, 2024 and 2023, we recognized non-cash losses of $10 and $655, respectively, resulting from increases in the fair value of the SAFEs. As of September 30 2024, no SAFEs remain outstanding.

Private Placement Costs

For the year ended September 30, 2024, private placement costs of $2,894 consisted of the excess of the fair value of warrants issued in the Private Placement over the gross proceeds received, the fair value of the Placement Agent Warrants issued and the cash fees paid to the placement agent. We did not recognize any private placement costs during the year ended September 30, 2023.

Other Non-Operating Losses, Net

For the year ended September 30, 2024, other non-operating losses, net of $282 principally consisted of commitment and other fees of $1,577 incurred under the committed equity facility, offset by net non-cash gains of $1,415 resulting from the change in the fair value of liability-classified warrants to purchase shares of our Class A Common Stock. We did not recognize any other non-operating losses, net during the year ended September 30, 2023.

Provision (Benefit) for Income Taxes

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the year ended September 30, 2024, we recognized an income tax benefit of $2,429. In connection with our acquisitions of EMI Solutions and RaGE Systems, we recognized additional deferred tax liabilities of $2,666 associated with acquired intangible assets. Based on the availability of these tax attributes, we determined that we expect to realize a greater portion of our existing deferred tax assets and for the year ended September 30, 2024 we recognized income tax benefits of $2,432, principally resulting from reductions of the valuation allowance previously recorded against our deferred tax assets.

For the year ended September 30, 2023, we recognized a provision for income taxes of $67. For the year ended September 30, 2023, we did not recognize any tax benefit related to our pretax book loss of $39,554 because we did not expect that the deferred tax asset arising from our net operating losses would be realized in the future.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

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We have incurred operating losses and negative cash flows as a result of our ongoing investment in product development and other operating expenses we incur. We expect to continue to incur operating losses and negative cash flows from operations associated with research and development expenses, selling, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

Cash Flows

The following table summarizes our unaudited condensed consolidated cash flows for the six months ended March 31, 2025 and 2024.

	Six months ended March 31,		Change
	2025	2024	$
Net cash used in operating activities	$(1,516)	$(11,689)	$10,173
Net cash used in investing activities	(16)	(1,150)	1,134
Net cash provided by financing activities	2,047	15,743	(13,696)
Net increase in cash	515	2,904	$(2,389)
Cash, beginning of period	266	89
Cash, end of period	$781	$2,993

Operating Activities

For the six months ended March 31, 2025, net cash used in operating activities was $1,516, which included the impact of our net loss of $22,130, offset by net non-cash charges of $14,028 and net decreases in working capital items of $6,586. The net non-cash charges principally consisted of stock-based compensation expense of $13,154 for stock options and restricted stock units and $1,124 of depreciation and amortization expense. The net working capital decrease principally consisted of increases in accounts payable and accrued expenses together with decreases in accounts receivable and inventory.

For the six months ended March 31, 2024, net cash used in operating activities was $11,689, which included the impact of our net loss of $818 and net non-cash credits of $11,807, partly offset by net decreases in working capital items of $936. The net non-cash credits principally consisted of the $29,938 gain on the change in fair value of the earnout liability, a $432 gain on the change in the fair value of the PIPE make-whole liability and a deferred income tax benefit of $1,296, partially offset by stock-based compensation expense of $14,146 for stock options and restricted stock units, $4,009 of Merger related transaction costs expensed, $884 of expense for the issuance of warrants in connection with borrowings and $866 of depreciation and amortization expense. The net working capital decrease principally consists of an increase in accounts payable.

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Investing Activities

Net cash used in investing activities of $16 for the six months ended March 31, 2025 consisted of payments for the acquisition of property and equipment.

Net cash used in investing activities of $1,150 for the six months ended March 31, 2024 principally consisted of payments for the acquisition EMI, net of acquired cash.

Financing Activities

Net cash provided by financing activities for the six months ended March 31, 2025 of $2,047 consisted of $600 in proceeds from the issuance of common stock, and $1,725 in proceeds under agreements for the purchase and sale of future receipts and the issuance of a note payable and proceeds of $15 from the exercise of warrants to purchase shares of the Company’s Class A Common Stock. These amounts were partially offset by principal payments on notes payable of $119 and the payment of deferred consideration of $174 for the acquisition of a business.

Net cash provided by financing activities for the six months ended March 31, 2024 of $15,743 consisted of the $21,014 proceeds from the Merger and PIPE, $3,286 in proceeds from the issuance of common stock, and $446 in proceeds from issuance of notes payable and convertible notes. These amounts were partially offset by the payment of merger-related transaction costs of $6,796 and $2,207 of principal payments on notes payable (including payments of $1,030 on notes payable—related parties.

The following table summarizes our consolidated cash flows for the years ended September 30, 2024 and 2023:

(dollars in thousands)	Year ended September 30,		Change
	2024	2023	$
Net cash used in operating activities	$(18,388)	$(14,626)	$(3,762)
Net cash used in investing activities	(1,108)	(633)	(475)
Net cash provided by financing activities	19,673	15,170	4,503
Net increase (decrease) in cash	177	(89)	$266
Cash, beginning of period	89	178
Cash, end of period	$266	$89

Operating Activities

For the year ended September 30, 2024, net cash used in operating activities was $18,388, which included the impact of our net loss of $20,034 and net non-cash credits of $3,206, partly offset by net decreases in working capital items of $4,852. The net non-cash credits principally consisted of the $31,879 gain on the change in fair value of the earnout liability and a deferred income tax benefit of $2,432, partially offset by stock-based compensation expense of $21,383 for stock options and restricted stock units, $4,009 of Merger related transaction costs expensed, $2,894 of non-cash private placement costs, $2,015 of depreciation and amortization expense and impairment of long-lived assets of $1,333. The net working capital decrease principally consists of an increase in accounts payable, accrued expenses and other liabilities, partly offset by an increase in accounts receivable.

For the year ended September 30, 2023, net cash used in operating activities was $14,626, which included the impact of our net loss of $39,621, partly offset by net non-cash charges of $20,353 and net decreases in working capital items of $4,642. The net non-cash charges principally consisted of the $15,476 of stock-based compensation expense for stock options and restricted stock units, $2,983 of expense for the issuance of warrants in connection with borrowings, a $655 loss on the change in the fair value of the SAFEs and $1,290 of depreciation and amortization expense. The net working capital decrease principally consists of increases in accounts payable and accrued expenses.

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Investing Activities

Net cash used in investing activities of $1,108 for the year ended September 30, 2024 consisted of payments for the acquisition EMI Solutions and RaGE, net of acquired cash, and payments of $44 for the acquisition of property and equipment.

Net cash used in investing activities of $633 for the year ended September 30, 2023 consisted of payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2024 of $19,673 consisted of the $21,014 proceeds from the merger and PIPE, $3,529 in proceeds from the issuance of common stock, the $3,585 proceeds from the sale of warrants in the Private Placement, $1,648 in proceeds from issuance of notes payable and convertible notes (including $450 from notes payable-related parties) and proceeds of $229 from the exercise of stock options and warrants. These amounts were partially offset by the payment of merger-related transaction costs of $6,946, principal payments of $3,212 on notes payable (including payments of $1,463 on notes payable-related parties) and the payment of deferred consideration of $174 for the acquisition of a business.

Net cash provided by financing activities for the year ended September 30, 2023 of $15,170 consisted of $13,513 in proceeds from the issuance of common stock, $3,136 in proceeds from the issuance of notes payable and convertible notes (including proceeds of $630 from notes payable-related parties) and $909 in proceeds from the exercise of common stock warrants, partially offset by principal payments on notes payable of $1,455 (including payments of $630 on notes payable-related parties) and the payment of merger-related transaction costs of $933.

Liquidity

As of September 30, 2024, our cash balance was $266 compared to $89 at September 30, 2023. We had a working capital deficit of $20,836 as of September 30, 2024 compared to a working capital deficit of $19,593 at September 30, 2023. As of March 31, 2025, our cash balance was $781 compared to $266 at September 30, 2024. We had a working capital deficit of $27,225 as of March 31, 2025 compared to a working capital deficit of $20,836 at September 30, 2024.

As of March 31, 2025, our debt consists of notes payable with an aggregate amount of $2,103 and 7% promissory notes—related parties with an aggregate principal amount of $2,495. Of these amounts, notes having an aggregate principal amount of $1,624 have reached their maturity date and are currently due. The remainder require weekly or monthly payments in varying amounts through September 2026.

Our total liabilities as of March 31, 2025 were $36,192 compared to $33,558 as of September 30, 2024. The increase in our total liabilities is principally due to a $1,593 increase in accounts payable, a $1,175 increase notes payable and a $467 increase in the liability for the RaGE Earn-out.

Other commitments include (i) non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $1,755 payable over the next three years, (ii) unpaid commitment and other fees of $1,575 payable in connection with the committed equity facility, (iii) deferred purchase consideration of $2,323 related to our acquisitions of EMI Solutions and RaGE Systems, payable at various dates through June 2025, and (iv) potential payments of up to $5,752 under the RaGE Earn-out, payable at various dates through March 2026.

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Going Concern

We incurred a loss from operations of $22,458 for the six months ended March 31, 2025, and we incurred losses from operations of $46,395 and $35,544 for the years ended September 30, 2024 and 2023, respectively. As of March 31, 2025, we had an accumulated deficit of $126,587. We have historically financed our operations through the issuance and sale of equity securities and the issuance of debt. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund our continuing operations, product development plans and capital expenditure requirements, to service our debt obligations and to make strategic investments. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations beyond the next approximately ninety days.

While we will seek to raise additional capital, we cannot assure you that we will be able to obtain financing on acceptable terms, or at all, to provide the necessary interim funding to continue our operations and satisfy our obligations. If we raise funds by issuing equity securities, dilution to our existing stockholders may result. Any equity securities we issue may also provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we will not be able to continue operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Critical Accounting Policies and Estimates

The preparation of our financial statements and related disclosures in accordance with U.S. GAAP requires that we make judgments, assumptions and estimates that affect the amounts reported in the consolidated financial statements.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. Some of our accounting policies require that we make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. We base our estimates and judgments on historical experience, current economic and industry conditions and other factors that we believe to be reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

Our most critical accounting estimates include the assumptions we use in the determination of the fair value of the earnout liability, the fair value of the PIPE make-whole liability, the fair value of common stock, stock-based compensation, the fair value of liability-classified warrants, the provision for income taxes, the accounting for business combinations and the measurement of definite-lived intangible assets and goodwill.

Fair Value of Earnout Liability

We account for the Earnout Shares as liability-classified instruments because the events that determine the number of shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock. We remeasure the earnout liability to its estimated fair value at the end of each reporting period.

We estimate the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates.

	March 31, 2025	September 30, 2024
Stock price	$0.89	$1.06
Expected volatility	75%	70%
Risk-free rate	4.0%	3.6%
Contractual term	6.7 years	7.2 years

Fair Value of Common Stock

The fair value of our common stock affects the accounting for, and measurement of, a number of transactions, including awards of stock-based compensation, sales of our common and preferred stock or warrants to purchase our common stock and business combinations. For periods subsequent to the Merger, we determine the fair value of our common stock based on quoted market prices. For periods prior to the Merger, there was no public market for our common stock and we determined the fair value of our common stock considering a number of objective and subjective factors, including: third-party valuations of our common stock, the valuation of comparable companies, sales of our common stock to outside investors in arms-length transactions, our forecasted financial performance, operational developments and milestones, the lack of marketability of our common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. We determined the fair value of our common stock in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The assumptions underlying our valuations represented our best estimates, which involve inherent uncertainties and the application of judgment. As a result, if factors or expected outcomes had changed, or if we had used significantly different assumptions or estimates, our stock-based compensation expense and equity-based valuations or the value of the business we acquired could have been materially different.

Stock-Based Compensation

Our stock-based compensation awards include stock options and restricted stock units. In some cases, other equity transactions, such as the sale of warrants to purchase our common stock are accounted for as equity-classified awards granted to employees. In each case, we must determine the fair value of the equity-based awards.

We estimate the fair value of stock options and warrants to purchase our common stock using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The Black-Scholes option pricing model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;
●	the exercise price;
●	the risk-free interest rate;
●	the expected term;
●	expected stock price volatility over the expected term; and
●	the expected annual dividend yield.

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We recognize the fair value of each stock option award as compensation expense on a straight-line basis over the requisite service period, which is typically four years. We have elected to account for forfeitures as they occur and initially record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, we will reverse previously recognized stock-based compensation expense in the period the award is forfeited.

Our restricted stock units entitle the holder to receive a number of shares of our common stock. The majority of our restricted stock units are subject to both service-based vesting conditions and performance conditions. We establish the fair value of each restricted stock unit based on the grant-date fair value of the underlying shares of our common stock. Our accounting for restricted stock units also requires that we evaluate the probability of achievement of applicable performance conditions. When we conclude that the achievement of a performance condition is not probable, we do not recognize any compensation cost for the restricted stock unit. We continually reevaluate the probability of achievement of performance conditions. If we subsequently determine the achievement of a performance condition is probable, we will be required to record a “catch-up” of previously unrecognized stock-based compensation expense, subject to any applicable time-based vesting.

We have also issued warrants to purchase common stock to employees and service providers in exchange for services to us and we determined that those warrants should be accounted for as equity-classified awards. We determined the fair value of these warrants at the date of issuance using the Black- Scholes option pricing model, based on the variables and assumptions discussed above, and recognized the fair value as stock-based compensation expense in our consolidated statements of operations and comprehensive loss.

We classify stock-based compensation expense in our consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s salary and related costs are classified or in which the award recipient’s service payments are classified. In future periods, we expect stock-based compensation expense to increase, due in part to our existing unrecognized stock-based compensation expense and as we grant additional stock-based awards to continue to attract and retain employees.

Provision for Income Taxes

We account for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We recognize the effect of a change in tax laws on deferred tax assets and liabilities in our results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized.

We recognize liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. We measure the amount of tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Changes in recognition or measurement of an uncertain tax position are reflected in our statements of operations in the period in which the change in estimate occurs, based on new information not previously available.

Business Combinations

We allocate the purchase price of an acquisition to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that we make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although we believe the assumptions and estimates we use to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, the expected costs to develop acquired technology into commercially viable products and the estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. We derive the discount rates used to discount expected future cash flows to present value using a weighted-average cost of capital analysis adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of these assumptions, estimates or actual results.

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Intangible Assets and Goodwill

We have definite-lived acquisition-related intangible assets consisting of developed technology, customer relationships, tradenames and backlog. We record amortization expense associated with each definite-lived acquisition-related intangible asset based on its estimated useful life. We also review our acquisition-related intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes our regular review of our operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the acquisition-related intangible assets.

We perform impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of the acquisition-related intangible asset is determined by comparing the forecasted undiscounted cash flows attributable to such acquisition-related intangible asset, including any cash flows upon their eventual disposition, to its carrying value. If the carrying value of the acquisition-related intangible asset exceeds the forecasted undiscounted cash flows, then the acquisition-related intangible asset is written down to its fair value.

We also have goodwill totaling $16,066 as of March 31, 2025, which represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized, but we test goodwill for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

We assess all relevant qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the assessment indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, we would perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, we will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit.

Our impairment tests require the use of judgment, including the identification of, and assignment of assets and liabilities to, asset groups and/or reporting units and the determination of fair values of asset groups or reporting units. We also must make significant assumptions and estimates, including the amount and timing of future cash flows, discount rates, asset fair values and the expected useful lives of the acquisition-related intangible assets. To make these judgments and estimates, we may use internal undiscounted cash flow estimates, quoted market prices (if available) or other available data.

We did not recognize any impairment charges during the six months ended March 31, 2025 and 2024. However, future cash flows may vary from what was expected, or assumptions and estimates we use in the fair value calculations may change. Any such changes in assumptions or estimates could change the estimates of future cash flows we use to estimate fair values and could result in a decline in the estimated fair value of related assets. Such a decline in our estimates of the fair values of assets may result in future impairment charges.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

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BUSINESS

Company Overview

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, RF, switching and EMI filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and mmWave 5G communications, mmWave imaging, software defined radio and custom RF ICs targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero AOCs are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, we consummated the Merger pursuant to the Business Combination Agreement, by and among Chavant, Merger Sub, and Legacy Mobix. In connection with the Closing of the Merger , Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

We were founded with the goal of simplifying the development and maximizing the performance of wireless mmWave 5G products by designing and developing high performance, cost-effective and ultra-compact semiconductor components and solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions in diverse industry sectors, including aerospace, military, defense, medical and HiRel technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive IP portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

In 2021, we completed the acquisition of substantially all of the assets including intellectual property of Cosemi, an Irvine, California-based global supplier of high-speed connectivity solutions. The acquired products and intellectual property included a broad range of AOCs and optical engines that deliver optimal connectivity to a wide range of applications-including home entertainment, gaming, augmented reality and virtual reality, video conferencing, medical, mobile devices and monitors-and built the foundation for our current connectivity business. We believe the patented cable technology and AOC optical chip solutions from Cosemi along with our innovative wireless semiconductor technologies provide more opportunities in the wireless C-Band and mmWave 5G market as the need for faster, more reliable data transmission becomes ever more apparent, whether it is for the data center, infrastructure, home entertainment or consumer electronics market.

On December 18, 2023, we completed the acquisition of EMI Solutions when we acquired all of the issued and outstanding common shares of EMI Solutions. EMI Solutions is a manufacturer of interconnect products, including electromagnetic interference filtering products for aerospace, military, defense and medical applications. We believe the acquisition of EMI Solutions complements our existing product offerings, expanded our customer base and allows us to deliver solutions that address a wider variety of applications and markets. Consideration for the acquisition of EMI Solutions consisted of 964,912 shares of Legacy Mobix common stock and $2,200 in cash. We valued the common stock at $8,856, based on the fair value of the Legacy Mobix common stock at the time of the acquisition. Additional details of our accounting for our acquisition of EMI Solutions are included in the notes to our consolidated financial statements included herein.

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On May 21, 2024, we completed the acquisition of RaGE Systems. RaGE Systems designs, develops and manufactures wireless systems solutions, including products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. We believe the acquisition of RaGE Systems expands our expertise in wireless communications and will allow us to deliver solutions that address a wider variety of applications and markets.

Aggregate consideration for the acquisition of RaGE Systems consisted of 3,214,045 shares of our Class A Common Stock having a fair value of $7,682 at the closing date, and $2,000 in cash. We also entered into employment agreements with each of the RaGE Systems stockholders. The RaGE Systems stockholders will also be entitled to receive possible earn-out payments of up to $8,000 over eight fiscal quarters, payable in a combination of cash and shares of our Class A Common Stock, based upon the satisfaction of certain financial metrics and continued employment with us. The RaGE Systems business combination agreement also provides the RaGE Systems stockholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Our leadership team is comprised of industry veterans with prior experience at premier semiconductor and connectivity companies, including Microsemi Corporation (which was acquired by Microchip Technology Inc.), Skyworks Solutions, Inc., Maxim Integrated Products, Inc. (which was acquired by Analog Devices Inc.), Qorvo, Inc., STMicroelectronics N.V., MaxLinear, Inc., Qualcomm Incorporated, Macom Technology Solutions Holdings, Inc. and Texas Instruments Incorporated, and our leadership team has significant experience and insight into growing advanced technology companies and executing strategic acquisitions to accelerate growth. Our engineering team is highly skilled in radio frequency, analog and mixed-signal technologies and has prior experience spearheading development of RF solutions that are widely used in existing wireless systems and devices.

Industry Overview

Wireless Systems Solutions - Our wireless systems solutions address several growth markets in the electronics industry-communications, sensing and detection and microelectronics. We expect these markets will continue to expand, driven by a number of factors.

●	Communications - The demand for mobile and fixed data continues to grow at exponential rates. The evolution of wireless communications standards has enabled many data intensive applications, such as video streaming, online conferencing and social media. Moreover, we believe ongoing deployment of applications for artificial intelligence (“AI”), alternative reality (“AR”), virtual reality (“VR”), autonomous vehicles, and industrial Internet of Things (“IoT”) sensors, will compound the strain on the current generation of wireless networks, necessitating higher bandwidth and more efficient communication networks. The next generation of wireless communications, including 5G and beyond, is expected to revolutionize the way data is transferred around the world. With data speeds up to 20 Gb/s coupled with ultra-low latency, or minimal delays in the transmission of data, the potential applications for 5G can be significantly more extensive than for earlier generations of wireless communications. There is also increasing interest in energy efficient, standards-based infrastructure. Wireless systems operators around the world have experienced increased operating costs due to the increasing cost of energy. We believe the need for highly power efficient solutions is particularly important for operators who provide coverage in rural, infrastructure constrained markets. We expect these demands create opportunities to develop new communication solutions for both domestic and international markets.
●	Sensing and Detection - Demand for single and multiband sensing and detection solutions continues to grow across several market areas. In the security market, radio RF and mmWave imaging is used to sense and detect concealed objects in closed parcels or under clothes. The medical market uses a variety of non-visual spectrum to sense and detect a variety of conditions such as skin cancers or internal tumors and their compositions. Using RF, mmWave and infrared (“IR”) technologies, we can sense and detect flaws in building materials including concrete, wooden beams and other structural materials to determine the viability and safety of infrastructure. These applications use a combination of multi-spectral sensors, higher performance microelectronics, machine learning and AI and general computing for systems.

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●	Microelectronics - The specification, design and manufacture of very small electronic designs and components and circuits drives most electronics growth in the modern electronics industry. Higher mobility, lower costs and greater energy efficiency drive innovations in communications, automotive, medical, sensing and other applications for the consumer commercial electronics, industrial electronics and aerospace and defense electronics markets. Microelectronics covers application specific integrated circuits (“ASIC”), RFIC and system on chip (“SoC”) IC designs. It also includes devices such as multi-chip modules (“MCMs”) and multi-chiplet modules (“McMs”). The trends now are to drive microelectronics to have global connectivity options and included capabilities for machine learning and AI.

Interconnect Products - Our interconnect products address the global EMI filter market which we believe is experiencing significant growth due to the increasing demand for noise reduction in electronic devices. The growing complexity of electronic systems and the proliferation of communication technologies are driving the market growth.

Our EMI filtering devices are designed to reduce electromagnetic interference and allow for effective functioning of electronic communication systems. We believe the increasing complexity of aerospace and defense systems will drive greater demand for electromagnetic interference filters in the military and aerospace sectors. The increasing use of unmanned aerial vehicles and other advanced technology solutions has also fueled market growth.

Our high-reliability EMI filters are designed to consistently meet or exceed performance requirements and are vitally important to any industry with a high cost of failure. For example, our military, aerospace, and healthcare customers utilize our products for the accurate transmission and reception of signals required to ensure soldier, aircraft and patient safety or achieve mission success. Currently, our EMI filtering products are widely used in various applications and industries, including aerospace, military, defense and healthcare.

Connectivity - The demand for high bandwidth and low latency connections is expected to extend from wireless to wired connections for many current and next generation applications. Many professional audio/video (“Pro A/V”) systems, such as video conferencing, are capitalizing on the advantages of AOC connections to provide a high bandwidth, uncompressed high-definition signal with low latency over greater distances. We believe the push to include 5G connectivity in the Pro A/V and other markets of mission-critical applications, such as for autonomous vehicles and remote medicine, has already begun and will be a significant opportunity.

Market Opportunity

As a global provider of a diverse portfolio of advanced capability products, we believe that we are well positioned to capitalize upon the strong growth trends within the consumer commercial, industrial, automotive, medical, aerospace and defense markets worldwide. We believe our technology, products, and acquisition strategy will serve as strong bases for growth in the markets we currently serve as well as enable us to penetrate new markets globally. We believe our ability to develop and produce market-leading products and services coupled with our deep knowledge of our customers and end markets will enable us to expand our domestic and international market share and continue to offer our customers high-value solutions.

Consumer Commercial - Customer premise equipment requires the high bandwidth and low latency capabilities of 5G technology. This has created opportunities in existing and emerging markets beyond the traditional mobile handset and consumer electronics markets being served by 4G LTE. Data intensive applications from mobile high definition 4K and 8K streaming to wireless AR/VR are expected to drive the demand for high-performance, compact and cost-effective solutions that enable next generation connectivity, creating opportunities for the application of our wireless solutions.

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Industrial - Securing sensitive areas such as airports, ports of entry, government offices and data centers as well as other public spaces is a major growth area due to the lack of system level solutions and companies with the capabilities to service these markets. We believe this presents an opportunity for us and our capabilities in the design, testing and manufacturing of multi-band, multi-spectral systems integrated with data processing and AI with machine leaning. We believe our unique position supplying the largest systems integrator of these types of solutions domestically offers us an opportunity to develop new capabilities and enter new markets.

We expect that carriers will need to deploy dense networks of mmWave 5G small cells and repeaters in dense urban applications in order to maintain coverage and quality of service. In rural applications, the emphasis is on coverage and efficiency of the infrastructure in energy constrained deployments. We believe these factors present significant opportunities for us. Each small cell and/or repeater will require multiple chips to meet the necessary output power and coverage requirements. Rural cells will require energy efficient designs which utilize AI to meet capacity and coverage while minimizing power consumption. We believe our design capabilities, IP, and products position us to be a strong supplier at both ends of the communications infrastructure market.

Satellite Communications - With the proliferation of satellite enabled devices there is an industry push to converge broadband low earth orbit satellite communications (“LEO SATCOM”) with terrestrial 5G and other technologies. LEO SATCOM applications can provide lower latency and greater global coverage compared to geosynchronous satellite applications. On the ground terminal side, having a broadband satellite connection as a backup will allow many devices from handsets and laptops to connected cars to have more stable connections. As the world becomes more and more connected, we believe our True5G mmWave 5G ICs (currently in development) and LEO SATCOM connectivity will be an attractive solution for keeping consumers connected anywhere in the world.

Automotive - We expect that emerging mission-critical applications will rely on the low latency capabilities of wireless mmWave 5G technology. For example, self-driving, autonomous vehicles require a reliable, high-bandwidth, high-speed signal with the lowest latency possible to enable communication with other vehicles and networks and decision-making in real time. We expect the universal frequency coverage of our True5G ICs will allow automotive system suppliers to develop a single SKU solution that can be installed on any car worldwide. We seek to offer the ability to integrate 5G connectivity to existing systems through working with partners and system integrators for the automotive market. AOC connections are also being explored to provide high-speed, high-bandwidth and electromagnetic interference-free connectivity with low latency and much lighter weight when compared to existing copper cables.

Medical - Ultra-low latency connections in the medical industry are expected ultimately to allow doctors and surgeons to operate and treat patients remotely in true real time without any noticeable lag. Our 5G mmWave ICs are designed to enable these broadband connections with the low latency. We see opportunities to use our AOCs to connect surgical robots and cameras to remote monitors. AOC technology allows signals to be transferred from the camera to the monitor with a fully uncompressed signal with low latency and be galvanically isolated (i.e., free from electromagnetic interference). Moreover, sensing and detection solutions for medical applications, which are less invasive for patients and more cost effective for providers, are in increasing demand. RF, mmWave, IR and other sensor types can be combined through microelectronics with AI and machine learning to detect and identify potential areas in and on the body for more detailed examination. We believe our knowledge, IP and industry partnerships can help us leverage new designs and products in this market area.

Aerospace and Defense - We offer a variety of products that support the needs of end-user customers in the aerospace and defense and HiRel markets, including our wireless systems solutions and interconnect products. Key end customers, including the U.S. military, have expressed a need for high-speed, reliable and secure communications links for various applications, including the “Connected Soldier” and “Connected Battlefield” in the Internet of Military Things, which includes sensing and computing devices worn by soldiers, embedded in combat suits and helmets. High bandwidth connectivity utilized in a private network is increasingly expected to allow the military to track, monitor and manage assets in the field in real time, enhancing market demand for high-performance, reliable and cost-effective solutions, which our products are designed to be.

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Products

Wireless Systems Solutions - Our wireless systems solutions products and services address three key markets-communications, sensing and detection, and microelectronics.

●	Communications - We provide both products and services for communications applications. Typically, we contract with customers to specify, design, prototype and validate products for markets in which our customers have an established position. We offer a highly skilled, multi-functional, knowledgeable team and we have significant industry know-how that cuts across every system aspect. Once the prototypes or trial units have been fielded, we seek to enter into a supply contract to build, test, ship and maintain products for our customer. In 2024 we launched our SMART™ Edge device-a software-manageable autonomous radio transceiver and an innovative appliance optimized for deployment at the network edge. This device is software programmable for a variety of applications such as RF spectrum analysis, RF broadcast node, transition base station and other custom applications.
●	Sensing and Detection - We provide a custom designed product and a variety of services for sensing and detection applications. In security technology systems for airports, ports and borders, we work with a market leader and provide a key mmWave sensing module used in latest generation systems. We also provide design services to help with system improvements, cost reduction, new features and system development. We seek to expand our customer and application space to include non-destructive sensing of critical infrastructure components like wooden timbers, concrete and other building materials.
●	Microelectronics - Semiconductor components are the building blocks used in wireless systems and devices. These components are classified as either discrete devices or ICs (also referred to as “chips” or a “chipset”), in which a number of transistors and other elements are combined to form a more complicated electronic circuit. Our 5G chipset IP and technology will feature a design which will minimize the number of semiconductor chips needed to enable 5G devices, and therefore we believe our product will reduce the cost of such devices. Although we have not yet sold any 5G ICs, we believe our IP and developed technology positions us to complete development of our True5G chipset as the market for mmWave 5G ICs evolves.

Interconnect Products - Our interconnect products consist of EMI filter inserts and filtered and non-filtered connectors. EMI filters are crucial components utilized in various electronic systems to mitigate EMI and ensure the integrity and reliability of signal transmission. These filters are designed to selectively attenuate or block unwanted electromagnetic noise while allowing desired signals to pass through unaffected. Our interconnect products are deployed in aerospace, military, defense, medical and healthcare products, and play a pivotal role in maintaining signal clarity, reducing signal distortion, and safeguarding against potential disruptions caused by external electromagnetic sources. By incorporating our interconnect products into electronic circuitry, our customers enhance the performance, efficiency, and overall functionality of their products, thereby meeting stringent regulatory standards and ensuring optimal operational reliability in diverse applications.

Active Optical Cables - We provide active optical cables that offer the ability to extend high bandwidth signals with ultra-low latency from the wireless portion of a system to the wired portion. Our True Xero AOCs are designed to deliver fiber optic connectivity at an affordable price for a wide range of applications, including 5G infrastructure, autonomous vehicles, Pro A/V, AR/VR and remote medical systems, among others.

Competitive Strengths

●	Experienced management team - Our board of directors and our executive management team possess comprehensive expertise in overseeing entities within the communications sector, particularly in the semiconductor industry. Several members of our board of directors and our management team have played pivotal roles in the inception and ongoing leadership of the enterprises that today form the backbone of our organization. This depth of knowledge and leadership is anticipated to greatly enhance our ability to implement our strategic objectives efficiently and effectively.

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●	Diversified business model - Our broad portfolio of products serve the connectivity, aerospace, military, defense and healthcare markets, and address the needs of both commercial and government customers operating in domestic and international markets. In addition to broadening our addressable market, our strategy of serving both the commercial and government markets makes us less dependent upon government funding and commercial business cycles than businesses focused solely on either market. Similarly, by selling our products and services in various industries, we are less susceptible to economic and political uncertainties at any given time. As a result of this diversity, we believe that our future success is not dependent upon a single technology, product, service, customer, government program or geographic market.
●	Strong acquisition and integration track record - Since our founding in 2020, we have strategically expanded our portfolio through the acquisition and integration of other businesses, including RaGE Systems, EMI Solutions and Cosemi, each of which aimed at broadening our operational capabilities and enhancing our financial metrics. These strategic initiatives have been instrumental in optimizing operational efficiencies across each acquired entity, subsequently bolstering our financial performance. In particular, we believe our recent acquisitions of RaGE Systems and EMI Solutions have allowed us to access new markets within the defense, military, aerospace and healthcare sectors.
●	Superior, scalable wireless technology - Our mmWave 5G ICs are based on a complementary metal-oxide-semiconductor (“CMOS”) process. Designing high-performance RF and mixed-signal/analog ICs in CMOS allows for higher levels of integration, which can lead to more compact products in a cost-effective manufacturing process. Due to the levels of integration afforded to us by designing in CMOS, we are able to design compact chips with frequency bands used worldwide in a form factor, or physical design specifications, similar to our competitors’ regional products. Additionally, we will seek to offer our mmWave 5G chipset as a single SKU, scalable chipset that we believe will simplify manufacturers’ designs and accelerate our customers’ time to market.
●	U.S.-based supplier of connectivity products - The majority of AOC suppliers today are based in China. We believe this creates concerns for certain U.S.-based customers with respect to overall quality and pricing due to global economic tensions and tariffs. We use a U.S.-based fabless company with manufacturing relationships in regions outside China, such as Taiwan, and with a focus on performance, quality and customization while maintaining competitive pricing in the AOC market. We believe that being able to provide a high-quality custom or semi-custom AOC solution enables Mobix Labs to serve the evolving needs of mission-critical applications in the automotive, medical and military markets.
●	Extensive patent and trade secret portfolio - We believe our extensive intellectual property portfolio, comprising a combination of existing and pending patents and trade secrets, provides us with a significant competitive advantage in our wireless and connectivity products. The intellectual property and expertise we developed will allow us to meet the difficult system specifications associated with 5G in standard, bulk CMOS processes. We believe that our intellectual property portfolio, as well as our research and development capabilities, enable us to design solutions that can effectively solve our customers’ complex engineering challenges and capitalize on secular growth trends.

Company Strategy

●	Acquire and integrate complementary assets- A key component of our growth strategy is to continually explore acquisition opportunities that can be accretive in both the short and long term or fill a potential technology gap. A critical element of our ability to execute on our acquisition strategy is the timely and successful integration of companies that we acquire, with the goal of quickly achieving sustained operational and financial benefits. We begin this integration process during the negotiation and due diligence processes for each acquisition.
Accelerate technology development and innovation - We are dedicated to developing innovative solutions for next generation consumer commercial, industrial, automotive, medical and aerospace and defense products. In this effort, we have developed our proprietary technology, or may work with our customers’ IP, for mmWave, 2/3/4/5G communications and ICs for a variety of applications. We believe this approach will allow us to develop more efficient, cost-effective and compact products and solutions for our customers.

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●	Expand into new end markets and geographies –

■	Our products and solutions are designed to:

●	enable 5G devices to transmit and receive data at extremely high data rates which we believe will surpass those currently available in the consumer market;

●	enable AOC connections to provide a high bandwidth, uncompressed high-definition signal with low latency over greater distances. We believe the push to include 5G connectivity in mission-critical applications, such as for autonomous vehicles and remote medicine, has already begun and will be a significant opportunity for us; and

●	minimize EMI in mission critical applications, including aerospace, military, defense and healthcare.

■	Our connectivity products are currently targeted at the North American Pro A/V and medical robotic surgery markets, with opportunities for expansion into other markets. We believe the global distribution and sales channels we have established provide additional opportunities to address several new markets from data centers to emerging 5G applications worldwide.

Manufacturing and Operations

We manufacture our products either at our own facilities or obtain manufacturing services from contract manufacturers. We currently manufacture a substantial portion of our products at our own facilities. This is intended to allow us to efficiently manage both our supply competitiveness and manufacturing utilization in order to minimize the risk associated with market fluctuations and maximize cash flow. Our internal manufacturing capabilities are focused on our interconnect products and wireless systems solutions. Due the application of our interconnect products in national security and defense applications, our interconnect products must be manufactured in the United States, with limited exceptions.

For our wireless mmWave 5G ICs currently in development, we outsource wafer fabrication to Taiwan Semiconductor Manufacturing Company (“TSMC”). We believe the manufacturing process used by TSMC is available from other wafer fabrication providers. However, given TSMC’s manufacturing capacity, we do not expect to need to engage any other wafer fabrication provider for our wireless mmWave 5G ICs. We believe that the raw materials, parts and supplies used in wafer fabrication are generally available at present and will remain available in the foreseeable future. Semiconductor wafers are usually shipped to third-party contractors for device assembly and packaging, where the wafers are cut into individual die, packaged and tested before final shipment to customers. We will also rely on third parties for device assembly and packaging services.

Sales and Marketing

We sell our products and services directly to original equipment manufacturers (“OEMs”) or original design manufacturers (“ODMs”) and contract manufacturers through our global sales force. Our go-to-market strategy provides comprehensive customer coverage. We seek to collaborate with customers through the technology selection and design processes to gain design wins. We are customer and standard agnostic, allowing our solutions to be used globally and across multiple platforms and customers. We target innovative product suppliers and focus on communications technology used in mission critical and HiRel applications.

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We often work with customers that have a leading market share in a given application or solution. Given military, aerospace and healthcare product lifecycles, our products may remain in production with a customer for more than seven years with a single design.

Wireless Systems Solutions - We strive to implement our go-to-market strategy, which is intended to provide comprehensive customer coverage through semiconductor component distributors and independent sales representative organizations. We currently have two direct sales representatives. We also maintain a network of distributors and independent sales representative organizations, primarily in Europe and the Asia-Pacific region. As is customary in the semiconductor industry, our distributors and independent sales representative organizations may also market other products that compete with ours.

The sales process of semiconductor components and solutions typically commences with identifying and qualifying prospective customers and programs. Component suppliers like Mobix Labs need to collaborate with the prospective customers to work through the design funnel until production of the customers’ products. During this process, component suppliers often provide technical support through the independent sales representative organizations that are concurrently providing pre-sales, post-sales and account management services to bring the customers’ products to market in a timely manner.

We have engaged with several top tier OEMs and ODMs that develop 5G wireless applications for various industries, including communication infrastructure and automotive. The independent sales representative organizations we work with provide lead generation, pre-sales support and customer service to our mutual customers. They also work closely with us throughout the process of bringing our customers’ products to market. The independent sales representative organizations we work with have deep experience in creating market awareness, building a strong design pipeline and cultivating ongoing customer relationships to drive sales growth for wireless products. Our distributor partners can also provide product fulfillment and global supply chain support for our customers.

Connectivity - For our connectivity business, we are engaged directly with our customers, who are often suppliers and distributors in the Pro-AV (professional audio-visual) and medical markets. We provide standard and custom solutions to these customers that are marketed under their brand names.

Customers

Our primary customers are organizations that sell product solutions for aerospace, military, defense, healthcare, and professional audio video applications. We have also engaged with several OEMs and ODMs in an effort to secure them as customers for our mmWave 5G ICs when the products are available for sale. If they do purchase our mmWave 5G ICs, we expect them to purchase these products on a purchase order basis when we complete development and commence sales, which is customary in the semiconductor industry.

From the commencement of our operations and through the year ended September 30, 2023, we generated substantially all of our revenues from the sale of our connectivity products. During the year ended September 30, 2024, our acquisitions of EMI Solutions and RaGE Systems significantly diversified our product groups and our customer base. For the year ended September 30, 2024, sales to Leidos Holdings, Inc. accounted for approximately 40% of our net revenues and no other customer accounted for 10% or more of our net revenues.

Competition

Wireless Systems Solutions - The 5G market presents a significant opportunity for many existing and emerging semiconductor companies. Large companies such as Qualcomm Incorporated, NXP Semiconductors, N.V., Qorvo, Inc., Skyworks Solutions, Inc., and Analog Devices Inc. have all offered products to address the RF and mixed-signal portion of 5G radios for connected devices. There are also a number of smaller companies looking to capitalize on the 5G market as well. We typically design our sensing and detection solutions under contracts and we primarily compete with our customers’ internal resources for design activity and with external contract manufacturers for the manufacture of products or equipment.

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Interconnect Products - Multiple companies vie to provide effective solutions for mitigating electromagnetic interference. Principal companies with whom we compete include Amphenol Corporation, Glenair, Inc., ITT Inc., and TE Connectivity Corporation. However, we believe that only a limited number of companies, including us, are approved vendors for products incorporated into military, defense, aerospace, and healthcare solutions.

Connectivity - There are many companies offering different connectivity solutions, including AOCs, copper passive cables, copper active cables, HDBaseT or pure fiber optic cables. We believe that AOCs offer advantages, including longer distances, a single cable, plug and play capability and a thin, flexible and lightweight design. The majority of competing suppliers of AOCs are based in China and offer solutions that we believe are often perceived in the market as being of lower quality and compete primarily on price.

Many of our competitors have greater financial, manufacturing, technical, sales and marketing resources to develop and market products that compete with our products. Some of our competitors may also have more advantageous supply or development relationships with our current and potential customers or suppliers.

Research and Development

At our core, we are a technology innovation company. We have invested a significant amount of time and expense into the design and development of our wireless mmWave 5G technology. We view our technology, whether internally developed or obtained by way of an acquisition of a business, as a competitive advantage. We devote substantial resources to acquire and develop technology to be incorporated within our products. We have committed, and plan to continue to commit, significant resources to technology and product innovation and development.

Intellectual Property

A key strength of business is our intellectual property portfolio and engineering experience, both of which guide product development activities and our approach to maintaining, protecting and enforcing our intellectual property. We rely on our proprietary technologies, trade secrets and know-how to give us a competitive advantage. We also have a number of intellectual property registrations (including issued patents and trademark registrations), but we do not rely on any particular patent or patents for our success and have instead relied on our know-how and trade secrets.

Our future success and competitive position depend in part upon our ability to obtain and maintain, protect and enforce our intellectual property and proprietary information. We rely primarily on patent, trademark, trade secret and similar laws, as well as nondisclosure and confidentiality, agreements, international treaties and other methods, to protect our intellectual property and proprietary information. In order to maintain, protect and enforce our intellectual property and proprietary information, we may be required to litigate or arbitrate to enforce our contract and intellectual property rights or to determine the validity and scope of proprietary rights of others.

Due to the competition in the industry in which we operate, there is frequent litigation related to allegations of infringement, misappropriation or other violations of intellectual property rights. From time to time we may receive inquiries from third parties related to their intellectual property rights and may become subject to litigation matters or disputes related to claims that we have infringed, misappropriated or violated their intellectual property rights, particularly as we expand our presence in the market and face increasing competition.

Government Regulations

We are subject to import/export controls, tariffs and other trade-related regulations and restrictions in the countries in which we do business. These controls, tariffs, regulations and restrictions (including those related to, or affected by, United States-China relations, as discussed in “Risk Factors - Risks Related to Our Business and Industry”) have had, and we believe may continue to have, a material impact on our business, including our ability to manufacture or sell products or source components.

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Government regulations are subject to change in the future, and accordingly we are unable to assess the possible effect of compliance with future requirements or whether our compliance with such regulations will materially impact our business, results of operations or financial condition.

Human Capital

Our people are critical to success and the pursuit of our goals and growth strategy. We strive to attract and retain team members who are driven to innovate and who bring diverse perspectives and skills. As of September 30, 2024, we had a total of 50 employees in the United States, of whom 13 were primarily engaged in research and development, 3 were primarily engaged in sales and marketing, 15 were primarily engaged in manufacturing, and 19 were primarily engaged in general and administrative functions. None of our employees is covered by a collective bargaining agreement or represented by a labor union. Additionally, from time to time we utilize third-party contractors to supplement our workforce.

Facilities

Our headquarters, consisting of approximately 2,713 square feet of office space in Irvine, California, is leased through March 2027. We also lease a 6,149 square foot facility in Irvine, California which we use principally for the design and production of our electromagnetic interference filtering products. We believe that our current facilities are sufficient to support our operations and growth plans and that additional space, if needed, will be available on commercially reasonable terms.

Legal Proceedings

On June 16, 2023, the law firm Rutan & Tucker, LLP (“Rutan”) filed a lawsuit in Orange County Superior Court against us to recover approximately $700,000 in legal fees allegedly owed to Rutan by Cosemi, its former client, which fees were incurred in connection with our acquisition of Cosemi in 2021. On January 18, 2024, Rutan filed a First Amended Complaint that also names James Peterson as a defendant, based on his former role at Cosemi. We are vigorously defending this lawsuit. We are unable to predict the final outcome of this matter, but we do not believe that it will have a material impact on our results of operations or financial position.

On July 3, 2024, plaintiff Manuchehr Neshat (“Neshat”) filed a lawsuit against us in Orange County Superior Court. Neshat’s lawsuit alleges a claim for breach of contract relating to principal and accrued interest owed to Neshat under a promissory note, and seeks $1,344,642.96 in damages, interest, attorneys’ fees and costs of suit (“Note Action”). On July 16, 2024, Neshat filed a Demand for Arbitration against us, in which he claimed that we breached the terms of our April 27, 2023 Separation Agreement with him (“Severance Action”). On September 16, 2024, Neshat and 173122 Margin Trust Dated November 6, 2020 (“Neshat Trustee”) filed a lawsuit against us (as well as Fabian Battaglia, Keyvan Samini, and James Peterson) in Orange County Superior Court, alleging claims for breach of contract, breach of contract (third party beneficiary), breach of the implied covenant of good faith and fair dealing, and breach of fiduciary duty (“Stock Restriction Action”). On October 11, 2024, all parties to the two lawsuits and one arbitration filed by Neshat/Neshat Trustee (the Note Action, Severance Action, and Stock Restriction Action) settled and fully resolved the three disputes by way of a global Settlement Agreement and Release. This settlement will not have a material impact on our results of operations or financial position as we have recognized a liability for the principal and interest under the promissory note on our consolidated balance sheet as of September 30, 2024 and 2023.

On June 25, 2024, Creditors Adjustment Bureau, Inc. (“CAB”) filed a lawsuit against us in Orange County Superior Court to recover a purported debt of approximately $132,000, which CAB received per assignment from Electro Rent Corporation. On September 24, 2024, default was entered against us. On November 7, 2024, we filed a Motion to Set Aside Entry of Default, which is set for hearing on February 21, 2025. On November 15, 2024, the Court issued a minute order declining to sign CAB’s request for a default judgment. We are vigorously defending this lawsuit. We are unable to predict the final outcome of this matter, but we do not believe that it will have a material impact on our results of operations or financial position.

From time to time, we have been, and may continue to be, subject to various claims, lawsuits and other legal and administrative proceedings that arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty, damages, fines, penalties, non-monetary sanctions or other relief. However, we do not believe any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, would be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

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MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of the date of this prospectus, concerning each of our executive officers and directors.

Name	Age	Position
Executive Officers
Philip Sansone	65	Interim Chief Executive Officer
Fabian Battaglia	60	Chief Executive Officer and Director
Keyvan Samini	57	President, Chief Financial Officer and Director
James Aralis	69	Chief Technology Officer

Non-Employee Directors
James Peterson	68	Director
David Aldrich	75	Director
Kurt Busch	53	Director
William Carpou	70	Director
Frederick Goerner	75	Director
Michael Long	65	Director

Philip Sansone. Philip Sansone was appointed as Interim Chief Executive Officer in April 2025. Mr. Sansone, served as Vice President of Worldwide Sales at the Company from September 2021 to April 2025. Prior to his service at the Company, Mr. Sansone served as Vice President of Global Distribution at MaxLinear, a provider of radio frequency, analog, digital and mixed-signal integrated circuits, from April 2019 to September 2021. Mr. Sansone received his bachelor’s degree in business administration from the New York Institute of Technology and brings decades of worldwide sales and distribution experience to the Company. We believe that Mr. Sansone is qualified to serve as a member of the Board because of his experience and familiarity with the industry.

Fabian Battaglia. Fabian Battaglia has served as our Chief Executive Officer since July 2020 and as a director since December 2023. From April 2007 to May 2018, he also served as Senior Vice President of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Battaglia is currently taking a temporary medical leave of absence from his duties as Chief Executive Officer. Mr. Battaglia studied at Lawrence Technological University in Michigan, graduating with a Bachelor of Science in electrical engineering. We believe that Mr. Battaglia is qualified to serve as a member of the Board because of his familiarity with the industry.

Keyvan Samini. Keyvan Samini has served as our President since August 2022 and as a director since December 2023. He has also served as our Chief Financial Officer since September 2020 and as our General Counsel since August 2022. From June 2014 to March 2022, Mr. Samini served as Director of Pitchtime, Inc., a software development company dedicated to developing wireless communications technology to help businesses better communicate with customers from a single platform. He also served as Chief Executive Officer of Pitchtime, Inc. from 2016 to July 2020. Mr. Samini has also served in leadership positions at RFaxis, Inc., a company that developed disruptive semiconductor technology, from 2008 to 2016. Mr. Samini studied at the University of Wisconsin — Madison, graduating with a Bachelor of Science degree in economics and mathematics. He later earned his Master of Liberal Arts, Finance at Harvard University, Masters of Business Administration from University of Southern California Marshall School of Business and Juris Doctor from Ohio State University Moritz College of Law. We believe that Mr. Samini is qualified to serve as a member of the Board because of his extensive experience in the semiconductor and software industries, as well as his experience scaling growth in technology organizations and working with institutional investors in portfolio companies.

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James Aralis. James Aralis has served as our Chief Technology Officer since May 2022. Mr. Aralis has spent more than 40 years in the development of analog, digital, and mixed signal integrated circuits, systems, and software/firmware. Mr. Aralis has also contributed to the development of custom analog device and process technologies and CAD systems. From January 2007 to June 2018, he also served as Chief Technology Officer, as well as senior vice president of advanced development, of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Since retiring in June 2018, Mr. Aralis has spent his time consulting, advising and serving on boards of various companies and philanthropic organizations. Mr. Aralis studied at University of California, Los Angeles, graduating with a Bachelor of Science in Math Applied Science and Physics and a Master of Science in Electrical Engineering. Mr. Aralis holds numerous patents and publications and has given technical and keynote presentations in many conferences across the world. We believe that Mr. Aralis is qualified to serve as a member of the Board because of his experience in the industry, specifically with regard to the development of analog, digital and mixed signal integrated circuits, systems and software/firmware.

Non-Employee Directors

James Peterson. James Peterson has served as a member of our Board since February 2021 and as the Executive Chairman of the Board since November 2021. From 2000 to 2018, Mr. Peterson served as Chief Executive Officer and Chairman of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. We believe that Mr. Peterson is qualified to serve as a member of the Board because of his experience as a former president and chief executive officer of a previously publicly-traded company prominent in the semiconductor industry.

David Aldrich. David Aldrich has served as a member of our Board since February 2021. Mr. Aldrich also currently serves on the Boards of Allegro MicroSystems Inc., indie Semiconductor and Belden. From 2002 to 2016, Mr. Aldrich was the Chief Executive Officer of Skyworks, a developer of high-performance mobile communications solutions. He later served as Chairman of Skyworks from 2018 to 2021. Mr. Aldrich studied at Providence College, graduating with a Bachelor of Arts degree in political science. He later earned his Masters of Business Administration from the University of Rhode Island. He is a past recipient of the Ernst & Young New England Entrepreneur of the Year Award in the semiconductor category and was named CEO of the Year by the Massachusetts Technology Leadership Council. We believe that Mr. Aldrich is qualified to serve as a member of the Board because of his various high-level positions at companies within the semiconductor and communications industry.

Kurt Busch. Kurt Busch has served as a member of our Board since February 2021. Mr. Busch is also the co-Founder and Chief Executive Officer of Syntiant Corp., an AI company specializing in delivering end-to-end deep learning solutions for always-on applications. From November 2015 until April 2017, Mr. Busch served as the Chief Executive Officer at Busch Toschi, LLC, advising technology companies regarding sales, marketing, business development and strategic options. From August 2011 to 2015, Mr. Busch served as President, Chief Executive Officer and member of the Board at Lantronix, a global provider of secure data access and management solutions for Internet of Things and information technology. Mr. Busch has also served in leadership positions at Mindspeed Technologies, Inc. from October 2006 to August 2011. Mr. Busch studied at the University of California at Irvine, graduating with a Bachelor of Science degree in electrical and computer engineering and a Bachelor of Science degree in biological science. He later earned his Masters of Business Administration from Santa Clara University in 1998. In 2021, Mr. Busch was named Ernst & Young’s Entrepreneur of the Year 2021 Pacific Southwest — Orange County. We believe that Mr. Busch is qualified to serve as a member of the Board because of his extensive industry experience, coupled with his previous high-level positions in the industry.

William Carpou. William Carpou has served as a member of our Board since June 2021. Since May 2015, Mr. Carpou has served as the Chief Executive Officer of Octane OC, a Californian-based nonprofit dedicated to connecting people and resources to drive technology industry growth. Mr. Carpou studied at Villanova University, graduating with a Bachelor of Science degree in marketing. We believe that Mr. Carpou is qualified to serve as a member of the Board because of his background in sales and private equity, as well as his extensive experiences working in various senior executive positions.

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Frederick Goerner. Frederick Goerner has served as a member of our Board since February 2021. From April 2011 to March 2018, Mr. Goerner served as Senior Vice President of Worldwide Sales of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Goerner also had leadership roles at Texas Instruments, Transdimension Inc. and Oxford Semiconductor Inc. Mr. Goerner studied at the University of Buffalo, graduating with a Bachelor of Science degree in electrical engineering. We believe that Mr. Goerner is qualified to serve as a member of the Board because of his experience in the industry, as well as his various leadership roles at different companies.

Michael Long. Michael Long has served as a member of our Board since January 22, 2024. From May 2009 until May 2022 was the former chairman, president and chief executive officer of Arrow Electronics, Inc. (“Arrow”). Prior to being named chief executive officer in May 2009, Mr. Long served as president and chief operating officer of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide. Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and chief operating officer of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components. Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

Corporate Governance

Classified Board of Directors

In accordance with our Certificate of Incorporation, as amended (the “Charter), the Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

On December 18, 2024, (i) Fabrizio Battaglia, Kurt Busch and William Carpou were elected to serve as Class I directors with a term expiring at the Company’s 2025 annual meeting of stockholders, (ii) David Aldrich, Frederick Goerner and Keyvan Samini were elected to serve as Class II directors with a term expiring at the Company’s 2026 annual meeting of stockholders, and (iii) Dr. Jiong Ma and James Peterson were elected to serve as Class III directors with a term expiring at the Company’s 2027 annual meeting of stockholders, in each case, effective on December 21, 2023. On January 22, 2024, we and Dr. Ma entered into a Resignation and Release Agreement, pursuant to which Dr. Ma resigned from the Board as a director, effective January 22, 2024. We appointed Mr. Michael Long to serve as a Class III director of the Board for a term expiring at the 2027 annual meeting of stockholders.

Family Relationships

There are no family relationships among any of the executive officers or directors of the Board.

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Director Independence

The Board has determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Aldrich, Busch, Carpou, Goerner and Long do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Mobix Labs Relationships and Related Person Transactions.”

Committees of the Board of Directors

The Board currently has three standing committees: the audit committee, the compensation committee and a nominating committee. The Board has adopted a charter for each committee, each of which is available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Director	Audit Committee	Compensation Committee	Nominating Committee
David Aldrich	⸺	Member	Chair
Kurt Busch	Chair Financial Expert	⸺	Member
William Carpou	Member	Member	Member
Frederick Goerner	Member	Chair	⸺

Audit Committee

The audit committee consists of Kurt Busch, William Carpou and Frederick Goerner, with Kurt Busch serving as chair and as the “audit committee financial expert” within the meaning of the SEC regulations. The Board determined that each of Messrs. Kurt Busch, William Carpou and Frederick Goerner meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards.

The primary functions of the audit committee include:

●	helping the Board oversee our corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;
●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	overseeing our policies on risk assessment and risk management;
●	overseeing compliance with our code of business conduct and ethics;
●	reviewing related person transactions; and
●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

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Compensation Committee

The compensation committee consists of Frederick Goerner, David Aldrich and William Carpou, with Frederick Goerner serving as chair. The Board determined that Frederick Goerner, David Aldrich and William Carpou each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;
●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;
●	reviewing and recommending to the Board the compensation paid to our non-employee directors;
●	administering our equity incentive plans and other benefit programs;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

Nominating Committee

The nominating committee consists of David Aldrich, Kurt Busch and William Carpou, with David Aldrich serving as chair. The Board determined that David Aldrich, Kurt Busch and William Carpou each meet the definition of “independent director” under the Nasdaq listing standards.

Our nominating committee is responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;
●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;
●	overseeing our corporate governance practices;
●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and
●	contributing to succession planning.

The nominating and corporate governance committee is governed by a charter that complies with the rules of Nasdaq. In selecting director nominees for election by the stockholders or appointment by the Board consistent with the Board’s criteria for new directors, the Nominating Committee considers, among other criterion, knowledge, experience, skills, diversity and expertise so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, Nasdaq listing standards or the Company’s Bylaws.

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Board Leadership Structure

The Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board; both of these positions may be held by the same person or by two separate individuals. Currently, Philip Sansone serves as the Interim Chief Executive Officer and James Peterson serves as the Chairman of the Board. The Board believes separating the positions of Chairman of the Board and Chief Executive Officer allows the Chief Executive Officer to focus on the Company’s day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management.

Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board is regularly informed of such risks through committee reports and otherwise. While the Board oversees our risk management, management is responsible for day-to-day risk management processes.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the Board or compensation committee of any entity that has one or more executive officers serving on the Board.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.

Insider Trading Policy

We have an insider trading policy and procedures that govern the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Form 10-K for the year ended September 30, 2024.

Limitation on Liability and Indemnification of Officers and Directors

The Bylaws provide that our directors and officers will be indemnified and advanced expenses by the Company to the fullest extent permitted by applicable law. In addition, the Charter provides that our directors and officers will not be liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers.

The following table contains compensation data for our named executive officers for the fiscal years ended September 30, 2024 and 2023. In this section, “Named Executive Officer” or “NEO” means the principal executive officer and each of the two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers for the year ended September 30, 2024 and whose total salary and bonus exceeds $100,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an executive officer of us at September 30, 2024.

These individuals, and who are referred to in this section as “named executive officers,” and their positions are as follows:

●	Fabian Battaglia: Chief Executive Officer and Director
●	Keyvan Samini: President, Chief Financial Officer and Director
●	James Aralis: Chief Technology Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended September 30, 2024 and 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Fabian Battaglia	2024	509,012	450,000	—	—	321,203	1,280,215
Chief Executive Officer and Director	2023	390,000	—	—	—	13,050	403,050

Keyvan Samini	2024	469,857	450,000	—	—	321,188	1,241,045
President and Chief Financial Officer, and Director	2023	360,000	—	—	—	11,250	371,250

James Aralis	2024	161,000	—	—	—	11,250	172,250
Chief Technology Officer	2023	192,000	—	—	769	—	192,769

(1)	Amounts in 2024 include $119,012 for Mr. Battaglia and $109,857 for Mr. Samini for cash paid in lieu of accrued vacation.
(2)	Amounts reflect the aggregate grant-date fair value of options granted pursuant to the 2020 Key Employee Equity Incentive Plan, as discussed below, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We provide information regarding the assumptions used to calculate the value of all option awards made to named executive officers in Note 18 to our audited financial statements for the year ended September 30, 2024 included elsewhere in this prospectus.
(3)	In fiscal 2023, for Messrs. Battaglia and Samini, includes auto and mobile phone allowances. In fiscal 2024, for Messrs. Battaglia and Samini, includes reimbursement for the payment of taxes owed.

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Narrative Disclosure to Summary Compensation Table

For the fiscal years ended September 30, 2024 and 2023, the compensation program for our named executive officers consisted of base salary, cash bonus, equity awards, and certain standard employee benefits.

Employment Agreements

Mr. Battaglia entered into an amended and restated executive employment agreement to serve as our Chief Executive Officer, effective as of September 5, 2020 (the “Battaglia Prior Employment Agreement”). Pursuant to the Battaglia Prior Employment Agreement, Mr. Battaglia was entitled to receive a base salary of $390,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which would be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Battaglia was granted stock options to purchase 323,529 shares of our common stock.

In connection with the execution of the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant, and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, on November 15, 2022, Mr. Battaglia entered into a binding Executive Employment Term Sheet, which amended the Battaglia Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Samini entered into an amended and restated executive employment agreement to serve as our Chief Financial and Operating Officer, effective as of September 5, 2020 (the “Samini Prior Employment Agreement”). Pursuant to the Samini Prior Employment Agreement, Mr. Samini was entitled to receive a base salary of $360,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Samini was granted stock options to purchase 323,529 shares of common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Samini entered into a binding Executive Employment Term Sheet, which amended the Samini Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Aralis entered into an employment agreement with Mobix Labs to serve as its Chief Technology Officer, effective as of May 18, 2022 (the “Aralis Employment Agreement”). Pursuant to his employment agreement, Mr. Aralis was entitled to receive a base salary of $120,000 per year, which was based on one day per week, and any month which exceeded more than four days was compensated at a secondary rate of $2,000 per day.

The narrative below summarizes the payments and benefits that each named executive officer was eligible to receive on an annualized basis for the fiscal years ended September 30, 2024 and 2023 based on the Battaglia Prior Employment Agreement, the Samini Prior Employment Agreement and the Aralis Employment Agreement.

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Base Salary

The base salary for each named executive officer was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salary earned by the named executive officers for each of the fiscal years ended September 30, 2024 and 2023 is set forth in the summary compensation table above under the column heading “Salary.” Amounts in the “Salary” column for the fiscal year ended September 30, 2024 also include $119,012 for each of Messrs Battaglia and Samini for cash paid in lieu of accrued vacation.

Bonus

In fiscal 2024, the Compensation Committee approved a bonus to each of Messrs. Battaglia and Samini in recognition of their efforts in connection with the completion of the Merger, which amount is set forth in the summary compensation table above under the column heading “Bonus.”

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and grant equity incentive awards to them from time to time. On May 5, 2022, the following RSUs were granted to the following directors and executive officers: (i) James Peterson in the amount of 1,000,000 RSUs; (ii) Frederick Goerner in the amount of 1,000,000 RSUs; (iii) Fabrizio Battaglia in the amount of 2,000,000 RSUs; and (iv) Keyvan Samini in the amount of 2,000,000 RSUs. These RSUs originally vested upon the satisfaction of both time-based vesting requirements and performance conditions. These RSUs were amended on November 15, 2022 to provide for a three-year vesting schedule, with one-third of the total RSUs vesting on each anniversary of the closing of the Merger (the “Closing”). These RSUs were subsequently cancelled, effective March 26, 2023. As discussed below under “Post-Closing Executive Compensation” and “Director Compensation,” in exchange, Messrs. Peterson, Goerner, Battaglia and Samini received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing, referred to as “Post-Closing RSUs.”

Benefits and Perquisites

In the fiscal years ended September 30, 2024 and 2023, we provided benefits to our named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards as of September 30, 2024.

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Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date
Fabian Battaglia	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030

Keyvan Samini	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030

James Aralis	May 1, 2022	10,000	(3)			$6.84	4/4/2032
	May 15, 2022	8,889		17,778	(4)	$6.84	4/4/2032
	April 15, 2023			183	(5)	$6.84	4/4/2032

Note: The numbers of shares in the table above have been adjusted to give effect to the 1:17 reverse stock split on February 5, 2021.

(1)	This option covering 205,882 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(2)	This option covering 117,647 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(3)	This option covering 10,000 shares of Class A Common Stock was granted under the 2022 Incentive Compensation Plan. This option is subject to a one-year vesting schedule, with 40% of the total shares vesting immediately, and 5% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(4)	This option covering 26,667 shares of Class A Common Stock was granted on May 18, 2022 under the 2022 Incentive Compensation Plan. This option is subject to a four-year vesting schedule, with one-fourth of the total shares vesting on the annual anniversary of May 18, 2022, and 1/48th of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(5)	This option covering 183 shares of Class A Common Stock was granted on April 15, 2023 under the 2022 Incentive Compensation Plan. This option is subject to vest upon a change of control or 12 months from the date of grant if the Merger was not consummated.

Post-Closing Executive Compensation.

Employment Arrangements for our Chief Executive Officer and President and Chief Financial Officer

Fabian Battaglia

We are a party to an Employment Term Sheet with Mr. Battaglia, pursuant to which he serves as our Chief Executive Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Battaglia is entitled to receive a base salary of $390,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Battaglia will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Battaglia’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

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If we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason, Mr. Battaglia is entitled to (i) two times the amount of his base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Battaglia’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which he becomes covered under another group health plan. However, if we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Keyvan Samini

We are a party to an Employment Term Sheet with Mr. Samini, pursuant to which he serves as our President, and Chief Financial Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Samini is entitled to receive a base salary of $360,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Samini will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to us through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Samini’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason, Mr. Samini is entitled to (i) two times the amount of Mr. Samini’s base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Samini’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which Mr. Samini becomes covered under another group health plan. However, if we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Equity and Cash Awards

On January 22, 2024, the Compensation Committee approved a cash award of $450,000 and, subject to stockholder approval of Mobix Labs stockholders, a grant of 2,550,000 restricted stock awards to each of Messrs. Battaglia and Samini in consideration of their efforts in connection with the public listing of our shares on Nasdaq. Subject to obtaining stockholder approval, each of the foregoing restricted stock awards will be made pursuant to a separate award agreement between us and the recipient.

The RSAs will vest at such time as determined by the Board.

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Director Compensation

Non-Employee Director Compensation Table for Fiscal Year 2024

In 2021, we entered into board of directors agreements with our non-employee directors, including James Peterson, David Aldrich, Kurt Busch, William Carpou and Frederick Goerner. Under these agreements, we agreed to issue to each director an option to purchase 20,000 shares of Class A Common Stock. The option is subject to a one-year vesting schedule, with 8,000 shares vesting immediately, and the remaining 12,000 shares vesting at the rate of 1,000 shares per month over the 12 consecutive months thereafter, subject to the holder’s continuous service through each vesting date. We also agreed to reimburse the director for any reasonable costs and expenses incurred in connection with the director’s services requested by us and performed by the director. Each agreement will automatically renew on the date of director’s reelection unless the Board determines not to renew the agreement, or until a director’s earlier resignation, removal or death.

During the fiscal year ended September 30, 2024, our non-employee directors earned an annual cash retainer of $150,000.

In connection with the Closing, we amended the Board agreement with each of Mr. Peterson and Mr. Goerner. The amendment provides that the director will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 166,666 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if the director’s service is terminated either without cause or by him for Good Reason (as defined in the 2022 Plan).

On January 22, 2024, the Board approved non-employee director compensation that is designed to retain competent and experienced persons to serve as members of the Board. Non-employee directors will be entitled to receive an annual cash retainer, which will be payable quarterly and pro-rated for partial quarters, of $200,000 and reimbursement for expenses incurred for attending Board meetings. Non-employee Board members will also be entitled to receive awards under the 2023 Equity Incentive Plan annually and upon their initial appointment to the Board as follows:

●	Annual awards of 20,000 RSUs at the next Board meeting occurring after December 21, 2024; and
●	Upon initial election or appointment to the Board, a pro-rated amount of 20,000 RSUs for the partial year.

These RSUs will not be delivered until such time as determined by the Board.

In addition, the Board approved, and on January 3, 2025 the stockholders approved, the grant of RSUs to the following non-employee directors who were influential in the public listing of our shares on Nasdaq:

●	James Peterson 1,050,000 RSUs
●	Frederick Goerner 1,050,000 RSUs
●	David Aldrich 50,000 RSUs
●	Kurt Busch 50,000 RSUs
●	William Carpou 50,000 RSUs

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amendment to the Charter, which together are referred to as the Charter, and Bylaws is included as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3 respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Charter authorizes three hundred million (300,000,000) shares, consisting of three (3) classes: (i) two-hundred and eighty-five million (285,000,000) shares of Class A Common Stock, $0.00001 par value per share, (ii) five million (5,000,000) shares of Class B Common Stock, $0.00001 par value per share, and (iii) ten million (10,000,000) shares of Preferred Stock, $0.00001 par value per share.

As of May 16, 2025, there were 51,433,431 shares of Class A Common Stock outstanding, 2,004,901 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding.

Voting Power

Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter. Holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter. Holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters to be voted on by stockholders except as otherwise required by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the Charter.

Dividends and Distribution Rights

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, holders of Common Stock are entitled to receive dividends or distributions when, as and if declared by the Board in its discretion, payable either in cash, in property or in shares of capital stock. Generally, the holders of Common Stock share in such dividends or distributions ratably in proportion to the number of shares held by them; except that if a dividend or distribution is proposed to be declared and paid or set apart for payment to the holders of Class A Common Stock in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock or to the holders of Class B Common Stock shares of Class B Common Stock or rights to acquire Class B Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or rights to acquires Class B Common Stock shall be declared and paid or set apart for payment to the holders of Class B Common Stock or a dividend or distribution of an equal number of shares of Class A Common Stock or rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment to the holders of Class A Common Stock, respectively.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights, if any, of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up, the holders of outstanding shares of Common Stock are entitled to receive pro rata Mobix Labs’ remaining assets available for distribution, ratably in proportion to the number of shares of Common Stock held by them.

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Conversion

Each outstanding share of Class B Common Stock may, at the option of the holder thereof at any time upon written notice to Mobix Labs, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock. Each outstanding share of Class B Common Stock will be automatically, without further action by the holder thereof, converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the transfer of such share of Class B Common Stock other than to a “permitted transferee” or (b) at 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which Mobix Labs shares are then listed) after the seventh anniversary date of the Closing Date. “Permitted Transferees” for this purpose means (1) the other holders of Class B Common Stock immediately following the Closing, (2) their immediate family members, (3) entities controlled directly or indirectly by them or their immediate family members, and (4) individual retirement accounts for their exclusive benefit or the benefit of their immediate family members or any trust forming part of the a stock bonus, pension or profit-sharing plan for the exclusive benefit of the employer’s employees or their beneficiaries under Section 401 of the Code in which they or their immediate family members are participants, subject to them or their immediate family members having sole decision making authority as to the Class B Common Stock in such account or trust, including as to the voting of such Class B Common Stock.

Preemptive or Other Rights

Holders of Common Stock will not be entitled to preemptive rights, and Common Stock is not subject to redemption or sinking fund provisions.

Election of Directors

The Charter and the Bylaws provide, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, establish a classified board of directors that is divided into three (3) classes designated as Class I, Class II and Class III, as nearly equal in number as possible, with staggered three-year terms and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. Only the directors in one class are elected at each annual meeting of Mobix Labs’ stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. For so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding voting as a separate class are entitled to (i) elect three Class B Directors, (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director.

Mobix Labs’ stockholders will not have the ability to cumulate votes for the election of directors. The Bylaws provide that, other than with respect to Class B Directors or the directors elected by any series of Preferred Stock then outstanding pursuant to the Charter, at all meetings of stockholders held for the election of directors at which a quorum is present, a majority of the votes cast will be sufficient to elect directors; provided, however, that where one or more stockholders have (a) nominated one or more individuals to the Board in compliance with the Bylaws, and such nominees for election exceeds the number of open seats, and (b) not withdrawn such nomination on or prior to the tenth (10th) day preceding the date on which Mobix Labs first gives notice to stockholders of such meeting of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect.

Preferred Stock

The Charter expressly authorizes the Board to provide for one or more series of Preferred Stock and pursuant to which the Board is authorized to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series, in each case without further vote or action by the stockholders. The Charter provides that the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class. The Charter provides that except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to Mobix Labs or by or pursuant to the provisions of the Charter, no holder of any series of Preferred Stock is entitled to any voting powers. The Board is able to, without stockholder approval, create and issue series of Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Mobix Labs or the removal of existing management.

As of the date of this prospectus, there is no Preferred Stock outstanding.

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Warrants

As of May 16, 2025, there were 6,000,000 Public Warrants and 3,000,000 Private Placement Warrants outstanding.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one (1) share of Class A Common Stock at a price of $5.79 per share, subject to adjustment as discussed below, at any time commencing January 20, 2024, provided that a registration statement under the Securities Act covering shares of Class A Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is available (or holders are permitted to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on December 21, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants will have paid the full purchase price for the Unit solely for the shares of Class A Common Stock underlying such Unit. In no event will we be required to net cash settle any Public Warrant.

We registered the shares of Class A Common Stock issuable upon exercise of the Public Warrants in the registration statement relating to the Merger. However, because the Public Warrants will be exercisable until their expiration date of December 21, 2028, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of an initial business combination, we will use our best efforts to file with the SEC a registration statement registering, under the Securities Act, the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants, and the registration statement of which this prospectus is a part is intended to satisfy this requirement. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the Merger, holders of the Public Warrants will have the right, during the period beginning on the 61st business day after the Closing and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants, to exercise such warrants on a “cashless basis,” by exchanging the Public Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption). Notwithstanding the above, if the shares of Class A Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), we may, at our option, require holders of Public Warrants who exercise their Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and (i) in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants or (ii) if we do not so elect, we agree to use our best efforts to register or qualify for sale the shares of Class A Common Stock issuable upon exercise of the Public Warrants under the applicable blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

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Redemption of Public Warrants for Cash

We may redeem the Public Warrants in whole and not in part;

●	at a price of $0.01 per warrant;
●	at any time after the Public Warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $9.06 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination), for any 20 trading days within a 30-day trading period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

We have established the penultimate item of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the Ordinary Share may fall below the $9.06 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-dilution Adjustments” below) as well as the $9.06 (for whole shares) warrant exercise price after the redemption notice is issued. As of the date of this prospectus, the trading price of the shares of Class A Common Stock on Nasdaq has not achieved the $9.06 threshold that would allow us to redeem the Public Warrants.

Redemption Procedures and Cashless Exercise

If we call the Public Warrants for redemption as described above, the Board will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis,” by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below), over the exercise price of the warrants by (y) the fair market value. “Fair market value” means the average reported closing price of the shares of Class A Common Stock as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. If our Board takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our Board does not take advantage of this option, the members of the Sponsor and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

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A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each Public Warrant), but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share (c) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of the shares of Class A Common Stock in connection with a shareholder vote to amend the Existing Charter to modify the substance or timing of our obligation to redeem 100% of the Class A Common Stock if the Company does not complete the initial business combination within the period set forth in the Existing Charter or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of the Public Shares upon our failure to complete an initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by our Board in good faith) of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted (to the nearest cent) by multiplying such Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

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In addition, if (x) we issued additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to the Sponsor and the officers and directors of Chavant (collectively, the “Initial Shareholders”) or their affiliates, without taking into account any shares issued to the Sponsor prior to the consummation of the Chavant IPO (the “Founder Shares”) held by such shareholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination on the date of Closing (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A Common Stock during the ten (10) trading day period starting on the trading day prior to the Closing

Date (such price, the “Market Value”) was below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. As a result of the issuances of shares under the PIPE Subscription Agreements and other agreements in connection with the Closing, we adjusted the exercise price of the Warrants from $11.50 to $5.79 per share and adjusted the redemption trigger price from $18.00 to $9.06 per share.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Mobix Labs as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Matters

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then-outstanding Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

The Warrant Agreement provides that any dispute, controversy, or claim, whether in contract of tort, arising or relating to the Warrant Agreement or the enforcement, breach, termination, or validity thereof, shall be submitted to final and binding arbitration in Orange County, California before one neutral and impartial arbitrator, in accordance with the laws of the state of New York. As a result, warrant holders will not be able to pursue litigation in federal or state court against us and instead will be required to pursue such claims through a final and binding arbitration proceeding.

PIPE Warrants

On December 20, 2023, Chavant entered into a subscription agreement with Joseph J. Gebbia (“Gebbia”) (the “Gebbia PIPE Subscription Agreement”) pursuant to which Gebbia purchased 75,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $750,000, on the terms and subject to the conditions set forth in the Gebbia PIPE Subscription Agreement. In connection with the execution of the Gebbia PIPE Subscription Agreement, Legacy Mobix issued to Gebbia a warrant to purchase 150,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Gebbia Warrant”). We assumed the Gebbia Warrant in the Merger.

On December 20, 2023, Chavant entered into a subscription agreement with Steven Wright Owens, Jr. (“Owens”) (the “Owens PIPE Subscription Agreement”) pursuant to which Owens purchased 50,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $500,000, on the terms and subject to the conditions set forth in the Owens PIPE Subscription Agreement. In connection with the execution of the Owens PIPE Subscription Agreement, Legacy Mobix issued to Owens a warrant to purchase 150,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Owens Warrant,” and together the Gebbia Warrant, the “PIPE Warrants”).

Series A Common Warrants and Series B Common Warrants (“Existing Warrants”)

Pursuant to the July 2024 Purchase Agreement, on July 22, 2024 we issued the Existing Warrants as part of the July 2024 Private Placement, each to purchase up to 2,877,698 shares of Class A Common Stock, to an accredited investor at an exercise price of $1.39 per share. Pursuant to the April 2025 Purchase Agreement, the Company agreed to reduce the exercise price of the Existing Warrants to $0.8202 per share. The Existing Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants at an exercise price of $0.8202. The Series A Warrants will expire on January 3, 2030 and the term of Series B warrants which was originally set to expire on January 3, 2026, has been amended to be expire on April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030.

Common Warrants and Pre-Funded Warrants

On April 4, 2025, we entered into the April 2025 Purchase Agreement with the Investor. Pursuant to the April 2025 Purchase Agreement, on April 7, 2025, we issued 3,850,000 shares of Class A Common Stock and the Pre-Funded Warrant in a Registered Direct Offering (constituting part of the 2025 Offering). The public offering price for each share was $0.8202 and the public offering price for each Pre-Funded Warrant was $0.8201. Simultaneous with the Registered Direct Offering, the Company conducted a private placement as part of the 2025 Offering and issued the Common Warrants to purchase up to 4,876,860 shares of our Class A Common Stock. The Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and may be exercised at any time. The Common Warrants are exercisable after stockholder approval of the issuance of the shares of Class A Common Stock underlying the Common Warrants and will expire five years after stockholder approval.

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In the April 2025 Purchase Agreement, we agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto from the date of the April 2025 Purchase Agreement until 60 days after the stockholder approval date, subject to certain exceptions. In addition, we also agreed not to effect or enter into an agreement to effect any issuance of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock involving a variable rate transaction from April 7, 2025 (the closing of the 2025 Offering) until August 29, 2025, subject to certain exceptions.

In connection with the 2025 Offering, we also amended the outstanding Existing Warrants, issued in connection with the 2024 Private Placement and reduced the exercise price of the Existing Warrants from $1.39 per share to $0.8202 per share. We also extended the term of the Series B warrants from January 3, 2026 to April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030.

Placement Agent Warrants

As compensation in connection with the 2024 Private Placement, we issued to HCW, acting as our exclusive placement agent or its designees upon closing of the 2024 Private Placement warrants to purchase up to 201,439 shares of Class A Common Stock at an exercise price of $1.7375 per share. These warrants became exercisable on January 3, 2025 and are set to expire on January 3, 2030. Upon any exercise for cash of the Existing Warrants, we are obligated to pay HCW a cash fee of 8.0% of the aggregate gross proceeds received from the exercise of any of the Existing Warrants (which includes a management fee of 1.0%) and will also be obligated to issue the Private Placement Warrants to HCW (or its designees) to purchase up to 201,439 shares of our Class A Common Stock (representing 7.0% of the aggregate number of such shares of our common stock underlying the Existing Warrants).

As compensation for the 2025 Offering, we paid to Roth a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the 2025 Offering. In addition, we also issued to Roth (or its designees) to purchase up to 682,760 shares of Class A Common Stock equal to 7% of aggregate number of Class A Common Stock issued in the 2025 Offering at an exercise price of $0.8202. Furthermore, we also paid Roth fees and expenses of $75,000 for expenses in connection with the 2025 Offering. The Placement Agent Warrants issued to Roth are exercisable upon receipt of stockholder approval, will expire on April 4, 2030, and are not transferable for 180 days beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement).

Listing of Securities

Mobix Labs’ Common Stock is currently listed on The Nasdaq Capital Market, under the symbol “MOBX” and the Public Warrants are currently listed on The Nasdaq Capital Market under the symbol “MOBXW”.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the DGCL

Certain provisions of the Charter, the Bylaws, and the DGCL could make it more difficult to acquire Mobix Labs by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Mobix Labs to first negotiate with the Board. Mobix Labs believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of Mobix Labs that a stockholder might consider is in their best interest or in Mobix Labs’ best interests, including transactions that might result in a premium over the prevailing market price of Class A Common Stock. For additional information, see the section titled “Risk Factors — Delaware law and Mobix Labs’ governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and that could delay or discourage takeover attempts that stockholders may consider favorable.”

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Classified Board of Directors

The Charter and the Bylaws provide that, except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the Charter, the Board will be divided into three (3) classes of directors, designated as Class I, Class II and Class III, with the classes to be as nearly equal in number as possible, and with each class being elected to a staggered three-year term and with each class containing (for so long as there are three Class B Directors then in office) not more than one Class B Director. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult and time-consuming for stockholders to change the composition of the Board. The holders of the Class B Common Stock, voting as a separate class, are entitled to elect up to three members of the Board at any given time.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and, once created by the Board in accordance with the Charter, authorized but unissued shares of one or more series of Preferred Stock could make more difficult or discourage an attempt to obtain control of Mobix Labs by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Charter provides that, except as otherwise provided by or pursuant to the Charter (including, without limitation, as to the holders of Class B Common Stock, consenting separately as a single class), Mobix Labs’ stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. Any action to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and is delivered to Mobix Labs in accordance with the DGCL.

Further, the Charter provides that solely the Chairperson of the Board, the Chief Executive Officer of Mobix Labs, the President of Mobix Labs, or the Board acting pursuant to a resolution adopted by a majority of the whole board may call special meetings of stockholders, and that the Board will call a special meeting of stockholders upon the written request (made in accordance with the Charter and the Bylaws) of the holders of not less than ten percent of the voting power of the outstanding shares of capital stock of Mobix Labs generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Mobix Labs capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before Mobix Labs’ annual meeting of stockholders (other than business required by or pursuant to the Charter to be voted on by the holders of a class of capital stock of Mobix Labs, separately as a single class, or by the holders of a series of Preferred Stock, separately as a single class), or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of Mobix Labs at Mobix Labs’ principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made by Mobix Labs. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude Mobix Labs’ stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

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Supermajority Requirements for the Amendment of the Charter and the Bylaws

The Bylaws provide that the Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66⅔% in voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote, voting together as a single class. In addition, the Charter provides that the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of capital stock of Mobix Labs generally entitled to vote, voting together as a single class, will be required to amend certain provisions of the Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings of stockholders, actions by written consent, and exculpation of directors and officers.

Directors Removed Only for Cause

The Charter provides that, subject to the rights of the holders of any series of Preferred Stock provided by or pursuant to the Charter, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of Mobix Labs entitled to vote at an election of directors, voting together as a single class.

Board Vacancies

The Charter provides that, subject to applicable law and the rights, if any, of the holders of any class of capital stock of Mobix Labs then outstanding to elect one or more directors or the holders of any series of Preferred Stock then outstanding to elect one or more preferred directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board of directors will be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor will be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors will shorten the term of any incumbent director.

In addition, for so long as any shares of Class B Common Stock remain outstanding, only the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting as a single class, will be entitled to remove from office any Class B Director and fill any vacancy of any Class B Director.

These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of directors.

Exclusive Forum Selection

The Charter provides, unless Mobix Labs consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of Mobix Labs, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of Mobix Labs to Mobix Labs or the Mobix Labs stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Charter or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act or any action asserting claims arising under the Exchange Act.

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The Charter also provides that, unless Mobix Labs consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Charter provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Charter provides that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by Mobix Labs stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court. Mobix Labs stockholders will not be deemed to have waived Mobix Labs’ compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of Mobix Labs’ capital stock will be deemed to have notice of and consented to the forum selection provisions in the Charter.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Mobix Labs or its directors, officers, or other employees, which may discourage such lawsuits against Mobix Labs and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in an action, Mobix Labs may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

Mobix Labs is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring Mobix Labs to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that Mobix Labs’ directors and officers will be indemnified and advanced expenses by Mobix Labs to the fullest extent permitted by applicable law. In addition, the Charter provides that Mobix Labs’ directors and officers will not be liable to Mobix Labs or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws will also permit Mobix Labs to purchase and maintain insurance on behalf of any director, officer, employee or agent of Mobix Labs for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against Mobix Labs directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Mobix Labs and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Mobix Labs pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Mobix Labs’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

A person who has beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Mobix Labs was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Common Stock or Public Warrants of Mobix Labs for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the then outstanding shares of Class A Common Stock or Public Warrants; or
●	the average weekly trading volume of Class A Common Stock or Public Warrants of Mobix Labs, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Mobix Labs under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Mobix Labs.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which was filed on December 28, 2023, reflecting its status as an entity that is not a shell company.

Upon the Closing, we are no longer a shell company; accordingly, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

Amended and Restated Registration Rights and Lock-Up Agreement

In connection with the Closing, an Amended and Restated Registration Rights and Lock-Up Agreement was entered into by Mobix Labs and the Holders.

Pursuant to the terms of the Amended and Restated Registration Rights and Lock-Up Agreement, Mobix Labs was obligated, within 45 days of the consummation of Closing to file a registration statement to register the resale of certain securities of Mobix Labs held by the Holders and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. The Amended and Restated Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock and Class B Common Stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Class A Common Stock and Class B Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date of May 16, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 1 Venture, Suite 220, Irvine, CA 92618.

The percentage ownership of Class A Common Stock and Class B Common Stock is based on 51,433,431 shares of Class A Common Stock and 2,004,901 shares of Class B Common Stock, respectively, outstanding as of May 16, 2025.

Name and Address of Beneficial Owner	Number of Shares of Mobix Labs Class A Common Stock(1)%		Number of Shares of Mobix Labs Class B Common Stock	%	% of Total Voting Power
Directors and Executive Officers

Fabian Battaglia(2)	3,316,733	6.4%	125,000	6.2%	6.2%
Keyvan Samini(3)	3,316,733	6.4%	125,000	6.2%	6.2%
James Aralis(4)	59,493	*	—	—	*
James Peterson(5)	4,474,783	8.4%	1,449,275	72.3%	24.5%
David Aldrich(5)	169,628	*	—	—	*
Kurt Busch(5)	203,416	*	—	—	*
William Carpou(5)	223,369	*	—	—	*
Frederick Goerner(5)	1,675,976	3.2%	217,391	10.8%	5.1%
Michael Long(6)	738,605	1.4%	—	—	1.0%

All Directors and Executive Officers as a Group (ten individuals)	15,156,287	27.8%	1,916,666	95.6%	45.3%
Five Percent and Greater Holders
Sage Hill Investors, LLC(6)	3,142,857	6.1%	—	—	4.4%
Armistice Capital, LLC(7)	4,742,497	8.4%	—	—	6.2%

*	Less than one percent

(1)	The number of shares of Class A Common Stock beneficially owned by each person or entity includes any shares of Class B Common Stock (which is convertible for Class A Common Stock) beneficially owned by such person or entity.

(2)	Includes 318,204 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The Battaglia Trust. Fabrizio Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of May 16, 2025.

(3)	Includes (i) 171,146 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”), (ii) 73,529 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”), (iii) 73,529 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of May 16, 2025.

(4)	Includes options to purchase 36,850 shares of Class A Common Stock exercisable within 60 days of May 16, 2025.

(5)	Includes options to purchase 153,416 shares of Class A Common Stock exercisable within 60 days of May 16, 2025.

(6)	This amount is based on Amendment No. 2 to Schedule 13G filed with the SEC on May 14, 2025, by Sage Hill Investors, LLC. Sage Hill has sole voting power with respect to 3,142,857 shares and sole power to dispose of or direct the disposition of 1,642,857 shares. The business address of Sage Hill is 1426 Williams St., Suite 12, Chattanooga, TN 37408.

(7)Includes (i) 3,715,637 shares of Class A Common Stock, and (ii) Pre-Funded Warrant to purchase up to 1,026,860 shares of Class A Common Stock issued in the Registered Direct Offering. This amount does not include 4,876,860 shares of Class A Common Stock underlying the Common Warrants or 5,755,396 shares of Class A Common Stock underlying the Existing Warrants, as the exercise of these warrants is subject to stockholder approval. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Existing Warrants and the Pre-Funded Warrant are subject to a beneficial ownership limitation of 4.99% and 9.99%, respectively, which restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The Common Warrants are subject to beneficial ownership limitation such that a holder will not have the right to exercise any portion of the Common Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation.

The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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SELLING STOCKHOLDERS

The Class A Common Stock being offered by the Selling Stockholders are those issued or issuable to the Selling Stockholders (i) upon exercise of the Warrants and (ii) in connection with our acquisition of RaGE Systems. For additional information regarding the issuances of those Warrants and RaGE Shares, see “Summary of the Prospectus — Recent Developments — July 2024 Private Placement, April 2025 Private Placement and RaGE Systems Acquisition” above. We are registering the shares of Class A Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants and RaGE Shares, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Class A Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Class A Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the RaGE Shares or Warrants, as of May 16, 2025, assuming exercise of the Warrants that are exercisable within 60 days of May 16, 2025, held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Class A Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the July 2024 Registration Rights Agreement, April 2025 Purchase Agreement and RaGE Systems Business Combination Agreement this prospectus generally covers (i) the resale of the maximum number of shares of Class A Common Stock issuable upon exercise of the Warrants issued to the Selling Stockholders, as described above under “Summary of the Prospectus — Recent Developments — July 2024 Private Placement and April 2025 Offering,” determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the July 2024 Registration Rights Agreement and the April 2025 Purchase Agreement, without regard to any limitations on the exercise of the Warrants and (ii) 3,856,854 RaGE Shares issued as consideration in connection with our acquisition of RaGE Systems as described above under “Summary of the Prospectus — Recent Developments —RaGE Systems Acquisition. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Existing Warrants, a Selling Stockholder may not exercise any such Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A Common Stock following such exercise, excluding for purposes of such determination shares of Class A Common Stock issuable upon exercise of such Existing Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of shares of Class A Common Stock beneficially owned prior to the offering	Maximum number of shares of Class A Common Stock to be sold pursuant to this prospectus	Number of shares of Class A Common Stock beneficially owned after the offering
Armistice Capital, LLC(1)	4,742,497	15,374,753	0
Michael Vasinkevich(2)	129,173	129,173	0
Noam Rubinstein(2)	63,453	63,453	0
Craig Schwabe(2)	6,799	6,799	0
Charles Worthman(2)	2,014	2,014	0
Roth Capital Partners, LLC(3)	0	682,760	0
Geoffrey C. Dawe (4)	1,924,570	1,924,570	1,924,570
Russell J. Cyr (5)	1,932,284	1,932,284	1,932,284

(1)	The number of shares beneficially owned prior to this offering includes (i) 3,715,637 shares of Class A Common Stock, and (ii) Pre-Funded Warrant to purchase up to 1,026,860 shares of Class A Common Stock issued in the Registered Direct Offering, directly held by Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, as the investment manager of Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The maximum number of shares to be sold pursuant to this prospectus includes 4,876,860 shares of Class A Common Stock issuable upon the exercise of the Common Warrants and 5,755,396 shares of Class A Common Stock issuable upon the exercise of Existing Warrants that are only exercisable upon the receipt of the stockholder approval. The securities are directly held by Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, as the investment manager of Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Existing Warrants and the pre-funded warrant to purchase up to 1,026,860 shares of Class A Common Stock issued in the Registered Direct Offering are subject to a beneficial ownership limitation of 4.99% and 9.99%, respectively, which restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	The Selling Stockholders are affiliated with HCW (our exclusive placement agent in connection with the 2024 Private Placement), a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of Class A Common Stock issuable upon exercise of Placement Agent Warrants, which were received as compensation in connection with the 2024 Private Placement. The Selling Stockholders acquired the Placement Agent Warrants issued to HCW in the ordinary course of business and, at the time the Placement Agent Warrants were acquired by HCW, the Selling Stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(3)	Roth, our Selling Stockholder (acted as our exclusive placement agent in connection with the 2025 Offering), is a registered broker dealer and has sole voting and dispositive power over the securities held. No shares are beneficially owned by Roth prior to this offering because the shares of Class A Common Stock issuable upon exercise of the Placement Agent Warrants issued to Roth are subject to stockholder approval. The maximum number of shares to be sold pursuant to this prospectus consists of 682,760 shares of Class A Common Stock that are issuable only upon receipt of stockholder approval. Pursuant to the April 2025 Purchase Agreement and in connection with the 2025 Offering, we issued to Roth (or its designees) to purchase up to 682,760 shares of Class A Common Stock equal to 7% of aggregate number of Class A Common Stock issued in the 2025 Offering.

(4)	The securities offered pursuant to this prospectus consist of 1,924,570 RaGE Shares. Mr. Dawe is an executive at Rage Systems.

(5)	The securities offered pursuant to this prospectus consist of 1,932,284 RaGE Shares. Mr. Cyr is an executive at RaGE Systems.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Board has adopted a written related party transactions policy that requires that related party transactions (as defined below) be reviewed and, if appropriate, approved by the Board’s audit committee, subject to certain exceptions. Our related party transactions policy is designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities; and
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting securities, and any person (other than a domestic employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting securities.

On August 3, 2023, Legacy Mobix issued a promissory note having a principal balance of $100,000 to Mr. James Peterson, the company’s director. The note, which matured on August 22, 2023, did not bear interest and was unsecured. In connection with the note, Legacy Mobix agreed to issue the purchaser warrants to purchase 2,924 shares of Legacy Mobix Common Stock at an exercise price of $6.84 per share. The note was assumed in connection with the Closing. The Company repaid the loan in January 2024.

Indemnification

Legacy Mobix has entered into indemnification agreements with Mr. Fabian Battaglia, its Chief Executive Officer and Mr. Keyvan Samini, its Chief Financial Officer, and Mobix Labs entered into new indemnification agreements, with each of its directors and executive officers. The indemnification agreements provide that Mobix Labs will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Mobix Labs, to the fullest extent permitted by Delaware law, the Charter and the Bylaws.

The Charter of Mobix Labs contains a provision limiting the liability of directors and certain officers of Mobix Labs for monetary damages for breach of fiduciary duty, and the Bylaws provide that Mobix Labs will indemnify each of its present and former directors and officers in those capacities or for serving other business enterprises at its request, to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law, Mobix Labs will advance all expenses incurred by its present and former directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Mobix Labs, except that present directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Guarantees of Loans

On October 19, 2023, Legacy Mobix borrowed $150,000 from an unrelated finance company, which loan is secured by substantially all assets of Legacy Mobix and is guaranteed by Keyvan Samini, the President, Chief Financial Officer, General Counsel and a director of Mobix Labs. The loan matured in November 2024 and was repaid in full.

On December 2, 2024, a subsidiary of Mobix borrowed $200,000 from an unrelated finance company, which loan is guaranteed by Keyvan Samini, the President, Chief Financial Officer, General Counsel and a director of Mobix Labs. The loan matures in June 2026.

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Subscription Agreement

On December 19, 2023, Chavant entered into a subscription agreement with Michael Long, who was appointed as a director of Mobix Labs on January 22, 2024, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 300,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the subscription agreement. Mobix Labs registered for resale the shares received by Mr. Long pursuant to the subscription agreement and upon exercise of the warrant. Pursuant to the subscription agreement, Mobix Labs agreed to issue additional shares of Class A Common Stock to Mr. Long in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, Mr. Long was entitled to receive a number of shares of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to him at the closing of the subscription and held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00. On November 4, 2024, Mr. Long received 128,570 Make-Whole Shares.

In connection with the execution of the subscription agreement, Legacy Mobix issued to Mr. Long a warrant to purchase 100,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the subscription agreement. The warrant was exercised at the closing of the subscription agreement and, following net settlement into 99,900 shares of Mobix Labs Stock, converted into 99,900 shares of Class A Common Stock in connection with the Closing.

Pre-Merger Related Party Transactions of Chavant

Registration Rights

In connection with the Closing and as contemplated by the Business Combination Agreement, the Company and certain holders entered into the Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023 (the “Amended and Restated Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of Mobix Labs held by certain holders (which obligation is intended to be satisfied by the filing of the registration statement of which this prospectus is a part) and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. This registration statement was filed on June 6, 2024. The Amended and Restated Registration Rights and Lock-Up Agreement also provides certain holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing. The restriction on transfers contained in the Amended and Restated Registration Rights and Lock-Up Agreement expired on December 23, 2024.

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Administrative Services

The Company paid Chavant Capital Partners LLC (the “Sponsor”) $10,000 per month for office space, and secretarial and administrative services provided to members of the Company’s management team prior to the Closing. Upon completion of the Merger, the Company ceased paying these monthly fees.

For the nine months ended September 30, 2023 and 2022, the Company incurred expenses of $90,000 and $90,000 under the administrative services agreement, respectively, of which $150,000 and $80,000 were included in accrued expenses as of September 30, 2023 and December 31, 2022, respectively.

Related Party Notes

On January 6, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $300,000 to the Sponsor, under which the Company was permitted to draw down non-interest bearing loans which are made by the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to Chavant (the “Working Capital Loans”) from time to time prior to the maturity date up to such aggregate principal amount. The Company drew down the full amount of the Working Capital Loans under such promissory note. As of September 30, 2023, the Company had drawn down $1,150,000 under the Working Capital Loans. The Chairman of the Board of Chavant, Dr. Auberton-Hervé, and/or STAR SCI, an entity affiliated with him, and another existing investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans. On June 22, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $500,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down the full amount of the Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI and the Chief Executive Officer of Chavant, Dr. Ma, and/or Chavant Family Office, an entity affiliated with her, provided the funds to the Sponsor for the Working Capital Loans under this unsecured non-convertible promissory note. On November 30, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $325,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down approximately $150,000 of Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI, the Chief Executive Officer of Chavant and/or Chavant Family Office and another investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans under such promissory note. As of the Closing, the Company had drawn down an aggregate of approximately $1,800,000 of Working Capital Loans under the promissory notes issued to the Sponsor, of which an aggregate amount of $1,418,000 was provided to the Sponsor by Dr. Auberton-Hervé and/or STAR SCI and an aggregate amount of $140,000 was provided to the Sponsor by Dr. Ma and/or Chavant Family Office. The outstanding Working Capital Loans were paid to the Sponsor through the issuance of shares of Class A Common Stock to the Sponsor pursuant to the Sponsor PIPE Subscription Agreement described below.

During the years ended September 30, 2024 and 2023, the Company, as borrower, issued two promissory notes in the aggregate principal amount of $565,000 to Giuseppe Battaglia, the brother of Fabrizio Battaglia, one of the Company’s directors and its Chief Executive Officer. The interest rate on the note in the principal amount of $400,000 was 15%, and the note in the principal amount of $165,000 was issued with an original issue discount of 10% and bore interest at 16% per year. The proceeds for such loans were used for working capital purposes. The Company repaid in full both notes in December 2023 and July 2024, and neither of the notes remain outstanding.

During the year ended September 30, 2024, the Company, as borrower, issued a third promissory note in a principal amount of $330,000 to Giuseppe Battaglia. The note was issued with an original issue discount of 10% and has a maturity date of November 16, 2024. The note currently bears interest at a rate of 16% per year. The full principal amount of $330,000 remains outstanding, and no interest on the note has been paid since its issuance.

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Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into the Sage Hill PIPE Subscription Agreement with Sage Hill, pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which this resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, Sage Hill will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 642,857 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). Stockholders approved the exercise of the Sage Hill Warrant at the special meeting held on January 3, 2025 and was exercised on February 25, 2025.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor or its permitted transferees in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, the Sponsor or its permitted transferees will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to the Sponsor at the closing of the subscription and held by the Sponsor or its permitted transferees through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 12,944 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. The Sponsor expects to distribute these Founder Shares to its members in April 2024. In such distributions, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, Chavant’s Chief Executive Officer, is expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares, and (2) STAR SCI, a controlled affiliate of Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, is expected to receive (i) 197,582 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 2,394,332 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members following the Closing. In such distribution, (ii) Chavant Family Office, a controlled affiliate of Dr. Ma, received 1,241,552 Private Placement Warrants, and (ii) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received 358,324 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Sponsor distributed those shares to its members. In such distribution, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, received approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in the amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

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PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) 3,856,854 RaGE Shares and (ii) up to 11,516,455 Class A Common Stock that may be issued upon exercise of the Warrants.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

88

LEGAL MATTERS

Greenberg Traurig, P.A. has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Mobix Labs, Inc. as of September 30, 2024 and September 30, 2023 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Mobix Labs, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of EMI Solutions as of June 30, 2023 and June 30, 2022 and for the years then ended included in this prospectus have been so included in reliance on the report of Macias Gini & O’Connell LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, the Class A Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.investors.mobixlabs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

89

INDEX TO FINANCIAL STATEMENTS

Page
CONSOLIDATED INTERIM UNAUDITED FINANCIALS
Condensed Consolidated Balance Sheets as of March 31, 2025 and September 30, 2024 (unaudited)	F- 2
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and six months ended March 31, 2025 and 2024 (unaudited)	F- 3
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the three and six months ended March 31, 2025 and 2024 (unaudited)	F- 4
Condensed Consolidated Statements of Cash Flows for the three and six months ended March 31, 2025 and 2024 (unaudited)	F- 5
Notes to Condensed Consolidated Financial Statements (unaudited)	F- 6
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm - PCAOB ID: 238	F - 32
Consolidated Balance Sheets as of September 30, 2024 and 2023	F - 33
Consolidated Statements of Operations and Comprehensive Loss for the years ended September 30, 2024 and 2023	F - 34
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended September 30, 2024 and 2023	F - 35
Consolidated Statements of Cash Flows for the years ended September 30, 2024 and 2023	F - 36
Notes to Consolidated Financial Statements	F- 37
EMI Solutions, Inc. Audited Financial Statements, Years Ended June 30, 2023 and 2022
Independent Auditors’ Report	F- 74
Balance Sheets as of June 30, 2023 and 2022	F- 75
Statements of Operations for the years ended June 30, 2023 and 2022	F- 76
Statements of Shareholders’ Equity for the years ended June 30, 2023 and 2022	F- 77
Statements of Cash Flows for the years ended June 30, 2023 and 2022	F- 78
Notes to Financial Statements	F- 79
EMI Solutions, Inc. Unaudited Condensed Financial Statements, Three Months Ended September 30, 2023 and 2022
Balance Sheets as of September 30, 2023 and September 30, 2022 (unaudited)	F- 87
Statements of Operations and Comprehensive Income (Loss) for the three months ended September 30, 2023 and September 30, 2022 (unaudited)	F- 88
Statements of Shareholders’ Equity for the three months ended September 30, 2023 and September 30, 2022 (unaudited)	F- 89
Statements of Cash Flows for the three months ended September 30, 2023 and September 30, 2022 (unaudited)	F- 90
Notes to Financial Statements (unaudited)	F- 91

F-1

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	September 30,
	2025	2024
ASSETS
Current assets
Cash	$781	$266
Accounts receivable, net	1,679	2,813
Inventory	1,106	1,725
Prepaid expenses and other current assets	404	467
Total current assets	3,970	5,271

Property and equipment, net	530	1,177
Intangible assets, net	14,333	15,211
Goodwill	16,066	16,066
Operating lease right-of-use assets	1,126	1,022
Other assets	509	341
Total assets	$36,534	$39,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,426	$10,833
Accrued expenses and other current liabilities	12,060	10,325
Deferred purchase consideration	2,311	2,380
Notes payable, current	1,739	398
Notes payable – related parties, current	2,307	1,743
Operating lease liabilities, current	642	428
Total current liabilities	31,485	26,107

Notes payable, noncurrent	34	200
Notes payable – related parties, noncurrent	518	1,082
Earnout liability	1,400	1,680
Deferred tax liability	307	320
Operating lease liabilities, noncurrent	851	1,024
Other noncurrent liabilities	1,597	3,145
Total liabilities	36,192	33,558

Commitments and contingencies (Note 13)

Stockholders’ equity
Class A common stock, $0.00001 par value, 285,000,000 shares authorized; 37,584,648 and 32,824,230 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively	—	—
Class B common stock, $0.00001 par value, 5,000,000 shares authorized; 2,004,901 and 2,129,901 shares issued and outstanding at March 31, 2025 and September 30, 2024, respectively	—	—
Additional paid-in capital	126,929	109,987
Accumulated deficit	(126,587)	(104,457)
Total stockholders’ equity	342	5,530
Total liabilities and stockholders’ equity	$36,534	$39,088

See accompanying notes to condensed consolidated financial statements.

F-2

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2025	2024	2025	2024

Net revenue	$2,511	$1,145	$5,680	$1,430
Cost of revenue	1,491	952	2,973	1,281
Gross profit	1,020	193	2,707	149

Operating expenses:
Research and development	719	1,397	1,330	2,959
Selling, general and administrative	8,129	7,358	23,835	23,021
Loss from operations	(7,828)	(8,562)	(22,458)	(25,831)

Interest expense	274	248	485	1,105
Change in fair value of earnout liability	(2,220)	(5,174)	(280)	(29,938)
Change in fair value of warrants	(3,283)	(106)	(625)	(46)
Change in fair value of PIPE make-whole liability	—	(3,336)	—	(432)
Merger-related transaction costs expensed	—	—	—	4,009
Other non-operating (gains) losses, net	(303)	1,575	99	1,585
Loss before income taxes	(2,296)	(1,769)	(22,137)	(2,114)
Income tax benefit	(5)	(16)	(7)	(1,296)
Net loss and comprehensive loss	(2,291)	(1,753)	(22,130)	(818)
Deemed dividend from warrant price adjustment	—	661	—	661
Net loss available to common stockholders	$(2,291)	$(2,414)	$(22,130)	$(1,479)

Net loss per share of Class A and Class B Common Stock:
Basic	$(0.06)	$(0.09)	$(0.56)	$(0.06)
Diluted	$(0.06)	$(0.21)	$(0.56)	$(0.10)
Weighted-average common shares outstanding:
Basic	40,233,820	28,045,995	39,320,117	24,259,035
Diluted	40,233,820	29,199,253	39,320,117	24,914,569

See accompanying notes to condensed consolidated financial statements.

F-3

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE

CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited, in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Contingently Redeemable Common Stock		Legacy Common Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2024	—	$—	—	$—	—	$—	—	$—	32,824,230	$—	2,129,901	$—	$109,987	$(104,457)	$5,530

Issuance of common stock	—	—	—	—	—	—	—	—	561,739	—	—	—	640	—	640
Conversion of Class B common stock to Class A common stock	—	—	—	—	—	—	—	—	125,000	—	(125,000)	—	—	—	—
Settlement of notes payable in Class A common stock	—	—	—	—	—	—	—	—	631,805	—	—	—	828	—	828
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	510,000	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	9,802	—	9,802
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(19,839)	(19,839)

Balance at December 31, 2024	—	—	—	—	—	—	—	—	34,652,774	—	2,004,901	—	$121,257	(124,296)	(3,039)

Issuance of Class A common stock in settlement of liabilities	—	—	—	—	—	—	—	—	610,586	—	—	—	553	—	553
Issuance of Class A common stock for RaGE earnout	—	—	—	—	—	—	—	—	563,100	—	—	—	1,752	—	1,752
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	10,000	—	—	—	—	—	—
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	1,748,188	—	—	—	15	—	15
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	3,352	—	3,352
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,291)	(2,291)

Balance at March 31, 2025	—	$—	—	$—	—	$—	—	$—	37,584,648	$—	2,004,901	$—	$126,929	$(126,587)	$342

Balance at September 30, 2023	588,235	$—	1,666,666	$2,300	—	$—	16,692,175	$—	—	$—	—	$—	$78,421	$(83,762)	$(5,341)

Issuance of common stock	—	—	—	—	—	—	482,171	—	—	—	—	—	3,286	—	3,286
Issuance of contingently redeemable common stock for acquisition of EMI Solutions, Inc.	—	—	—	—	964,912	8,856	—	—	—	—	—	—	—	—	—
Lapse of redemption feature on common stock	—	—	—	—	(964,912)	(8,856)	964,912	—	—	—	—	—	8,856	—	8,856
Issuance of warrants in connection with notes payable	—	—	—	—	—	—	—	—	—	—	—	—	107	—	107
Reverse recapitalization transactions, net (Note 3)	(588,235)	—	(1,666,666)	(2,300)	—	—	(18,139,258)	—	22,901,838	—	2,254,901	—	(16,182)	—	(16,182)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	168,235	—	—	—	—	—	—
Issuance of common stock upon exercise of warrants	—	—	—	—	—	—	—	—	369,671	—	—	—	—	—	—
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	104,748	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	12,705	—	12,705
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	935	935

Balance at December 31, 2023	—	$—	—	$—	—	$—	—	$—	23,544,492	$—	2,254,901	$—	$87,193	$(82,827)	$4,366

Reverse recapitalization transactions, net (Note 3)	—	—	—	—	—	—	—	—	—	—	—	—	99	—	99
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	29,880	—	—	—	—	—	—
Issuance of common stock upon vesting of RSUs	—	—	—	—	—	—	—	—	26,186	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	1,441	—	1,441
Deemed dividend from warrant price adjustment	—	—	—	—	—	—	—	—	—	—	—	—	661	(661)	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,753)	(1,753)

Balance at March 31, 2024	—	$—	—	$—	—	$—	—	$—	23,600,558	$—	2,254,901	$—	$89,394	$(85,241)	$4,153

See accompanying notes to condensed consolidated financial statements.

F-4

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended March 31,
	2025	2024
Operating activities
Net loss	$(22,130)	$(818)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	246	230
Amortization of intangible assets	878	636
Issuance of warrants in connection with notes payable, charged to interest expense	—	884
Change in fair value of earnout liability	(280)	(29,938)
Change in fair value of warrants	(625)	(46)
Change in fair value of PIPE make-whole liability	—	(432)
Merger-related transaction costs expensed	—	4,009
Stock-based compensation	13,154	14,146
Deferred income taxes	(13)	(1,296)
Loss on disposal of assets	417	—
Other non-cash items	251	—
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable	1,134	(23)
Inventory	619	113
Prepaid expenses and other assets	(105)	(257)
Accounts payable	2,161	1,358
Accrued expenses and other current liabilities	2,777	(255)
Net cash used in operating activities	(1,516)	(11,689)

Investing activities
Acquisition of EMI Solutions, Inc., net of cash acquired	—	(1,110)
Acquisition of property and equipment	(16)	(40)
Net cash used in investing activities	(16)	(1,150)

Financing activities
Proceeds from issuance of common stock	600	3,286
Proceeds from issuance of notes payable	1,725	246
Proceeds from issuance of convertible notes	—	200
Proceeds from exercise of warrants	15	—
Principal payments on notes payable	(119)	(1,177)
Principal payments on notes payable – related parties	—	(1,030)
Deferred consideration paid for acquisition of business	(174)	—
Proceeds from the Merger and PIPE	—	21,014
Merger-related transaction costs paid	—	(6,796)
Net cash provided by financing activities	2,047	15,743

Net increase in cash	515	2,904
Cash, beginning of period	266	89
Cash, end of period	$781	$2,993

Supplemental cash flow information
Cash paid for interest	$255	$368
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Settlement of notes payable and other liabilities in common stock	$1,245	$—
Issuance of Class A Common Stock for RaGE earnout	1,752	—
Unpaid Merger-related transaction costs	—	1,575
Contingently redeemable convertible stock issued for acquisition of EMI Solutions, Inc.	—	8,856
Unpaid purchase consideration for acquisition of businesses	—	886
Conversion of SAFEs to common stock	—	1,522
Deemed dividend from warrant price adjustment	—	661
Issuance of warrants in connection with notes payable, recorded as debt discount	—	107

See accompanying notes to condensed consolidated financial statements.

F-5

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited, in thousands, except share and per share amounts)

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits targeting the commercial, industrial, and defense and aerospace sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and currently used in aerospace, military, defense and medical applications. The Company’s True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, (the “Closing Date”), Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. The common stock and public warrants of the combined company began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted or otherwise suggested by context, the “Company” refers to Legacy Mobix prior to the consummation of the Merger, and to the Company after the consummation of the Merger.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, primarily as a result of its ongoing investment in product development and other operating expenses. For the six months ended March 31, 2025 and 2024, the Company incurred losses from operations of $22,458 and $25,831, respectively, and as of March 31, 2025, the Company had an accumulated deficit of $126,587. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations beyond the next approximately ninety days.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, recent and potential future increases in federal funds rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

F-6

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The Merger was accounted for as a reverse recapitalization of the Company because Legacy Mobix has been determined to be the accounting acquirer under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a relative majority of the voting power of the Company upon consummation of the Merger and having the ability to nominate the majority of the governing body of the Company, Legacy Mobix senior management comprising the senior management of the Company, and Legacy Mobix operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant were recognized as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant upon Closing were treated as issuances of securities of the Company upon the consummation of the Merger.

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended September 30, 2024 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The September 30, 2024 condensed consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s condensed consolidated financial position as of March 31, 2025 and its condensed consolidated results of operations and cash flows for the periods ended March 31, 2025 and 2024. The condensed consolidated results of operations for the three months and six months ended March 31, 2025 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2025 or for any other future annual or interim period.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

F-7

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the condensed consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation awards;
●	valuation of common stock for periods prior to the Merger;
●	impairment assessments of goodwill and long-lived assets;
●	measurement of liabilities carried at fair value, including the earnout liability, the PIPE make-whole liability and liability-classified warrants;
●	purchase price allocations and valuations of net assets acquired in business combinations; and,
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Reclassifications

Certain amounts in the prior period condensed consolidated financial statements have been reclassified to conform to the current period presentation

Cash

As of March 31, 2025 and September 30, 2024, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of March 31, 2025 or September 30, 2024. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. For trade accounts receivable from customers, the Company performs ongoing credit evaluations of its customers and maintains an allowance for expected credit losses. The allowance for expected credit losses represents the Company’s best estimate based on current and historical information, and reasonable and supportable forecasts of future events and circumstances. Accounts receivable deemed uncollectible are charged against the allowance for expected credit losses when identified. The allowance for expected credit losses as of March 31, 2025 and September 30, 2024 and bad debt expense for the six months ended March 31, 2025 and 2024 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of purchased materials, manufacturing labor, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company writes down the carrying value of excess and obsolete inventory, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any such write-downs are charged to cost of revenue and are a permanent reduction of the carrying value of inventory. Write-downs of excess and obsolete inventory for the six months ended March 31, 2025 and 2024 were not material.

F-8

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Intangible Assets, net

The Company’s intangible assets principally consist of acquired developed technology and customer relationships and have finite lives ranging from one to fifteen years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the condensed consolidated statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company did not record any goodwill impairment losses for the six months ended March 31, 2025 and 2024.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

F-9

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Observable inputs that include quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Net Income (Loss) Per Share

Basic and diluted net income (loss) per share attributable to common stockholders is presented using the two-class method required for participating securities. Under the two-class method, net income (loss) is attributed to the Class A and Class B common stock and other participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per share is similar to basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive. See Note 18, Net Loss Per Share.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity (deficit) that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the six months ended March 31, 2025 and 2024.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC 606, Revenue from Contracts with Customers. The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the six months ended March 31, 2025 and 2024. The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

F-10

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

The Company includes shipping and handling fees billed to customers as part of net revenue. The Company includes shipping and handling costs associated with outbound freight in cost of revenue. Sales and other taxes the Company collects, if any, are excluded from revenue.

There were no contract assets recorded on the condensed consolidated balance sheets as of March 31, 2025 or September 30, 2024. In some instances, the Company receives a partial payment of the sales price from the customer at the time an order is placed. Any such prepayments are recorded as a liability included in “Accrued expenses and other current liabilities” on the condensed consolidated balance sheets and are recognized in net revenue when the Company satisfies the related performance obligations, typically as products are shipped. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

Accounting Pronouncements Recently Adopted

None.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a material impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a material impact on its financial position or results of operations.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. The ASU is effective for the Company’s fiscal year beginning October 1, 2027, and for interim periods within the Company’s fiscal year beginning October 1, 2028, with early adoption permitted. The Company is currently evaluating the ASU to determine the impact it will have on the Company’s financial statements and related disclosures.

F-11

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 3 — Reverse Recapitalization

As discussed in Note 1, Company Information, the Closing of the Merger occurred on December 21, 2023. In the Merger, as provided for in the Business Combination Agreement:

●	All of Legacy Mobix’s 18,139,258 issued and outstanding shares of common stock were cancelled and converted into the same number of shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock, totaling 2,254,901 shares, was converted into the same number of shares of the Company’s Class B Common Stock;
●	All of Legacy Mobix’s convertible notes were converted into shares of Legacy Mobix common stock immediately prior to Closing and pursuant to their terms, totaling 30,045 shares, which were then cancelled and converted into the same number of shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s SAFEs were converted into 150,953 shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s stock options and warrants were assumed by the Company and converted into the same number of stock options or warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices, vesting conditions or other terms; and
●	All of Legacy Mobix’s restricted stock units (“RSUs”) were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

The other related events that occurred in connection with the Closing include the following:

●	The Company entered into the PIPE Subscription Agreements, as described below;
●	The Company entered into the Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement, as described below;
●	The Company entered into a non-redemption agreement with a stockholder, as described below;
●	The Company entered into an amendment to its Business Combination Marketing Agreement, as described below;
●	The Company assumed the 6,000,000 public warrants (“Public Warrants”) and 3,400,000 private placement warrants (“Private Warrants”) originally issued by Chavant in 2021 in connection with its initial public offering, as described in Note 16, Warrants;
●	The Company adopted the 2023 Employee Stock Purchase Plan and the 2023 Equity Incentive Plan, as described in Note 17, Stock-Based Compensation;
●	The Company adopted an amended and restated certificate of incorporation and amended and restated bylaws; and
●	The Company entered into indemnification agreements with each of its directors and officers.

PIPE Subscription Agreements

In connection with the Merger, Chavant entered into the PIPE Subscription Agreements with certain accredited investors and pursuant to which the investors agreed to purchase an aggregate of 1,975,000 shares of Class A Common Stock of Chavant at a price of $10.00 per share for an aggregate amount of $19,750 in cash. The number of shares purchased by the PIPE investors was initially subject to adjustment. See “Make-Whole Shares,” below.

The PIPE investors also received warrants to purchase 1,950,000 shares of Class A Common Stock at an exercise price of $0.01 per share, of which warrants to purchase 200,000 shares are immediately exercisable and warrants to purchase 1,750,000 shares are exercisable upon obtaining stockholder approval, which the Company obtained on January 3, 2025. During the six months ended March 31, 2025, warrants to purchase 1,500,000 shares of Class A Common Stock were exercised, for net proceeds to the Company of $15.

Sponsor PIPE Subscription Agreements, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the Sponsor PIPE Subscription Agreement with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share. The aggregate purchase price of $1,997 was paid through the forgiveness of certain obligations of Chavant. The number of shares purchased by the Sponsor was initially subject to adjustment. See “Make-Whole Shares,” below.

F-12

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Legacy Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Legacy Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor pursuant to which, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement described above, the Sponsor agreed to forgive approximately $1,997 of aggregate outstanding obligations of Chavant. In addition, the Sponsor agreed to forfeit 658,631 Founder Shares and 400,000 Private Warrants that it held, in each case upon the Closing.

Non-Redemption Agreement

On December 20, 2023, Chavant and Mobix Labs entered into a non-redemption agreement with a stockholder of Chavant, pursuant to which the stockholder agreed to withdraw its redemption of 73,706 ordinary shares of Chavant (“Ordinary Shares”) prior to the Merger. In consideration therefor, Mobix Labs issued the stockholder a warrant to purchase 202,692 shares of Legacy Mobix common stock at an exercise price of $0.01 per share, exercisable upon the Closing. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Legacy Mobix Common Stock, converted into 202,489 shares of Class A Common Stock of the Company in connection with the Closing.

Amendment to Business Combination Marketing Agreement

On December 21, 2023, Chavant entered into an amendment to the Business Combination Marketing Agreement, dated as of July 19, 2021 between Chavant and certain advisors wherein the parties agreed to resolve their differences with respect to marketing fees contemplated by the agreement and the advisors agreed to receive, in lieu of any cash payment of fees or reimbursement of expenses, an aggregate of 280,000 shares of Class A Common Stock.

Earnout Shares

In addition to the consideration paid at Closing, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the volume-weighted average price (“VWAP”) of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

The Earnout Shares are accounted for as liability-classified instruments because the events that determine the number of Earnout Shares to which the Earnout Recipients will be entitled include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Earnout Shares using a Monte Carlo simulation model and recorded a liability of $33,559. As of March 31, 2025, none of the conditions for the issuance of any Earnout Shares had been achieved and the Company adjusted the carrying amount of the liability to its estimated fair value of $1,400. As a result of changes in the estimated fair value of the liability, the Company recognized non-cash gains (losses) of $(280) and $29,938, respectively, for the six months ended March 31, 2025 and 2024, which are included in “Change in fair value of earnout liability” in the condensed consolidated statements of operations and comprehensive loss.

F-13

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Make-Whole Shares

Pursuant to the PIPE Subscription Agreements, the Sponsor PIPE Subscription Agreement and the Amendment to Business Combination Marketing Agreement described above, Chavant agreed to issue additional shares of its Class A Common Stock (the “Make-Whole Shares”) to the PIPE Investors, the Sponsor and certain advisors with respect to 2,454,737 shares of the Company’s Class A Common Stock in the event that the VWAP per share of the Class A Common Stock during a specified adjustment period is less than $10.00 per share. The specified adjustment period ended on August 30, 2024 and the Company issued 1,052,029 shares of its Class A Common Stock in settlement of the liability for the Make-Whole Shares.

The Company accounted for the Make-Whole Shares as liability-classified instruments because the events that determined the number of Make-Whole Shares issuable included events that were not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Make-Whole Shares using a Monte Carlo simulation model and recorded a liability of $2,071. As a result of subsequent changes in the fair value of the liability, the Company recorded a non-cash gain of $432 for the six months ended March 31, 2024, which is included in “Change in fair value of PIPE make-whole liability” in the condensed consolidated statements of operations and comprehensive loss.

See Note 11, Fair Value Measurements, for additional information on the Company’s measurements with respect to the financial instruments issued in connection with the foregoing agreements.

Legacy Mobix incurred $6,363 of transaction costs in connection with the Merger, which was determined to be a capital-raising transaction for Legacy Mobix. The Company allocated this amount between the equity-classified instruments and liability-classified instruments, based on their relative fair values, and during the six months ended March 31, 2024, the Company recorded the $2,354 of costs associated with equity-classified instruments as a reduction of additional paid-in capital and charged the remaining $4,009 of costs associated with liability-classified instruments to expense. The Company also recognized a liability for unpaid transaction costs of Chavant totaling $3,090, which the Company recorded as a reduction of the proceeds of the Merger at the time of the Closing.

F-14

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

The following tables reconcile elements of the Merger to the Company’s condensed consolidated financial statements, and should be read in conjunction with the footnotes referenced above:

Shares
Chavant public shares, net of redemptions	111,005
Chavant founder shares, net of shares forfeited	1,341,369
PIPE investors’ shares	1,975,000
Settlement of PIPE warrant	199,800
Sponsor PIPE subscription	199,737
Settlement of Sponsor Warrant	272,182
Settlement of warrant to non-redeeming shareholder	202,489
Amendment to Business Combination Marketing Agreement	280,000
Total Chavant shares outstanding immediately prior to the Merger	4,581,582

Legacy Mobix rollover shares	18,139,258
Conversion of Legacy Mobix convertible notes	30,045
Conversion of Legacy Mobix SAFEs	150,953
Total number of Class A common shares issued in the Merger	22,901,838

Closing proceeds:
Proceeds from Chavant trust fund	$1,264
Proceeds from PIPE investment	19,750

Closing disbursements:
Legacy Mobix Merger-related transaction costs	(3,747)
Chavant Merger-related transaction costs	(2,219)
Net cash proceeds from the Merger at Closing	15,048

Legacy Mobix Merger-related transaction costs paid prior to closing	(983)
Net cash proceeds	14,065

Non-cash activity:
Conversion of Legacy Mobix convertible notes to Class A Common Stock	206
Conversion of Legacy Mobix SAFEs to Class A Common Stock	1,522
Conversion of Legacy Mobix redeemable convertible preferred stock to Class B Common Stock	2,300
Unpaid Merger-related transaction costs assumed from Chavant	(871)
Unpaid Merger-related transaction costs of Legacy Mobix	(1,633)
Merger-related transaction costs expensed	4,009

Liability-classified instruments:
Fair value of earnout liability	(33,559)
Fair value of PIPE make-whole liability	(2,071)
Fair value of Private Warrants	(150)
Net equity impact of the Merger	$(16,182)

F-15

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 4 — Acquisitions

The Company acquired EMI Solutions, Inc. (“EMI Solutions”) in December 2023 and RaGE Systems, Inc. (“RaGE Systems”) in May 2024. The Company accounted for each of the acquisitions as a business combination. The following table summarizes the amount of the aggregate purchase consideration and the allocation to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values.

	EMI Solutions	RaGE Systems

Purchase consideration:
Contingently redeemable common stock	$8,856	$—
Class A Common Stock	—	7,682
Cash consideration (at present value)	2,041	1,836
	$10,897	$9,518
Allocation:
Cash	$45	$420
Accounts receivable	387	558
Inventory	155	1,146
Other current assets	7	5
Property and equipment	107	275
Intangible asset—customer relationships	4,500	7,400
Intangible asset—developed technology	—	300
Intangible asset—backlog	300	—
Intangible asset—trade name	100	200
Goodwill	6,841	4,008
Operating lease right-of-use asset	—	192
Other assets	30	57
Accounts payable	(228)	(1,647)
Accrued expenses	(263)	(1,622)
Operating lease liability	—	(192)
Deferred tax liability	(1,084)	(1,582)
	$10,897	$9,518

EMI Solutions, Inc.

On December 18, 2023, the Company completed the acquisition of EMI Solutions when the Company acquired all of the issued and outstanding common shares of EMI Solutions, which is accounted for as a business combination. EMI Solutions is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, the Company paid $155 at the time of the consummation of the acquisition and through March 31, 2025 the Company paid an additional $1,523. The remaining $522 cash portion of the consideration is payable through June 2025.

The merger agreement with EMI Solutions provided that in the event that Legacy Mobix did not complete an initial public offering (including the Merger) within twenty-four months following the completion of the acquisition of EMI Solutions, the sellers could require the Company to pay all unpaid cash consideration and provided the sellers a “put right” wherein the sellers could require that the Company repurchase the 964,912 shares of common stock for a cash amount equal to $6.84 per share. The Company evaluated the terms of the related agreement and concluded that the shares of common stock issued as consideration were contingently redeemable common stock, and required recognition as temporary equity, because the events that determine whether the Company will be required to repurchase the 964,912 shares of its common stock for cash are not within the Company’s control. At the time of completion of the acquisition, the Company estimated the fair value of the contingently redeemable common stock at $8,856, based upon the fair value of the Legacy Mobix common stock, adjusted to include the fair value of the put right. The Company estimated the fair value of the put right using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.0%; no expected dividend yield; risk-free interest rate of 4.5%; and a contractual term of two years. The Company included this amount as part of the value of the purchase consideration. After the Closing of the Merger with Chavant on December 21, 2023, the common stock was no longer contingently redeemable, and the Company reclassified the value of the contingently redeemable common stock to permanent equity at its carrying value of $8,856, with no gain or loss recognized.

F-16

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

The Company estimated the useful life of customer relationships is fifteen years, the useful life of the trade name is two years and the useful life of the backlog is one year. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

RaGE Systems, Inc.

On May 21, 2024, the Company completed the acquisition of RaGE Systems when the Company acquired all of the issued and outstanding common shares of RaGE Systems pursuant to a business combination agreement (the “RaGE Business Combination Agreement”). RaGE Systems specializes in developing products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. Aggregate consideration for the acquisition was $9,518, consisting of 3,214,045 shares of the Company’s Class A Common Stock having a fair value of $7,682 and $2,000 in cash, of which the Company paid $200 during the year ended September 30, 2024. The remaining $1,800 is currently payable. The Company also entered into employment agreements with each of the RaGE stockholders.

The Company estimated the useful lives of the customer relationships, developed technology and trade name intangible assets are twelve years, seven years, and two and one-half years, respectively. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

Pursuant to the RaGE Business Combination Agreement, the RaGE stockholders are entitled to receive possible earn-out payments of up to $8,000, payable in a combination of cash and shares of the Company’s Class A Common Stock, based upon both (i) the attainment of certain financial targets measured over calendar years 2024 and 2025 and (ii) continued employment with the Company (the “RaGE Earn-out”). Because the RaGE Earn-out arrangement is linked to continued employment with the Company in the post-acquisition period, the Company determined that the related cost must be recognized as an operating expense in the post-acquisition period, and no portion was accounted for as part of the purchase consideration. As of March 31, 2025, the Company estimated the amount of the payments it expects to make under the RaGE Earn-out, based upon its expectation of the level of achievement of the financial targets over the measurement period, and for the three months and six months ended March 31, 2025, the Company recognized expense of $573 and $2,219, respectively, which is included in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Pro forma information

The following table shows unaudited pro forma net revenue and net loss of the Company for the three months and six months ended March 31, 2024, as if the acquisitions of EMI Solutions and RaGE Systems had each been completed as of October 1, 2022. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of future operations or results had the acquisitions occurred on October 1, 2022.

	Three months ended March 31, 2024	Six months ended March 31, 2024

Net revenue	$3,024	$5,300
Net loss	(1,280)	(1,539)

F-17

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 5 — Inventory

Inventory consists of the following:

	March 31,	September 30,
	2025	2024

Raw materials	$775	$1,550
Finished goods	331	175
Total inventory	$1,106	$1,725

Note 6 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful	March 31,	September 30,
	Life (years)	2025	2024

Equipment and furniture	5 - 7	$632	$948
Laboratory equipment	5	681	687
Leasehold improvements	Shorter of estimated useful life or remaining lease term	41	891
Property and equipment, gross		1,354	2,526
Less: Accumulated depreciation		(824)	(1,349)
Property and equipment, net		$530	$1,177

Depreciation expense for the three months ended March 31, 2025 and 2024 was $123 and $117, respectively. Depreciation expense for the six months ended March 31, 2025 and 2024 was $246 and $230, respectively.

During the six months ended March 2025, the Company recognized losses of $417 on the disposal of certain assets, principally consisting of equipment and furniture and leasehold improvements, at a leased office the Company vacated. Such losses are included in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Note 7 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	March 31, 2025			September 30, 2024
	Useful Life (years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Developed technology	7 – 10	$5,689	$(2,507)	$3,182	$5,689	$(2,216)	$3,473
Customer relationships	12 – 15	11,900	(916)	10,984	11,900	(458)	11,442
Trade names	2 – 2.5	300	(133)	167	300	(68)	232
Backlog	1	—	—	—	300	(236)	64
		$17,889	$(3,556)	$14,333	$18,189	$(2,978)	$15,211

Amortization expense related to intangible assets for the three months ended March 31, 2025 and 2024 was $407 and $399, respectively. Amortization expense related to intangible assets for the six months ended March 31, 2025 and 2024 was $878 and $636, respectively. The weighted-average remaining lives of intangible assets as of March 31, 2025 were developed technology 5.5 years; customer relationships 12.1 years; and trade names 1.4 years.

F-18

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Estimated future amortization expense for intangible assets by fiscal year as of March 31, 2025 is as follows:

Years ending September 30,
2025 (remaining six months)	$815
2026	1,589
2027	1,510
2028	1,498
2029	1,498
Thereafter	7,423
Total	$14,333

Note 8 — Goodwill

The following table summarizes changes in the carrying amount of goodwill during the six months ended March 31, 2025 and 2024.

	Six months ended March 31,
	2025	2024

Balance at beginning of period	$16,066	$5,217
Acquisition of EMI Solutions	—	5,542
Balance at end of period	$16,066	$10,759

Note 9 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31,	September 30,
	2025	2024

Accrued compensation and benefits	$2,415	$1,770
Accrued professional fees	417	340
Accrued interest	185	177
Deferred revenue	895	1,076
Committed equity facility fees	1,553	1,553
Unpaid Merger-related transaction costs	1,090	1,090
RaGE Earn-out	3,452	2,098
Other	2,053	2,221
Total accrued expenses and other current liabilities	$12,060	$10,325

F-19

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 10 — Debt

Debt consists of the following:

	March 31,	September 30,
	2025	2024

Notes payable	$1,773	$598
7% promissory notes – related parties	2,495	2,495
Notes payable – related parties	330	330
Total debt	4,598	3,423
Less: Amounts classified as current	(4,046)	(2,141)
Noncurrent portion	$552	$1,282

Notes Payable

During the six months ended March 31, 2025, the Company entered into a $200 note payable with a bank for net proceeds of $195. The note has an eighteen month term and requires weekly payments totaling $282, including finance charges. The note is secured by substantially all of the Company’s assets and is guaranteed by an officer and director of the Company. The Company also borrowed $100 from an unrelated investor, which the Company agreed in April 2025 to exchange for 166,875 shares of its Class A Common Stock and cash of $16.

During the six months ended March 31, 2025, the Company entered into two agreements for the purchase and sale of future receipts with unrelated buyers, pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $2,139 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $1,430. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through November 2025.

During the six months ended March 31, 2025, the Company and the holders of two notes agreed to settle the outstanding principal and accrued interest, totaling $545, for 631,805 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $283, which is included in “Other non-operating (gains) losses, net” in the condensed consolidated statements of operations and comprehensive loss.

During the six months ended March 31, 2024, the Company entered into two promissory notes having an aggregate principal amount of $250 with unrelated investors to meet its working capital needs. The Company entered into a $150 note payable with a bank for net proceeds of $146. The note had a thirteen month term, required weekly payments totaling $216 and was guaranteed by an officer and director of the Company. The other note had a principal amount of $100, was unsecured, bears interest at 6%, and was repaid by the Company in February 2024.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. During the six months ended March 31, 2025 and 2024, the Company made principal payments of $0 and $586 on the 7% promissory notes and as of March 31, 2025 an aggregate principal amount of $2,495 remains outstanding.

In October 2024, the Company and the holder of one promissory note, having a principal balance of $1,326, agreed to extend the payment terms. Under the agreement, the Company is obligated repay the note in monthly payments of varying amounts through September 2026. As a result of this agreement, the Company has reclassified $518 of the principal balance to “Notes payable — related parties, noncurrent” in the condensed consolidated balance sheet as of March 31, 2025. The portion of the 7% promissory notes due within one year is included in “Notes payable — related parties, current” in the condensed consolidated balance sheet.

F-20

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Notes Payable — Related Parties

As of March 31, 2025 and September 30, 2024, the Company had one outstanding note payable to a related party, with a principal balance of $330. The note matured in November 2024 and the Company repaid the note in April 2025. The note was unsecured and bore interest at 16% per annum. During the six months ended March 31, 2025 and 2024, the Company made principal payments of $0 and $444 on notes payable—related parties.

Note 11 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt approximates its fair value as of March 31, 2025 and September 30, 2024 because the notes payable, the 7% promissory notes - related parties and the notes payable - related parties each mature within one to two years of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of March 31, 2025 are as follows:

	Level 1	Level 2	Level 3	Total
Earnout liability	$—	$—	$1,400	$1,400
PIPE Common Warrants	—	—	1,202	1,202
Private Warrants	—	—	312	312

Total	$—	$—	$2,914	$2,914

The Company classifies the earnout liability, the PIPE Common Warrants and the Private Warrants as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the six months ended March 31, 2025 or 2024. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

Six months ended March 31, 2025:	Earnout Liability	Liability Classified Warrants
Balance, September 30, 2024	$1,680	$2,139
Change in fair value included in net loss	(280)	(625)

Balance, March 31, 2025	$1,400	$1,514

Six months ended March 31, 2024:	Earnout Liability	Liability Classified Warrants	PIPE Make-Whole Liability	SAFEs
Balance, September 30, 2023	$—	$—	$—	$1,512
Liabilities recognized	33,559	882	2,071	—
Conversion to Class A Common Stock in the Merger	—	—	—	(1,522)
Change in fair value included in net loss	(29,938)	(46)	(432)	10

Balance, March 31, 2024	$3,621	$836	$1,639	$—

F-21

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	March 31, 2025	September 30, 2024
Stock price	$0.89	$1.06
Expected volatility	75.0%	70.0%
Risk-free rate	4.0%	3.6%
Contractual term	6.7 years	7.2 years

PIPE Common Warrants

The Company estimates the fair value of the PIPE Common Warrants using the Black-Scholes option pricing model, which utilizes significant assumptions, including volatility, expected term and risk-free rate. The following table summarizes the assumptions used in estimating the fair value of the PIPE Common Warrants at the respective dates:

	March 31, 2025	September 30, 2024
Stock price	$0.89	$1.06
Expected volatility	57.4%	55.7%
Risk-free rate	4.0%	3.5 – 3.9%
Contractual term	0.8 – 4.8 years	1.1 – 5.1 years

Note 12 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from nine months to 2.4 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants.

In March 2025, the Company entered into an operating lease for a 2,713 square foot facility in Irvine, California, used as its corporate headquarters. The lease has an initial term of two years, with monthly rent payments of $7, and requires a security deposit of $22. In connection with the lease, the Company recognized a right-of-use asset and an operating lease liability of $145.

Also in March 2025, the Company vacated a leased 19,436 square foot office in Irvine, California, having a remaining lease term of 2.4 years. The lease requires a security deposit of $400, which is recorded in other assets in the condensed consolidated balance sheets.

Effective October 1, 2024, the Company entered into an operating lease with a related party for a 6,149 square foot facility in Irvine, California used for the design, manufacture and sale of the Company’s interconnect products. The lease has an initial term of fifteen months, with monthly rent payments of $12, and requires a security deposit of $30. Rent paid under the lease was $35 and $71 for the three months and six months ended March 31, 2025. In connection with the lease, the Company recognized a right-of-use asset of $162. As of March 31, 2025, an operating lease liability under this lease of $101 is included in “Operating lease liabilities, current” in the condensed consolidated balance sheets.

F-22

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

The following lease costs are included in the condensed consolidated statements of operations and comprehensive loss:

	Six months ended March 31,
	2025	2024
Operating lease cost	$316	$200
Short-term lease cost	24	46
Total lease cost	$340	$246

Cash paid for amounts included in the measurement of operating lease liabilities for the six months ended March 31, 2025 and 2024 was $378 and $273, respectively. As of March 31, 2025, the weighted-average remaining lease term was 2.2 years, and the weighted-average discount rate was 15.6%. There are no other leases that had not yet commenced as of March 31, 2025 that will create significant additional rights and obligations for the Company.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed consolidated balance sheet as of March 31, 2025:

Years ending September 30,
2025 (remaining six months)	$422
2026	759
2027	574
Total minimum lease payments	1,755
Less: imputed interest	(262)
Present value of future minimum lease payments	1,493
Less: current obligations under leases	(642)
Long-term lease obligations	$851

Note 13 — Commitments and Contingencies

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that the Company believes would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of March 31, 2025 or September 30, 2024.

F-23

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 14 — Income Taxes

The Company recorded an income tax benefit of $5 and $16 for the three months ended March 31, 2025 and 2024, respectively, and an income tax benefit of $7 and $1,296 for the six months ended March 31, 2025 and 2024, respectively. The Company calculated the provision (benefit) for income taxes for the three months and six months ended March 31, 2025 and 2024 using the discrete year-to-date method. For the three months and six months ended March 31, 2025, and for the three months ended March 31, 2024, the Company’s income tax benefit differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

In connection with the December 2023 acquisition of EMI Solutions, during the six months ended March 31, 2024 the Company recognized additional deferred tax liabilities totaling $1,084 associated with acquired intangible assets. Based on the availability of these tax attributes, the Company determined that it expects to realize a greater portion of its existing deferred tax assets and for the six months ended March 31, 2024 the Company recognized an income tax benefit of $1,280 for the resulting reduction of the valuation allowance on its deferred tax assets.

Note 15 — Equity

In connection with the Merger, the Company adopted its amended and restated certificate of incorporation and amended and restated bylaws. The amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock. As of March 31, 2025, the board of directors had not designated any series of preferred stock, and no shares of preferred stock were issued or outstanding.

During the six months ended March 31, 2025, the Company sold 521,739 shares of its Class A Common Stock to an unaffiliated investor for net proceeds of $600. The Company also issued 610,586 shares of its Class A Common Stock to certain vendors in settlement of $700 of accounts payable. In connection therewith, the Company recognized a gain of $147. Also during the six months ended March 31, 2025, holders of 125,000 shares of the Company’s Class B Common Stock elected to convert such shares into the same number of shares of the Company’s Class A Common Stock.

During the six months ended March 31, 2024, Legacy Mobix sold 482,171 shares of its common stock at various dates in private placements for net proceeds of $3,286. In connection with the issuance of these shares, Legacy Mobix also granted one investor a warrant to purchase 27,413 shares of common stock at a price of $0.01 per share. The warrant is immediately exercisable and has a term of one year. The Company determined the warrant to be a freestanding equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values.

As of March 31, 2025, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Class A Common Stock outstanding	37,584,648
Reserve for conversion of Class B Common Stock	2,004,901
Reserve for exercise of the Public Warrants and Private Warrants	9,000,000
Reserve for exercise of other common stock warrants	7,678,779
Reserve for Earnout shares	3,500,000
Reserve for RaGE Earn-out	642,809
Stock options and RSUs outstanding	8,853,039
Awards available for grant under 2023 Equity Incentive Plan	7,851,764
Awards available for grant under 2023 Employee Stock Purchase Plan	687,055
Shares of Class A Common stock available for issuance	207,197,005

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

F-24

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 16 — Warrants

Outstanding warrants consist of the following:

	March 31, 2025	September 30, 2024
Public Warrants	6,000,000	6,000,000
Private Warrants	3,000,000	3,000,000
PIPE Warrants	250,000	1,750,000
PIPE Common Warrants	5,755,396	5,755,396
Other warrants	1,673,383	2,170,403
Total	16,678,779	18,675,799

Liability-Classified Warrants

The Company accounts for the Private Warrants as liabilities because they do not meet the derivative scope exception for contracts in the Company’s own stock. At the time of Closing, the Company estimated the aggregate fair value of the Private Warrants using the Black-Scholes option-pricing model and recognized a liability of $150. As of March 31, 2025, all of the Private Warrants remain outstanding and the Company adjusted the carrying amount of the liability to its estimated fair value of $312. As a result of changes in the fair value of the liability, the Company recorded non-cash gains (losses) of $18 and $(480) for the six months ended March 31, 2025 and 2024, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss.

The Company also accounts for the PIPE Common Warrants—issued in a July 2024 private placement—as liabilities because they do not meet the derivative scope exception for contracts in the Company’s own stock. As of March 31, 2025, the Company adjusted the carrying amount of the liability for the PIPE Common Warrants to its estimated fair value of $1,202, included in “Other noncurrent liabilities” in the condensed consolidated balance sheets. As a result of changes in the fair value of the liability, the Company recorded a non-cash gain of $607 for the six months ended March 31, 2025, which is included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss.

Other Warrants

During the six months ended March 31, 2025, PIPE Warrants to purchase an aggregate of 1,500,000 shares of the Company’s Class A Common Stock were exercised, for net proceeds to the Company of $15.

In connection with the Merger, all of Legacy Mobix’s outstanding warrants were assumed by the Company and converted into the same number of warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices or other terms. Subsequent to the Merger, warrants to purchase an aggregate of 373,031 shares were exercised and converted into 369,671 shares of Class A Common Stock, with no cash proceeds to the Company.

During the six months ended March 31, 2024, the Company issued warrants to purchase an aggregate of 51,020 shares of its common stock at $0.01 per share in connection with borrowings and warrants to purchase an aggregate of 27,413 shares of common stock at a price of $0.01 per share to investors in connection with the sale of shares of its common stock. The Company also agreed to issue warrants to purchase 130,000 shares of its Class A Common Stock at $0.01 per share to a service provider, in respect of services rendered to Legacy Mobix prior to the Merger.

In addition, during the six months ended March 31, 2024 Legacy Mobix failed to repay the principal amount of a note payable by its maturity date and was obligated to issue warrants to purchase 103,000 shares of its Class A Common Stock at $0.01 per share to the lender as additional consideration. During the six months ended March 31, 2024, the Company recognized $732 of interest expense for the estimated fair value of these warrants.

F-25

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 17 — Stock-Based Compensation

The Company’s 2023 Equity Incentive Plan provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The Company has reserved 10,600,000 shares of its Class A Common Stock for issuance under the terms of the 2023 Equity Incentive Plan. Prior to the Merger, Legacy Mobix had three equity incentive plans which provided for the issuance of stock-based compensation awards.

Restricted Stock Units

In connection with the Merger, all of Legacy Mobix’s RSUs were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

Prior to the Merger, Legacy Mobix agreed, contingent upon closing of the Merger, to issue an aggregate of 5,000,000 RSUs (of which 999,999 were subsequently modified to common stock warrants upon the holder’s termination of employment) to certain of its officers and key employees over three years, beginning on the first anniversary of the Closing of the Merger. Because the vesting of these awards was subject to both a service condition and a performance condition (the completion of the Merger), the Company determined that vesting of the awards was not probable and did not recognize any stock-based compensation expense for these awards prior to the Closing. Upon Closing, the performance condition was satisfied, and vesting of the awards is subject only to a service condition. As a result, the Company recognizes the value of these awards over the requisite service period and during the six months ended March 31, 2024, the Company recognized additional stock-based compensation expense of $10,858 relating to these awards, representing a catch-up for the portion of the service period that had elapsed from the date of the awards through the Closing.

During the six months ended March 31, 2025, the Company and a former employee entered into certain agreements wherein the Company agreed to accelerate the vesting of 999,999 common stock warrants and grant the holder an additional 250,000 common stock warrants. The warrants are immediately exercisable and have an exercise price of $0.01 per share. Subsequently, the Company agreed to cancel 450,000 of these common stock warrants and replace them with the same number of fully vested RSUs. As a result of the acceleration of vesting and the grant of the warrants, during the six months ended March 31, 2025 the Company recognized additional stock-based compensation expense of $6,917.

A summary of activity in the Company’s RSUs for the six months ended March 31, 2025 is as follows:

	Number of units	Weighted- Average Grant Date Fair Value per Unit
Outstanding at September 30, 2024	4,463,253	$7.93
Granted	2,298,075	1.48
Forfeited	(13,093)	6.84
Vested	(520,000)	0.80
Outstanding at March 31, 2025	6,228,235	6.15

Unrecognized compensation expense related to RSUs was $18,345 as of March 31, 2025 and is expected to be recognized over a weighted-average period of 2.5 years.

F-26

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Stock Options

Stock option activity for the six months ended March 31, 2025 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (years)
Outstanding at September 30, 2024	2,740,846	$4.89
Expired	(64,988)	6.65
Forfeited	(51,054)	6.77
Outstanding at March 31, 2025	2,624,804	4.81	6.3
Exercisable at March 31, 2025	2,413,418	4.66	6.3

Unrecognized stock-based compensation expense related to stock options, totaling $713 as of March 31, 2025, is expected to be recognized over a weighted-average period of 1.4 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of March 31, 2025 was $466 and $466, respectively. The total intrinsic value of options exercised during the six months ended March 31, 2025 and 2024 was $0 and $1,938, respectively. The total fair value of options that vested during the six months ended March 31, 2025 and 2024 was $342 and $1,221, respectively.

The weighted-average grant date fair value of options granted during the six months ended March 31, 2024 was $3.50; no options were granted during the six months ended March 31, 2025. The fair value of stock options granted was estimated with the following assumptions:

	Six months ended March 31, 2024
	Range
	Low	High
Expected volatility	54.8%	55.6%
Expected dividend yield	0%	0%
Risk-free interest rate	3.9%	4.4%
Expected term (years)	4.5	5.3

The condensed consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Three months ended March 31,		Six months ended March 31,
	2025	2024	2025	2024

Cost of revenue	$42	$—	$58	$—
Research and development	65	274	146	775
Selling, general and administrative	3,245	1,167	12,950	13,371
Total stock-based compensation expense	$3,352	$1,441	$13,154	$14,146

Note 18 — Net Income (Loss) Per Share

The Company computes net income (loss) per share of Class A and Class B Common Stock using the two-class method. Basic net income (loss) per share is computed using the weighted-average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSUs and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net income (loss) per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net income (loss) per share of Class B Common Stock does not assume the conversion of those shares.

F-27

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, potentially dilutive securities are included in the computation of diluted income (loss) per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities under the if-converted method increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net income (loss) per share.

	Three months ended March 31,
	2025		2024
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(2,177)	$(114)	$(1,612)	$(141)
Deemed dividend from warrant price adjustment	—	—	(608)	(53)
Net loss available to common stockholders	(2,177)	(114)	(2,220)	(194)
Denominator:
Weighted-average shares outstanding	38,228,919	2,004,901	25,791,094	2,254,901
Basic net loss per share	$(0.06)	$(0.06)	$(0.09)	$(0.09)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(2,177)	$(114)	$(2,220)	$(194)
Change in fair value of PIPE make-whole liability	—	—	(3,068)	(268)
Change in fair value of liability-classified warrants	—	—	(483)	(42)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(114)	—	(504)	—
Reallocation of net loss	—	—	—	19
Allocation of net loss	$(2,291)	(114)	(6,275)	(485)

Denominator:
Number of shares used in basic earnings per share calculation	38,228,919	2,004,901	25,791,094	2,254,901
Shares issuable in satisfaction of PIPE make-whole liability	—	—	1,052,030	—
Shares issuable under liability-classified warrants	—	—	101,228	—
Conversion of Class B to Class A Common Stock	2,004,901	—	2,254,901	—
Number of shares used in per share computation	40,233,820	2,004,901	29,199,253	2,254,901
Diluted net loss per share	$(0.06)	$(0.06)	$(0.21)	$(0.21)

F-28

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

	Six months ended March 31,
	2025		2024
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(20,974)	$(1,156)	$(742)	$(76)
Deemed dividend from warrant price adjustment	—	—	(600)	(61)
Net loss available to common stockholders	(20,974)	(1,156)	(1,342)	(137)
Denominator:
Weighted-average shares outstanding	37,266,452	2,053,665	22,004,134	2,254,901
Basic net loss per share	$(0.56)	$(0.56)	$(0.06)	$(0.06)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(20,974)	$(1,156)	$(1,342)	$(137)
Change in fair value of PIPE make-whole liability	—	—	(392)	(40)
Change in fair value of liability-classified warrants	—	—	(476)	(49)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(1,156)	—	(226)	—
Reallocation of net loss	—	—	—	6
Allocation of net loss	$(22,130)	(1,156)	(2,436)	(220)

Denominator:
Number of shares used in basic earnings per share calculation	37,266,452	2,053,665	22,004,134	2,254,901
Shares issuable in satisfaction of PIPE make-whole liability	—	—	580,628	—
Shares issuable under liability-classified warrants	—	—	74,906	—
Conversion of Class B to Class A Common Stock	2,053,665	—	2,254,901	—
Number of shares used in per share computation	39,320,117	2,053,665	24,914,569	2,254,901
Diluted net loss per share	$(0.56)	$(0.56)	$(0.10)	$(0.10)

For purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, the Public Warrants, Private Warrants, PIPE Common Warrants, Placement Agent Warrants, RSUs and stock options result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. The Earnout Shares and shares issuable under the RaGE Earn-out were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is based on a contingency which had not been met, and the contingency was not resolved, during the periods presented herein.

F-29

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

The potential shares of Class A Common Stock that were excluded from the computation of diluted net income (loss) per share attributable to stockholders for the periods presented because including them would have an antidilutive effect were as follows:

	Six months ended March 31,
	2025	2024
Public Warrants and Private Warrants	9,000,000	9,000,000
PIPE Common Warrants	5,755,396	—
Other common stock warrants	763,384	—
Earnout shares	3,500,000	3,500,000
Shares issuable under RaGE Earn-out	642,809	—
RSUs	6,228,235	4,078,559
Stock options	2,624,804	4,522,529
	28,514,628	21,101,088

Note 19 — Concentrations

For the three months ended March 31, 2025, one customer accounted for 60% of the Company’s net revenue. For the three months ended March 31, 2024, one customer accounted for 26% of the Company’s net revenue. For the six months ended March 31, 2025, one customer accounted for 64% of the Company’s net revenue. For the six months ended March 31, 2024, three customers accounted for 48% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of March 31, 2025, one customer had a balance due that represented 61% of the Company’s total accounts receivable. As of September 30, 2024, two customers had balances due that represented 71% of the Company’s total accounts receivable.

Note 20 — Geographical Information

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, is summarized as follows:

	Three months ended March 31,		Six months ended March 31,
	2025	2024	2025	2024

United States	$2,265	$980	$5,313	$1,248
Other	246	165	367	182
Total net revenue	$2,511	$1,145	$5,680	$1,430

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

F-30

MOBIX LABS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited, in thousands, except share and per share amounts)

Note 21 — Subsequent Events

April 2025 Offering

On April 4, 2025, the Company entered into a securities purchase agreement (the “2025 Securities Purchase Agreement”) with an institutional accredited investor. Pursuant to the 2025 Securities Purchase Agreement, on April 7, 2025 the Company issued 3,850,000 shares of Class A common stock and a pre-funded warrant to purchase up to 1,026,860 shares of Class A Common Stock in a registered direct offering priced at-the-market under Nasdaq rules (the “Registered Direct Offering”). The public offering price for each share was $0.8202 and the public offering price for each pre-funded warrant was $0.8201. In addition, in a concurrent private placement (together with the Registered Direct Offering, the “April 2025 Offering”), the Company issued unregistered common stock warrants (the “Common Warrants”) to purchase up to 4,876,860 shares of the Company’s Class A Common Stock. The pre-funded warrant has an exercise price of $0.0001 per share, is exercisable immediately and may be exercised at any time. The Common Warrants have an exercise price of $0.8202, are exercisable upon receipt of stockholder approval of the issuance of the shares of Class A Common Stock underlying the Common Warrants and will expire five years after such stockholder approval. The net proceeds to the Company from the April 2025 Offering were $3,645, after payment of the placement agent’s fees and expenses. The Company intends to use the net proceeds from the April 2025 Offering for working capital and other general corporate purposes.

In connection with the April 2025 Offering, the Company also amended the outstanding Series A Warrants and Series B Warrants (issued in July 2024) to purchase up to an aggregate of 5,755,396 shares of Class A Common Stock, to reduce the exercise price from $1.39 per share to $0.8202 per share. The Company also extended the term of the Series B warrants from January 3, 2026 to April 3, 2026. The term of the Series A Warrants remains unchanged and will expire on January 3, 2030. The PIPE Common Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock upon exercise of the PIPE Common Warrants at the exercise price of $0.8202.

The Company also paid the placement agent fees and totaling $355 and issued the placement agent warrants to purchase an aggregate of 682,760 shares of Class A Common Stock. These warrants have an exercise price of $0.8202 per share, become exercisable upon stockholder approval, will expire on April 4, 2030 and are not transferable prior to October 1, 2025.

F-31

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Mobix Labs, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mobix Labs, Inc. and its subsidiaries (the “Company”) as of September 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ equity (deficit) and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 23, 2024

We have served as the Company’s auditor since 2022.

F-32

MOBIX LABS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,
	2024	2023
ASSETS
Current assets
Cash	$266	$89
Accounts receivable, net	2,813	53
Inventory	1,725	319
Prepaid expenses and other current assets	467	369
Total current assets	5,271	830

Property and equipment, net	1,177	1,859
Intangible assets, net	15,211	5,287
Goodwill	16,066	5,217
Operating lease right-of-use assets	1,022	1,030
Deferred transaction costs	-	4,125
Other assets	341	400
Total assets	$39,088	$18,748

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,833	$8,995
Accrued expenses and other current liabilities	10,325	4,519
Deferred purchase consideration	2,380	-
Notes payable, current	398	1,286
Notes payable - related parties, current	1,743	3,793
Simple agreements for future equity (“SAFEs”)	-	1,512
Operating lease liabilities, current	428	318
Total current liabilities	26,107	20,423

Notes payable, noncurrent	200	-
Notes payable - related parties, noncurrent	1,082	-
Earnout liability	1,680	-
Deferred tax liability	320	86
Operating lease liabilities, noncurrent	1,024	1,280
Other noncurrent liabilities	3,145	-
Total liabilities	33,558	21,789

Commitments and contingencies (Note 14)

Redeemable convertible preferred stock
Founders Convertible Preferred Stock, $0.00001 par value, no shares authorized, issued or outstanding at September 30, 2024; 600,000 shares authorized, 588,235 shares issued and outstanding at September 30, 2023	-	-
Series A Convertible Preferred Stock, $0.00001 par value, no shares authorized, issued or outstanding at September 30, 2024; 2,000,000 shares authorized, 1,666,666 shares issued and outstanding at September 30, 2023; liquidation preference of $2,300 at September 30, 2023	-	2,300

Stockholders’ equity (deficit)
Legacy Mobix common stock, $0.00001 par value, no shares authorized, issued or outstanding at September 30, 2024; 57,400,000 shares authorized, 16,692,175 issued and outstanding at September 30, 2023	-	-
Class A Common Stock, $0.00001 par value, 285,000,000 shares authorized; 32,824,230 and no shares issued and outstanding at September 30, 2024 and 2023, respectively	-	-
Class B Common Stock, $0.00001 par value, 5,000,000 shares authorized; 2,129,901 and no shares issued and outstanding at September 30, 2024 and 2023, respectively	-	-
Additional paid-in capital	109,987	78,421
Accumulated deficit	(104,457)	(83,762)
Total stockholders’ equity (deficit)	5,530	(5,341)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$39,088	$18,748

See accompanying notes to consolidated financial statements.

F-33

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2024	2023

Net revenue	$6,442	$1,224
Cost of revenue	3,890	1,620
Gross profit	2,552	(396)

Operating expenses:
Research and development	5,779	11,044
Selling, general and administrative	41,835	24,104
Impairment of long-lived assets	1,333	-
Loss from operations	(46,395)	(35,544)

Interest expense	1,582	3,355
Change in fair value of earnout liability	(31,879)	-
Change in fair value of PIPE make-whole liability	(830)	-
Change in fair value of SAFEs	10	655
Merger-related transaction costs expensed	4,009	-
Private placement costs	2,894	-
Other non-operating losses, net	282	-
Loss before income taxes	(22,463)	(39,554)
Provision (benefit) for income taxes	(2,429)	67
Net loss and comprehensive loss	(20,034)	(39,621)
Deemed dividend from warrant price adjustment	661	-
Net loss available to common stockholders	$(20,695)	$(39,621)

Net loss per share of Class A and Class B Common Stock:
Basic	$(0.73)	$(2.71)
Diluted	$(0.75)	$(2.71)
Weighted-average common shares outstanding:
Basic	28,419,593	14,612,600
Diluted	29,483,021	14,612,600

See accompanying notes to consolidated financial statements.

F-34

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE

CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share and per share amounts)

	Founders Redeemable Convertible Preferred Stock		Series A Redeemable Convertible Preferred Stock		Contingently Redeemable Common Stock		Legacy Common Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at September 30, 2022	588,235	$-	1,666,666	$2,300	-	$-	11,868,397	$-	-	$-	-	$-	$34,722	$(44,141)	$(9,419)
Issuance of common stock	-	-	-	-	-	-	1,958,312	-	-	-	-	-	13,396	-	13,396
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	1,218,461	-	-	-	-	-	909	-	909
Issuance of common stock in settlement of loss contingency	-	-	-	-	-	-	1,233,108	-	-	-	-	-	8,434	-	8,434
Issuance of common stock to service providers	-	-	-	-	-	-	55,091	-	-	-	-	-	377	-	377
Conversion of notes to common stock	-	-	-	-	-	-	187,971	-	-	-	-	-	943	-	943
Conversion of SAFEs to common stock	-	-	-	-	-	-	170,835	-	-	-	-	-	1,126	-	1,126
Issuance of warrants to service providers	-	-	-	-	-	-	-	-	-	-	-	-	10	-	10
Issuance of warrants in connection with notes payable	-	-	-	-	-	-	-	-	-	-	-	-	3,028	-	3,028
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	15,476		15,476
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(39,621)	(39,621)
Balance at September 30, 2023	588,235	$-	1,666,666	$2,300	-	$-	16,692,175	$-	-	$-	-	$-	$78,421	$(83,762)	$(5,341)
Issuance of common stock	-	-	-	-	-	-	482,171	-	437,830	-		-	3,607	-	3,607
Issuance of contingently redeemable common stock for acquisition of EMI Solutions, Inc.	-	-	-	-	964,912	8,856	-	-	-	-	-	-	-	-	-
Lapse of redemption feature on common stock	-	-	-	-	(964,912)	(8,856)	964,912	-	-	-	-	-	8,856	-	8,856
Reverse recapitalization transactions, net (Note 3)	(588,235)	-	(1,666,666)	(2,300)	-	-	(18,139,258)	-	22,901,838	-	2,254,901	-	(16,083)	-	(16,083)
Issuance of common stock for acquisition of RaGE Systems, Inc.	-	-	-	-	-	-	-	-	3,214,045	-	-	-	7,682	-	7,682
Issuance of warrants in connection with notes payable	-	-	-	-	-	-	-	-	-	-	-	-	515	-	515
Issuance of placement agent warrants	-	-	-	-	-	-	-	-	-	-	-	-	82	-	82
Issuance of common stock upon exercise of stock options	-	-	-	-	-	-	-	-	1,521,643	-	-	-	225	-	225
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	-	-	3,410,359	-	-	-	3,397	-	3,397
Issuance of common stock upon vesting of RSUs	-	-	-	-	-	-	-	-	161,486	-	-	-	-	-	-
Issuance of PIPE make-whole shares	-	-	-	-	-	-	-	-	1,052,029	-	-	-	1,241	-	1,241
Conversion of Class B common stock to Class A common stock	-	-	-	-	-	-	-	-	125,000		(125,000)	-	-	-	-
Deemed dividend from warrant price adjustment	-	-	-	-	-	-	-	-	-	-	-	-	661	(661)	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	21,383	-	21,383
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(20,034)	(20,034)
Balance at September 30, 2024	-	-	-	-	-	-	-	$-	32,824,230	$-	2,129,901	$-	$109,987	$(104,457)	$5,530

See accompanying notes to consolidated financial statements.

F-35

MOBIX LABS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended September 30,
	2024	2023
Operating activities
Net loss	$(20,034)	$(39,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	472	449
Amortization of intangible assets	1,543	841
Impairment of long-lived assets	1,333	-
Issuance of warrants in connection with notes payable, charged to interest expense	1,023	2,983
Change in fair value of earnout liability	(31,879)	-
Change in fair value of PIPE make-whole liability	(830)	-
Change in fair value of SAFEs	10	655
Merger-related transaction costs expensed	4,009	-
Private placement costs	2,894	-
Stock-based compensation	21,383	15,476
Deferred income taxes	(2,432)	66
Other non-cash items	(732)	(117)
Changes in operating assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(1,817)	385
Inventory	(105)	251
Prepaid expenses and other current assets	(86)	298
Other assets	146	-
Accounts payable	3,862	1,390
Accrued expenses and other current liabilities	2,852	2,318
Net cash used in operating activities	(18,388)	(14,626)

Investing activities
Acquisition of property and equipment	(44)	-
Acquisitions of businesses, net of cash acquired	(1,064)	(633)
Net cash used in investing activities	(1,108)	(633)

Financing activities
Proceeds from issuance of common stock	3,529	13,513
Proceeds from issuance of common stock warrants	3,585	-
Proceeds from exercise of stock options	225	-
Proceeds from exercise of common stock warrants	4	909
Proceeds from issuance of notes payable	998	2,156
Proceeds from issuance of notes payable - related parties	450	730
Proceeds from issuance of convertible notes	200	250
Deferred consideration paid for acquisition of business	(174)	-
Principal payments on notes payable	(1,749)	(825)
Principal payments on notes payable - related parties	(1,463)	(630)
Proceeds from the Merger and PIPE	21,014	-
Merger-related transaction costs paid	(6,946)	(933)
Net cash provided by financing activities	19,673	15,170

Net increase (decrease) in cash	177	(89)
Cash, beginning of period	89	178
Cash, end of period	$266	$89

Supplemental cash flow information
Cash paid for interest	$521	$58
Cash paid for income taxes	-	-

Non-cash investing and financing activities:
Unpaid Merger-related transaction costs	$1,423	$3,192
Contingently redeemable convertible stock issued for acquisition of EMI Solutions, Inc.	8,856	-
Class A common stock issued for acquisition of RaGE Systems, Inc.	7,682
Unpaid purchase consideration for acquisitions of businesses	2,174	-
Conversion of notes to common stock	-	943
Conversion of SAFEs to common stock	1,522	1,126
Deemed dividend from warrant price adjustment	661	-
Issuance of warrants in connection with notes payable, recorded as debt discount	183	790
Issuance of common stock to service providers	-	387

See accompanying notes to consolidated financial statements.

F-36

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 1 - Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits targeting the commercial, industrial, and defense and aerospace sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and currently used in aerospace, military, defense and medical applications. The Company’s True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

On December 21, 2023, (the “Closing Date”), Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the Business Combination Agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” As a result of the Merger, the Company raised gross proceeds of $21,014, including the contribution of $1,264 of cash held in Chavant’s trust account and the $19,750 private investment in public equity (“PIPE”) at $10.00 per share of Chavant’s Class A Common Stock. The common stock and public warrants of the combined company began trading on The Nasdaq Stock Market LLC under the symbols “MOBX” and “MOBXW,” respectively, on December 22, 2023.

Throughout the notes to the consolidated financial statements, unless otherwise noted or otherwise suggested by context, the “Company” refers to Legacy Mobix prior to the consummation of the Merger, and to the Company after the consummation of the Merger.

Going Concern

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, as a result of its ongoing investment in product development and other operating expenses. For the years ended September 30, 2024 and 2023, the Company incurred losses from operations of $46,395 and $35,544, respectively, and as of September 30, 2024, the Company had an accumulated deficit of $104,457. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations beyond the next approximately ninety days.

F-37

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Merger was accounted for as a reverse recapitalization of the Company because Legacy Mobix has been determined to be the accounting acquirer under ASC Topic 805 - Business Combinations. Under this method of accounting, Chavant is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on holders of Legacy Mobix capital stock comprising a relative majority of the voting power of the Company upon consummation of the Merger and having the ability to nominate the majority of the governing body of the Company, Legacy Mobix senior management comprising the senior management of the Company, and Legacy Mobix operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Mobix with the Merger being treated as the equivalent of Legacy Mobix issuing shares for the net assets of Chavant, accompanied by a recapitalization. The net assets of Chavant were recognized as of the Closing at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Mobix and the accumulated deficit of Legacy Mobix has been carried forward after Closing. All issued and outstanding securities of Chavant upon Closing were treated as issuances of securities of the Company upon the consummation of the Merger.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation and equity-based awards;
●	valuation of common stock for periods prior to the Merger;

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MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

●	impairment assessments of goodwill and long-lived assets;
●	measurement of liabilities carried at fair value, including the earnout liability, the PIPE make-whole liability and liability-classified warrants;
●	purchase price allocations and valuations of net assets acquired in business combinations; and,
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Cash

As of September 30, 2024 and 2023, the Company’s cash balance consisted of demand deposits held at large financial institutions. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2024 or 2023. The amount of deposits maintained at any financial institution may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. For trade accounts receivable from customers, the Company performs ongoing credit evaluations of its customers and maintains an allowance for expected credit losses. The allowance for expected credit losses represents the Company’s best estimate based on current and historical information, and reasonable and supportable forecasts of future events and circumstances. Accounts receivable deemed uncollectible are charged against the allowance for expected credit losses when identified. The allowance for expected credit losses as of September 30, 2024 and 2023 and bad debt expense for the years ended September 30, 2024 and 2023 were not material.

Inventory

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or net realizable value. Inventory costs consist of purchased materials, outside manufacturing costs, inbound freight and receiving costs, and capitalized overhead. The Company records an inventory reserve for losses associated with excess and obsolete items, based on available information and the Company’s current expectations of future demand, product obsolescence and market conditions. Any provision for excess and obsolete inventory is charged to cost of sales and is a permanent reduction of the carrying value of inventory. The reserve for excess and obsolete inventory as of September 30, 2024 and 2023 and write-downs of obsolete inventory for the years ended September 30, 2024 and 2023 were not material.

Property and equipment, net

The Company’s property and equipment primarily consists of laboratory equipment, computer hardware, equipment, furniture and fixtures and leasehold improvements. Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation and amortization are computed using the straight-line method over the assets’ estimated useful lives. Major improvements are capitalized, while routine maintenance and repairs which do not significantly improve or extend the useful life of an asset are expensed when incurred. Upon the sale or retirement of assets, costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss.

Intangible Assets, net

The Company’s intangible assets principally consist of acquired developed technology and customer relationships and have finite lives ranging from one to fifteen years. The Company amortizes intangible assets over their useful lives on a straight-line basis, which the Company believes approximates the pattern in which the economic benefits of the intangible assets are expected to be utilized. To the extent that an acquired developed technology is incorporated in, or used to produce, a product the Company currently produces and sells, the related amortization expense is included in cost of revenue in the consolidated statements of operations and comprehensive loss. Amortization expense on other acquisition-related intangible assets is included in operating expenses.

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MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company recognized impairment losses on long-lived assets of $1,333 and $0, respectively, for the years ended September 30, 2024 and 2023. See Note 7, Intangible Assets, net.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit. The Company performed its annual qualitative impairment test and determined it was not more likely than not that the fair value of its reporting unit was less than its carrying amount. The Company did not record any goodwill impairment losses for the years ended September 30, 2024 and 2023.

Deferred Transaction Costs

The Company capitalizes certain legal, accounting, and other third-party fees that are directly related to a planned equity financing, including the Merger, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred transaction costs would be immediately written off to operating expenses.

Business Combinations

The Company allocates the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair values of the net assets acquired is recorded as goodwill.

F-40

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Accounting for business combinations requires that management make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although management believes the assumptions and estimates to be reasonable and appropriate, they are inherently uncertain. Critical estimates in valuing certain acquired assets may include, but are not limited to, expected future cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, expected costs to develop acquired technology into commercially viable products, estimated cash flows from the projects when completed, including assumptions associated with the technology migration curve and expected selling, general and administrative costs. The discount rates used to discount expected future cash flows to present value are typically derived from a weighted-average cost of capital analysis and are adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing an asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 - Observable inputs that include quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets, including property and equipment, intangible assets and goodwill, are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

Simple Agreements for Future Equity (SAFEs)

In 2022, the Company issued SAFEs to certain investors. The SAFEs provided for automatic conversion into shares of the Company’s common stock or preferred stock upon the occurrence of certain events. The number of shares issuable upon conversion was dependent upon a number of factors, including the prices at which the Company may subsequently sell its equity, the Company’s capitalization and the occurrence of certain events. The SAFEs also required cash settlement by the Company in certain circumstances, such as in the event of a liquidation or dissolution of the Company. The Company performed an assessment of the specific terms of the SAFEs under the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and concluded that the SAFEs be classified as liabilities in the consolidated balance sheets. The Company initially recorded the SAFEs at their fair value and remeasured the SAFEs to fair value at each reporting date. During the years ended September 30, 2024 and 2023 all of the SAFEs were converted into shares of the Company’s common stock and as of September 30, 2024 no SAFEs remain outstanding.

The Company estimated the fair value of the SAFEs using a probability weighted expected return method (“PWERM”). The PWERM is a scenario-based analysis that estimates the value of the SAFEs based on the probability weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company. The Company classified the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement.

F-41

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Fair Value of Common Stock

Prior to the Closing, there was no public market for the Company’s common stock, and the Company determined the fair value of shares of its common stock considering a number of objective and subjective factors, including: third-party valuations of its common stock, the valuation of comparable companies, sales of the Company’s common stock to outside investors in arms-length transactions, the Company’s forecasted financial performance, operational developments and milestones, the lack of marketability of the underlying common stock, the likelihood of achieving a liquidity event, and the general and industry specific economic outlook, among other factors. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation. Subsequent to the Closing, the Company determines the fair value of shares of its common stock by reference to quoted market prices.

Classification of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent period end date while the warrants are outstanding.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented using the two-class method required for participating securities. Under the two-class method, net loss is attributed to the Class A and Class B common stock and other participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. For a period in which the Company reports a net loss, diluted net loss per share is similar to basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is antidilutive. See Note 10, Net Loss Per Share.

Stock-Based Compensation

The Company estimates the fair value of stock option awards using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The fair value of each stock option award is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically four years. The Company has elected to account for forfeitures as they occur and initially records stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company reverses any previously recognized stock-based compensation expense in the period the award is forfeited.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

●	the per share fair value of the underlying common stock;
●	the exercise price;
●	the risk-free interest rate;
●	the expected term;
●	expected stock price volatility over the expected term; and,
●	the expected annual dividend yield.

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MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The expected term represents the period over which the stock-based award is expected to remain outstanding and is estimated based on historical experience of similar awards, vesting schedules and expectations of future employee behavior. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. Because there is a limited trading history for the Class A Common Stock, the Company estimates expected stock price volatility based on the historical volatility of the stock prices of similar publicly traded peer companies. The Company estimates the expected annual dividend yield will be zero because the Company does not currently expect to declare dividends on its common stock.

Stock-based compensation awards also include restricted stock units (“RSUs”). RSUs entitle the holder to receive a number of shares of the Company’s Class A common stock, generally subject to service-based vesting conditions and, in some cases, other conditions. The Company establishes the fair value of each RSU based on the grant date fair value of the underlying shares of its Class A common stock. The Company recognizes stock-based compensation expense for RSUs over the requisite service period, as applicable, or upon determination that the satisfaction of performance-based criteria is probable.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. Accordingly, the Company has determined that it operates in a single operating segment and, therefore, one reportable segment.

Comprehensive Loss

Comprehensive loss includes the Company’s net loss as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. There were no differences between the Company’s net loss and comprehensive loss for the years ended September 30, 2024 and 2023.

Revenue Recognition

The Company accounts for revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenues primarily from product sales to equipment manufacturers. The Company recognizes product revenue when it satisfies performance obligations under the terms of its contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the terms of the contract) net of accruals for estimated sales returns and allowances. Such sales returns and allowances were not material for the years ended September 30, 2024 and 2023. The Company does not have material variable consideration, and the Company’s revenue arrangements do not contain significant financing components. Payment terms are principally net 30 days to net 45 days.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, the Company accounts for such warranties under ASC Topic 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of revenue in the period the related revenue is recorded. The Company accrues for warranty and indemnification issues if a loss is probable and can be reasonably estimated. Warranty and indemnification expenses have historically been insignificant.

The Company includes shipping and handling fees billed to customers as part of net revenue. The Company includes shipping and handling costs associated with outbound freight in cost of revenue. Sales and other taxes the Company collects, if any, are excluded from revenue.

There were no contract assets recorded on the consolidated balance sheets as of September 30, 2024 or 2023. In some instances, the Company receives a partial payment of the sales price from the customer at the time an order is placed. Any such prepayments are recorded as a liability included in “Accrued expenses and other current liabilities” on the consolidated balance sheets and are recognized in net revenue when the Company satisfies the related performance obligations, typically as products are shipped. All incremental customer contract acquisition costs are expensed as incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

F-43

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Cost of Revenue

Cost of revenue includes costs of materials, contract manufacturing services, including costs associated with the assembly, testing and shipping of products, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of revenue also includes employee compensation and benefits (including stock-based compensation) of employees engaged in engineering services or the manufacture or sourcing of products, facility costs and depreciation.

Advertising Expense

Advertising costs include spending for items such as marketing and promotional items, trade shows, sponsorships, and other programs. The Company expenses advertising costs as incurred. Advertising expenses were $91 and $175 for the years ended September 30, 2024 and 2023, respectively.

Research and Development Expense

Research and development expenses consist of costs incurred to perform product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. The Company expenses all research and development costs as incurred.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority. Subsequent changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available.

F-44

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Accounting Pronouncements Recently Adopted

The Company is an “emerging growth company,” as defined in the Securities Act. Under the Jumpstart Our Business Startups Act of 2012, an emerging growth company has the option to adopt new or revised accounting guidance either (i) within the same periods as otherwise applicable to public business entities, or (ii) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of accounting guidance the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time periods as non-public business entities.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326) (“ASU 2016-13”), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The Company adopted this guidance on a modified retrospective basis on October 1, 2023, with no material impact to the consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606 as if the acquiring entity had originated the contracts. The Company adopted this guidance on a prospective basis to business combinations occurring on or after October 1, 2023, with no material impact on its financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. The disclosures required under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s fiscal year beginning October 1, 2024 and for interim periods within the Company’s fiscal year beginning October 1, 2025, with early adoption permitted. The Company does not expect adoption of ASU 2023-07 will have a material impact on its financial position or results of operations.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for the Company’s fiscal year beginning October 1, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2023-09 will have a material impact on its financial position or results of operations.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires disclosure in the notes to the financial statements of specified information about certain costs and expenses. The ASU is effective for the Company’s fiscal year beginning October 1, 2027, and for interim periods within the Company’s fiscal year beginning October 1, 2028, with early adoption permitted. The Company is currently evaluating the ASU to determine the impact it will have on the Company’s financial statements and related disclosures.

Note 3 - Reverse Recapitalization

As discussed in Note 1, Company Information, the Closing of the Merger occurred on December 21, 2023. In the Merger, as provided for in the Business Combination Agreement:

●	All of Legacy Mobix’s 18,139,258 issued and outstanding shares of common stock were cancelled and converted into the same number of shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock, totaling 2,254,901 shares, was converted into the same number of shares of the Company’s Class B Common Stock;

F-45

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

●	All of Legacy Mobix’s convertible notes were converted into shares of Legacy Mobix common stock immediately prior to Closing and pursuant to their terms, totaling 30,045 shares, which were then cancelled and converted into the same number of shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s SAFEs were converted into 150,953 shares of the Company’s Class A Common Stock;
●	All of Legacy Mobix’s stock options and warrants were assumed by the Company and converted into the same number of stock options or warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices, vesting conditions or other terms; and
●	All of Legacy Mobix’s RSUs were assumed by the Company and converted into RSUs covering the same number of shares of the Company’s Class A Common Stock.

The other related events that occurred in connection with the Closing include the following:

●	The Company entered into the PIPE Subscription Agreements, as described below;
●	The Company entered into the Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement, as described below;
●	The Company entered into a non-redemption agreement with a stockholder, as described below;
●	The Company entered into an amendment to its Business Combination Marketing Agreement, as described below;
●	The Company assumed the 6,000,000 public warrants (“Public Warrants”) and 3,400,000 private placement warrants (“Private Warrants”) originally issued by Chavant in 2021 in connection with its initial public offering, as described in Note 17, Warrants;
●	The Company adopted the 2023 Employee Stock Purchase Plan and the 2023 Equity Incentive Plan, as described in Note 18, Equity Incentive Plans;
●	The Company adopted an amended and restated certificate of incorporation and amended and restated bylaws; and
●	The Company entered into indemnification agreements with each of its directors and officers.

PIPE Subscription Agreements

In connection with the Merger, Chavant entered into the PIPE Subscription Agreements with certain accredited investors and pursuant to which the investors agreed to purchase an aggregate of 1,975,000 shares of Class A Common Stock of Chavant at a price of $10.00 per share for an aggregate amount of $19,750 in cash. Subsequent to the Closing, the number of shares purchased by the PIPE investors was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

The PIPE investors also received warrants to purchase 1,950,000 shares of Class A Common Stock at an exercise price of $0.01 per share, of which warrants to purchase 200,000 shares are immediately exercisable and warrants to purchase 1,750,000 shares are exercisable upon obtaining stockholder approval, which the Company expects to obtain in 2025.

Sponsor PIPE Subscription Agreements, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the Sponsor PIPE Subscription Agreement with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share. The aggregate purchase price of $1,997 was paid through the forgiveness of certain obligations of Chavant. Subsequent to the Closing, the number of shares purchased by the Sponsor was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 272,454 shares of Legacy Mobix common stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Legacy Mobix common stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

F-46

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor pursuant to which, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement described above, the Sponsor agreed to forgive approximately $1,997 of aggregate outstanding obligations of Chavant. In addition, the Sponsor agreed to forfeit 658,631 Founder Shares and 400,000 Private Warrants that it held, in each case upon the Closing.

Non-Redemption Agreement

On December 20, 2023, Chavant and Mobix Labs entered into a non-redemption agreement with a stockholder of Chavant, pursuant to which the stockholder agreed to withdraw its redemption of 73,706 ordinary shares of Chavant (“Ordinary Shares”) prior to the Merger. In consideration therefor, Mobix Labs issued the stockholder a warrant to purchase 202,692 shares of Legacy Mobix common stock at an exercise price of $0.01 per share, exercisable upon the Closing. The warrant was exercised at the Closing and, following net settlement into 202,489 shares of Legacy Mobix common stock, converted into 202,489 shares of Class A Common Stock of the Company in connection with the Closing.

Amendment to Business Combination Marketing Agreement

On December 21, 2023, Chavant entered into an amendment to the Business Combination Marketing Agreement, dated as of July 19, 2021 between Chavant and certain advisors wherein the parties agreed to resolve their differences with respect to marketing fees contemplated by the agreement and the advisors agreed to receive, in lieu of any cash payment of fees or reimbursement of expenses, an aggregate of 280,000 shares of Class A Common Stock. Subsequent to the Closing, the number of shares the advisors received was adjusted through the issuance of additional shares of Class A Common Stock. See “Make-Whole Shares,” below.

Earnout Shares

In addition to the consideration paid at Closing, certain Legacy Mobix stockholders and certain holders of Legacy Mobix stock options (the “Earnout Recipients”) will be entitled to receive an additional aggregate 3,500,000 shares of Class A Common Stock issuable as earnout shares (the “Earnout Shares”) based on the achievement of trading price targets following the Closing and subject to the terms provided in the Business Combination Agreement. The Earnout Shares have a seven-year “Earnout Period,” commencing on the date that is the one year anniversary of the Closing, pursuant to which up to 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the volume-weighted average price (“VWAP”) of the Class A Common Stock exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period and an additional 1,750,000 shares of Class A Common Stock will be distributed to the Earnout Recipients if the VWAP of the Class A Common Stock exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days during the Earnout Period.

The Earnout Shares are accounted for as liability-classified instruments because the events that determine the number of Earnout Shares to which the Earnout Recipients will be entitled include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Earnout Shares using a Monte Carlo simulation model and recorded a liability of $33,559. As of September 30, 2024, none of the conditions for the issuance of any Earnout Shares had been achieved and the Company adjusted the carrying amount of the liability to its estimated fair value of $1,680. As a result of the decrease in the fair value of the liability, which is primarily the result of a decrease in the Company’s stock price between the Closing and September 30, 2024, the Company recognized a non-cash gain of $31,879 for the year ended September 30, 2024, which is included in “Change in fair value of earnout liability” in the consolidated statements of operations and comprehensive loss.

F-47

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Make-Whole Shares

Pursuant to the PIPE Subscription Agreements, the Sponsor PIPE Subscription Agreement and the Amendment to Business Combination Marketing Agreement described above, Chavant agreed to issue additional shares of its Class A Common Stock (the “Make-Whole Shares”) to the PIPE Investors, the Sponsor and certain advisors with respect to 2,454,737 shares of the Company’s Class A Common Stock in the event that the VWAP per share of the Class A Common Stock during a specified period (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, the PIPE Investors were entitled to receive a number of Make-Whole Shares equal to the number of shares of Class A Common Stock issued to the PIPE Investor multiplied by a fraction, the numerator of which is $10.00 minus the Adjustment Period VWAP and the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP was deemed to be $7.00. The adjustment period ended on August 30, 2024. The Company issued 1,052,029 shares of its Class A Common Stock to the PIPE Investors, the Sponsor and certain advisors in settlement of the liability for the Make-Whole Shares.

The Make-Whole Shares were accounted for as liability-classified instruments because the events that determine the number of Make-Whole Shares issuable include events that are not solely indexed to the Company’s common stock. At the time of Closing, the Company estimated the aggregate fair value of its liability for the Make-Whole Shares using a Monte Carlo simulation model and recorded a liability of $2,071. The fair value of the 1,052,029 shares of Class A Common Stock issued in settlement of the liability for the Make-Whole Shares was $1,241. As a result of the decrease in the fair value of the liability, the Company recorded a non-cash gain of $830 for the year ended September 30, 2024, which is included in “Change in fair value of PIPE make-whole liability” in the consolidated statements of operations and comprehensive loss.

See Note 12, Fair Value Measurements, for additional information on the Company’s measurements with respect to the financial instruments issued in connection with the foregoing agreements.

Legacy Mobix incurred $6,363 of transaction costs in connection with the Merger, which was determined to be a capital-raising transaction for Legacy Mobix. At the time of the Closing, the Company allocated this amount between the equity-classified instruments and liability-classified instruments, based on their relative fair values, and recorded the $2,354 of costs associated with equity-classified instruments as a reduction of additional paid-in capital and charged the remaining $4,009 of costs associated with liability-classified instruments to expense. The Company also recognized a liability for unpaid transaction costs of Chavant totaling $3,090, which the Company recorded as a reduction of the proceeds of the Merger at the time of the Closing.

F-48

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following tables reconcile elements of the Merger to the Company’s consolidated financial statements, and should be read in conjunction with the footnotes referenced above:

Shares

Chavant public shares, net of redemptions	111,005
Chavant founder shares, net of shares forfeited	1,341,369
PIPE investors’ shares	1,975,000
Settlement of PIPE warrant	199,800
Sponsor PIPE subscription	199,737
Settlement of Sponsor Warrant	272,182
Settlement of warrant to non-redeeming shareholder	202,489
Amendment to Business Combination Marketing Agreement	280,000
Total Chavant shares outstanding immediately prior to the Merger	4,581,582

Legacy Mobix rollover shares	18,139,258
Conversion of Legacy Mobix convertible notes	30,045
Conversion of Legacy Mobix SAFEs	150,953
Total number of Class A common shares issued in the Merger	22,901,838

Closing proceeds:
Proceeds from Chavant trust fund	$1,264
Proceeds from PIPE investment	19,750

Closing disbursements:
Legacy Mobix Merger-related transaction costs	(3,747)
Chavant Merger-related transaction costs	(2,219)
Net cash proceeds from the Merger at Closing	15,048

Legacy Mobix Merger-related transaction costs paid prior to closing	(983)
Net cash proceeds	14,065

Non-cash activity:
Conversion of Legacy Mobix convertible notes to Class A Common Stock	206
Conversion of Legacy Mobix SAFEs to Class A Common Stock	1,522
Conversion of Legacy Mobix redeemable convertible preferred stock to Class B Common Stock	2,300
Unpaid Merger-related transaction costs assumed from Chavant	(871)
Unpaid Merger-related transaction costs of Legacy Mobix	(1,633)
Merger-related transaction costs expensed	4,009

Liability-classified instruments at closing:
Fair value of earnout liability	(33,559)
Fair value of PIPE make-whole liability	(2,071)
Fair value of Private Warrants	(150)
Net equity impact of the Merger	$(16,182)

Subsequent to the Closing, the Company paid $982 of the Merger-related transaction costs and negotiated a $99 reduction of the unpaid transaction costs.

F-49

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 4 - Acquisitions

RaGE Systems, Inc.

On May 21, 2024, the Company completed the acquisition of RaGE Systems when the Company acquired all of the issued and outstanding common shares of RaGE Systems pursuant to a business combination agreement (the “RaGE Business Combination Agreement”). RaGE Systems specializes in developing products for 5G communications, mmWave imaging, and software defined radio targeting the commercial, industrial, and defense and aerospace sectors. The Company believes the acquisition of RaGE Systems expands its expertise in wireless communications and will allow it to deliver solutions that address a wider variety of applications and markets.

Aggregate consideration for the acquisition was $9,518, consisting of 3,214,045 shares of the Company’s Class A Common Stock having a fair value of $7,682 and $2,000 in cash, of which $200 was payable on the closing date; $1,000 payable on November 15, 2024 and $800 payable on April 15, 2025. The Company also entered into employment agreements with each of the RaGE stockholders. The RaGE Business Combination Agreement also provides the RaGE stockholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Company accounted for the acquisition of RaGE systems as a business combination. The following table summarizes the amount of the aggregate purchase consideration and the preliminary allocation to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values, of which the valuation of intangible assets is subject to finalization:

Purchase consideration:
Common stock issued to seller		$7,682
Cash consideration (at present value)		1,836
	$9,518
Allocation:
Cash		$420
Accounts receivable		558
Inventory		1,146
Other current assets		5
Property and equipment		275
Operating lease right-of-use asset		192
Intangible asset-customer relationships		7,400
Intangible asset-developed technology		300
Intangible asset-trade name		200
Goodwill		4,008
Other assets		57
Accounts payable		(1,647)
Accrued expenses		(1,622)
Operating lease liability		(192)
Deferred tax liability		(1,582)
		$9,518

The Company estimated the useful lives of the customer relationships, developed technology and trade name intangible assets are twelve years, seven years, and two and one-half years, respectively. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

F-50

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Pursuant to the RaGE Business Combination Agreement, the RaGE stockholders are entitled to receive possible earnout payments of up to $8,000 (the “RaGE Earnout”), payable one-half in cash and one-half in shares of the Company’s Class A Common Stock, based upon both (i) the attainment of certain financial targets measured over calendar years 2024 and 2025 and (ii) continued employment with the Company. Because the RaGE Earnout is linked to continued employment with the Company in the post-acquisition period, the Company determined that the related cost must be recognized as an operating expense in the post-acquisition period, and no portion was accounted for as part of the purchase consideration. As of September 30, 2024, the Company estimated the amount of the payments it expects to make under the RaGE Earnout, based upon its expectation of the level of achievement of the financial targets over the measurement period, and for the year ended September 30, 2024 the Company recognized expense of $2,985, which is included in selling, general and administrative expense in the consolidated statements of operations and comprehensive loss.

The operating results of RaGE Systems are included in the Company’s consolidated financial statements for periods subsequent to the acquisition date. The amounts of net revenue and net income of RaGE Systems included in the Company’s consolidated statement of operations and comprehensive loss for the year ended September 30, 2024 were $2,739 and $201, respectively.

EMI Solutions, Inc.

On December 18, 2023, the Company completed the acquisition of EMI Solutions when the Company acquired all of the issued and outstanding common shares of EMI Solutions, which is accounted for as a business combination. EMI Solutions is a manufacturer of electromagnetic interference filtering products for military and aerospace applications. The Company believes the acquisition of EMI Solutions will complement its existing product offerings, expand its customer base and allow it to deliver solutions that address a wider variety of applications and markets.

Consideration for the acquisition consisted of 964,912 shares of the Company’s common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, the Company paid $155 at the time of the consummation of the acquisition and subsequently paid an additional $1,348 during the year ended September 30, 2024. The remaining $697 cash portion of the consideration is payable in quarterly installments of $174 through June 2025.

The merger agreement with EMI Solutions provided that in the event that Legacy Mobix did not complete an initial public offering (including the Merger) within twenty-four months following the completion of the acquisition of EMI Solutions, the sellers could require the Company to pay all unpaid cash consideration and provided the sellers a “put right” wherein the sellers could require that the Company repurchase the 964,912 shares of common stock for a cash amount equal to $6.84 per share. The Company evaluated the terms of the related agreement and concluded that the shares of common stock issued as consideration were contingently redeemable common stock, and required recognition as temporary equity, because the events that determine whether the Company will be required to repurchase the 964,912 shares of its common stock for cash are not within the Company’s control. At the time of completion of the acquisition, the Company estimated the fair value of the contingently redeemable common stock at $8,856, based upon the fair value of the Legacy Mobix common stock, adjusted to include the fair value of the put right. The Company estimated the fair value of the put right using the Black-Scholes option pricing model with the following assumptions: expected volatility of 55.0%; no expected dividend yield; risk-free interest rate of 4.5%; and a contractual term of two years. The Company included this amount as part of the value of the purchase consideration. After the Closing of the Merger with Chavant on December 21, 2023, the common stock was no longer contingently redeemable, and the Company reclassified the value of the contingently redeemable common stock to permanent equity at its carrying value of $8,856, with no gain or loss recognized.

F-51

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following table summarizes the amount of the aggregate purchase consideration and the allocation to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values:

Purchase consideration:
Contingently redeemable common stock issued to seller	$8,856
Cash consideration (at present value)	2,041
$10,897
Allocation:
Cash	$45
Accounts receivable	387
Inventory	155
Other current assets	7
Property and equipment	107
Other assets	30
Intangible asset-customer relationships	4,500
Intangible asset-backlog	300
Intangible asset-trade name	100
Goodwill	6,841
Accounts payable	(228)
Accrued expenses	(263)
Deferred tax liability	(1,084)
$10,897

The Company estimated the useful lives of the customer relationships, trade names and backlog intangible assets are fifteen years, two years and one year, respectively. The goodwill is primarily attributed to expected synergies for the combined operations and is not deductible for income tax purposes.

The operating results of EMI Solutions are included in the Company’s consolidated financial statements for periods subsequent to the acquisition date. The amounts of net revenue and net loss of EMI Solutions included in the Company’s consolidated statement of operations and comprehensive loss for the year ended September 30, 2024 were $2,774 and $(887), respectively.

Pro forma information

The following table shows unaudited pro forma net revenue and net loss of the Company, as if the acquisitions of EMI Solutions and RaGE Systems had each been completed as of October 1, 2022. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of future operations or results had the acquisitions occurred on October 1, 2022.

	Year ended September 30,
	2024	2023

Net revenue	$10,268	$8,802
Net loss	(21,436)	(40,558)

F-52

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 5 - Inventory

Inventory consists of the following:

	September 30,
	2024	2023

Raw materials	$1,550	$265
Finished goods	175	54
Total inventory	$1,725	$319

Note 6 - Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful Life	September 30,
	(years)	2024	2023

Equipment and furniture	5 - 7	$948	$858
Laboratory equipment	5	687	601
Leasehold improvements	Shorter of estimated useful life or remaining lease term	891	850
Construction in progress		-	584
Property and equipment, gross		2,526	2,893
Less: Accumulated depreciation		(1,349)	(1,034)
Property and equipment, net		$1,177	$1,859

Depreciation expense for the years ended September 30, 2024 and 2023 was $472 and $449, respectively.

During the year ended September 30, 2024, the Company wrote off certain tooling having a carrying value of $584 which management determined it would not use in production. The charge is included in “Research and development” in the consolidated statements of operations and comprehensive loss.

Note 7 - Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	September 30, 2024			September 30, 2023
	Useful Life (years)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Developed technology	7 - 10	$5,689	$(2,216)	$3,473	$7,289	$(2,238)	$5,051
Customer relationships	12 - 15	11,900	(458)	11,442	300	(64)	236
Trade names	2 - 2.5	300	(68)	232	-	-	-
Backlog	1	300	(236)	64	-	-	-
		$18,189	$(2,978)	$15,211	$7,589	$(2,302)	$5,287

F-53

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The Company recorded amortization expense related to intangible assets of $1,543 and $841 during the years ended September 30, 2024 and 2023, respectively. The weighted-average remaining lives of intangible assets as of September 30, 2024 were developed technology 6.0 years; customer relationships 12.6 years; trade names 1.9 years; and backlog three months.

During the year ended September 30, 2024, as a result of declining sales of AOCs and strategic decisions on investment across the Company’s product groups, the Company tested the related long-lived assets for possible impairment. Based on this test, the Company concluded that the carrying value of the AOCs asset group exceeded its estimated fair value, and the Company recorded an impairment charge of $1,333 to write down the carrying value of the long-lived assets (consisting of developed technology and customer relationships). The Company estimated the fair value of the AOCs asset group using a discounted cash flow model.

Estimated future amortization expense for intangible assets by fiscal year as of September 30, 2024 is as follows:

Years ending September 30,

2025	$1,693
2026	1,589
2027	1,510
2028	1,498
2029	1,498
Thereafter	7,423
Total	$15,211

Note 8 - Goodwill

The following table summarizes changes in the carrying amount of goodwill during the year ended September 30, 2024. There were no changes in the carrying amount of goodwill during the year ended September 30, 2023.

Balance at September 30, 2023	$5,217
Acquisition of EMI Solutions	6,841
Acquisition of RaGE Systems	4,008
Balance at September 30, 2024	$16,066

The Company performed its annual goodwill assessment as of July 31, 2024 and 2023. The Company assessed all relevant qualitative factors to determine whether it was more likely than not that the fair value of a reporting unit was less than its carrying amount. Based on this assessment, the Company concluded that it was more likely than not that the fair value of each reporting unit was greater than its carrying amount, and that a quantitative goodwill impairment test was not necessary. The Company recorded no impairment charges on goodwill for the years ended September 30, 2024 and 2023.

F-54

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 9 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,
	2024	2023

Accrued compensation and benefits	$1,770	$2,841
Accrued professional fees	340	273
Accrued interest	177	304
Deferred revenue	1,076	138
Committed equity facility fees	1,553	-
Unpaid Merger-related transaction costs	1,090	-
RaGE Earnout	2,098	-
Other	2,221	963
Total accrued expenses and other current liabilities	$10,325	$4,519

Note 10 - Net Loss Per Share

The Company computes net loss per share of Class A and Class B Common Stock using the two-class method. Basic net loss per share is computed using the weighted-average number of shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSUs and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net loss per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net loss per share of Class B Common Stock does not assume the conversion of those shares.

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, the PIPE make-whole liability and the liability-classified warrants are included in the computation of diluted loss per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities under the if-converted method increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net loss per share.

F-55

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2024		2023
	Class A	Class B	Common Stock
Basic net loss per share of Class A and Class B Common Stock:
Numerator:
Allocation of net loss	$(18,452)	$(1,582)	$(39,621)
Deemed dividend from warrant price adjustment	(609)	(52)	-
Net loss available to common stockholders	$(19,061)	$(1,634)	$(39,621)
Denominator:
Weighted-average shares outstanding	26,175,279	2,244,314	14,612,600
Basic net loss per share of Class A and Class B Common Stock	$(0.73)	$(0.73)	$(2.71)

Diluted net loss per share of Class A and Class B Common Stock:
Numerator:
Net loss available to common stockholders	$(19,061)	$(1,634)	$(39,621)
Change in fair value of PIPE make-whole liability	(764)	(66)	-
Change in fair value of liability-classified warrants	(634)	(54)	-
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(1,754)	-	-
Reallocation of net loss	-	63	-
Allocation of net loss	$(22,213)	$(1,691)	$(39,621)

Denominator:
Number of shares used in basic earnings per share calculation	26,175,279	2,244,314	14,612,600
Shares issuable in satisfaction of PIPE make-whole liability	727,223	-	-
Shares issuable under liability-classified warrants	336,205	-	-
Conversion of Class B to Class A Common Stock	2,244,314	-	-
Number of shares used in per share computation	29,483,021	2,244,314	14,612,600
Diluted net loss per share of Class A and Class B Common Stock	$(0.75)	$(0.75)	$(2.71)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, the Public Warrants, Private Warrants, PIPE Common Warrants, Placement Agent Warrants, RSUs and stock options result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. The Earnout Shares and shares issuable under the Rage Earnout were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is, in each case, based on a contingency which had not been met, and the contingency was not resolved, during the periods presented herein. The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share for the periods presented because including them would have an antidilutive effect were as follows:

F-56

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

	Year ended September 30,
	2024	2023

Public Warrants and Private Warrants	9,000,000	-
PIPE Common Warrants and Placement Agent Warrants	5,956,835	-
Earnout Shares	3,500,000	-
Shares issuable under Rage Earnout	1,285,618	-
RSUs	4,463,253	209,494
Stock options	2,740,846	5,905,684
Convertible preferred stock (on an as-converted basis)	-	2,254,901
Common stock warrants	1,561,945	700,388
	28,508,497	9,070,467

Note 11 - Debt

Debt consists of the following:

	September 30,
	2024	2023

Notes payable	$598	$1,286
7% promissory notes - related parties	2,495	3,349
Notes payable - related parties	330	444
SAFEs	-	1,512
Total debt	3,423	6,591
Less: Amounts classified as current	(2,141)	(6,591)
Noncurrent portion	$1,282	$-

Notes Payable

During the year ended September 30, 2024, the Company entered into six promissory notes having an aggregate principal amount of $1,069 with unrelated investors to meet its working capital needs. Net proceeds from the issuance of the notes were $998. Five of the notes bear interest at rates ranging from 6% to 76% per annum; the remaining note was issued at a discount and bears no interest. The notes mature at various dates through December 2024 and are unsecured. One note required weekly payments of $4.

During the years ended September 30, 2024 and 2023 the Company made principal payments of $1,749 and $825, respectively, on notes payable. In November 2024, the Company and the holder of one note having a principal balance of $200 agreed to convert the outstanding principal and accrued interest into 306,819 shares of Class A Common Stock. As of September 30, 2024, this note is included in “Notes payable, noncurrent” in the consolidated balance sheet. As of September 30, 2024, three promissory notes payable having a remaining principal balance of $451 were outstanding and are included in “Notes payable, current” at a carrying amount of $398 (net of unamortized discount of $53) in the consolidated balance sheet. Subsequent to September 30, 2024, the Company repaid one note having a principal balance of $26 and two notes remain outstanding.

During the year ended September 30, 2023, the Company entered into eight promissory notes payable having an aggregate principal amount of $2,156 with unrelated investors. Four notes bear interest at rates ranging from 6% to 8% per annum, while the remaining notes bear no interest. The notes matured at various dates from January 2023 to March 2024, are unsecured and did not require any principal payments prior to maturity.

F-57

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In connection with the issuance of certain notes, the Company issued the purchasers immediately exercisable warrants to purchase shares of its common stock as follows:

	2024	2023
Number of warrants issued with notes payable	201,965	239,464
Exercise prices per share	$0.01-$2.00	$0.01-$3.00
Contractual terms	1 - 2 years	1 - 12 months
Debt proceeds allocated to warrants	$155	$790

The Company evaluated the warrants and determined that they met all the requirements for equity classification under ASC 815. The Company accounted for each of the warrants as detachable warrants at their fair value, using the relative fair value method. The portion of the proceeds allocated to the warrants was recorded as an increase to additional paid-in capital and as a discount to notes payable on the consolidated balance sheets. The Company is amortizing the discount over the term of the related notes using the effective interest method. The Company valued the warrants at the time of issuance using the Black-Scholes option pricing model with the following assumptions:

	2024	2023
Expected volatility	55.0-55.6%	52.7-54.1%
Expected dividend yield	0%	0%
Risk-free interest rate	4.7-5.3%	3.6-5.5%
Expected term (years)	1 - 2 years	1 - 12 months

Two notes issued in September 2023, having an aggregate principal amount of $825, also provided that in the event the Company fails to pay the principal amount on the respective maturity dates, the Company must issue the purchasers as additional consideration warrants to purchase additional shares of its common stock for each seven-day period thereafter until such time as the principal is repaid in full. Because the Company repaid the principal of both notes in full after their respective maturity dates, the Company was required to issue the purchasers additional warrants to purchase an aggregate of 385,000 shares of its common stock. The Company evaluated the additional warrants and determined that they met all the requirements for equity classification under ASC 815. The aggregate fair value of the additional warrants of $2,238 is included in interest expense in the statement of operations and comprehensive loss for the year ended September 30, 2023. The Company valued each of the warrants at the time of issuance using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.4%; and a contractual term of six to twelve months.

One note issued in September 2023, having a principal amount of $531, provided that in the event the Company failed to pay the principal amount by its October 5, 2023 maturity date, the Company must issue the purchaser as additional consideration a warrant to purchase 28,000 shares of its common stock for the first calendar month, and warrants to purchase an additional 25,000 shares of common stock for each successive calendar month during which the note remained unpaid. The Company repaid this note in January 2024 and during the year ended September 30, 2024 the Company issued the purchaser warrants to purchase an aggregate of 103,000 shares of its Class A Common Stock.

7% Promissory Notes - Related Parties

The Company has two outstanding promissory notes with related parties which the Company assumed in 2020 as part of an asset acquisition. The promissory notes bear interest at 7% per annum, are unsecured and do not require principal payments prior to the maturity date. The notes had an initial maturity date of August 2022, but were amended in May 2022 to extend their maturity to July 2023. During the years ended September 30, 2024 and 2023, the Company made principal payments of $854 and $0 on these notes and as of September 30, 2024 an aggregate principal amount of $2,495 remains outstanding.

In October 2024, the Company and the holder of one promissory note, having a principal balance of $1,326 as of September 30, 2024, agreed to extend the payment terms. Under the agreement, the Company is obligated repay the note in monthly payments of varying amounts through September 2025. As a result of this agreement, the Company reclassified $1,082 of the principal balance to “Notes payable - related parties, noncurrent” in the consolidated balance sheet. The portion of the 7% promissory notes due within one year is included in “Notes payable - related parties, current” in the consolidated balance sheet.

F-58

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Notes Payable - Related Parties

During the year ended September 30, 2024, the Company entered into two promissory notes having an aggregate principal amount of $495 with a related party to meet its working capital needs. Net proceeds from the issuance of the notes were $450. The notes bear no interest, are unsecured and mature at various dates through November 2024. The Company repaid one of the notes during the year ended September 30, 2024.

During the year ended September 30, 2023, the Company issued and repaid six promissory notes having an aggregate principal amount of $630 with officers, directors or an employee of the Company. The Company also issued a promissory note having a principal amount of $100 to a director of the Company, which the Company repaid in December 2023.

As of September 30, 2024, one note having a principal balance of $330 remains outstanding and is included in “Notes payable-related parties, current” in the consolidated balance sheet. Subsequent to September 30, 2024, the note reached its maturity date and remains outstanding.

SAFEs

During the year ended September 30, 2022, the Company entered into simple agreements for future equity with certain investors in exchange for cash proceeds of $1,900. Certain SAFEs, representing a purchase amount of $900, were automatically convertible into shares of Legacy Mobix common stock upon the occurrence of the Company’s next equity financing of not less than $5,000. These SAFEs were convertible at prices per share equal to discounts of 20% to 25% from the lowest per share purchase price of the Company’s equity securities in the financing. In the event of a dissolution prior to conversion, the Company must pay the holder of these SAFEs an amount equal to the purchase amount. In this case, the rights of the SAFE holders were senior to the Company’s capital stock and pari passu with any convertible debt of the Company.

The remainder of the SAFEs, representing a purchase amount of $1,000, were automatically convertible into shares of the Company’s preferred stock upon the occurrence of the Company’s next round of preferred stock financing. The conversion price of the preferred stock to be issued in exchange for the SAFEs would be equal to the greater of (i) the lowest price per share for preferred stock sold to investors in the initial closing of the equity financing, or (ii) the number of shares equal to the value of the SAFE, subject to a post money valuation cap of $175,000. If there is a liquidity event, including a change in control, a direct listing or an initial public offering, these SAFEs will be entitled to receive a portion of the proceeds equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the quotient obtained by dividing $175,000 by the Company’s total capitalization, including all shares and convertible securities (on an as-converted to common stock basis). In the event of a dissolution or liquidation of the Company, the holders of these SAFEs will be entitled to receive a cash-out amount equal to their original purchase price, which right is junior to the payment of the Company’s outstanding indebtedness and on par with the rights of other SAFEs and preferred stock.

In each case, the SAFEs did not bear interest and had no maturity date. Holders of the SAFEs had no voting rights. The Company initially recorded the SAFEs at their fair value of $1,900 and remeasured the SAFEs to fair value at each reporting date. For the years ended September 30, 2024 and 2023, the Company recorded losses $10 and $655, respectively, resulting from the change in fair value of the SAFEs, which are reported in “Change in fair value of SAFEs” in the consolidated statements of operations and comprehensive loss.

During the year ended September 30, 2023, SAFEs having an original purchase amount of $900 were converted into 170,835 shares of the Company’s common stock, in accordance with the original terms of the agreements. These SAFEs were remeasured to fair value immediately prior to conversion, with the change in fair value reported in “Change in fair value of SAFEs” in the statement of operations and comprehensive loss. Upon conversion, the $1,126 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized.

F-59

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In connection with the Merger, all of the outstanding SAFEs, representing an original purchase amount of $1,000, were converted into 150,953 shares of the Company’s Class A Common Stock and the $1,512 carrying amount of these SAFEs was credited to equity, with no gain or loss recognized. As of September 30, 2024, no SAFEs remain outstanding.

Convertible Notes

During the year ended September 30, 2024, the Company issued convertible notes having an aggregate principal amount of $200 to unaffiliated investors. The convertible notes matured in February 2024, bore interest at 16% per annum, were unsecured and had a conversion price of $6.84 per share. The principal amount of the convertible notes and any accrued interest thereon was convertible into shares of the Company’s common stock, at the election of each holder, at any time prior to maturity. In connection with the issuance of the convertible notes, the Company issued the investors warrants to purchase an aggregate of 4,000 shares of Legacy Mobix common stock at an exercise price of $0.01 per share. The warrants were immediately exercisable and had a one-year term. In connection with the Merger, all outstanding convertible notes were converted into 30,045 shares of the Company’s Class A Common Stock and the $206 carrying amount of the notes and accrued interest thereon was credited to equity, with no gain or loss recognized. As of September 30, 2024, no convertible notes remain outstanding.

Note 12 - Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt approximates its fair value as of September 30, 2024 and 2023 because the notes payable, the 7% promissory notes - related parties and the notes payable - related parties each mature or were converted within one year of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of September 30, 2024 are as follows:

	Level 1	Level 2	Level 3	Total

Earnout liability	$-	$-	$1,680	$1,680
Private Warrants	-	-	330	330
PIPE Common Warrants and Placement Agent Warrants	-	-	1,809	1,809

Total	$-	$-	$3,819	$3,819

The Company classifies the earnout liability, the PIPE make-whole liability, liability-classified warrants and the SAFEs as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the years ended September 30, 2024 or 2023. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

F-60

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Year ended September 30, 2024:	Earnout Liability	PIPE Make-Whole Liability	Liability Classified Warrants	SAFEs

Balance, September 30, 2023	$-	$-	$-	$1,512
Liabilities recognized	33,559	2,071	7,279	-
Conversion to Class A Common Stock in the Merger	-	-	-	(1,522)
Exercise of warrants	-	-	(3,393)
Settlement of liability	-	(1,241)	(332)	-
Change in fair value included in net loss	(31,879)	(830)	(1,415)	10

Balance, September 30, 2024	$1,680	$-	$2,139	$-

Year ended September 30, 2023:	SAFEs

Balance, September 30, 2022	$1,983
Conversion to Legacy Mobix common stock	(1,126)
Change in fair value included in net loss	655

Balance, September 30, 2023	$1,512

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	December 21, 2023 (Closing)	September 30, 2024

Stock price	$10.66	$1.06
Expected volatility	50%	70%
Risk-free rate	3.9%	3.6%
Contractual term	8 years	7.2 years

F-61

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

PIPE Make-Whole Liability

The Company uses a Monte Carlo simulation model that utilizes assumptions, including volatility, expected term and risk-free rate, to estimate the fair value of the PIPE make-whole liability. The following table summarizes the assumptions used in estimating the fair value of the PIPE make-whole liability at the Closing:

December 21, 2023 (Closing)

Stock price	$10.17
Expected volatility	49%
Risk-free rate	5.4%
Contractual term	4 months

Note 13 - Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from 2.2 to 2.9 years and expire at various dates through August 2027. The leases do not contain residual value guarantees or restrictive covenants. The lease covering the Company’s 19,436 square foot headquarters in Irvine, California provides the Company an option to extend the lease for one additional five-year term, with rent at the prevailing market rate. The lease requires a security deposit of $400, which is recorded in other assets in the consolidated balance sheets.

The following lease costs are included in the consolidated statements of operations and comprehensive loss:

	Year ended September 30,
	2024	2023

Operating lease cost	$429	$396
Short-term lease cost	135	266
Total lease cost	$564	$662

Cash paid for amounts included in the measurement of operating lease liabilities for the years ended September 30, 2024 and 2023 was $563 and $530, respectively. As of September 30, 2024, the weighted-average remaining lease term was 2.8 years, and the weighted-average discount rate was 15.6%.

During the year ended September 30, 2024, the Company obtained a right-of-use asset valued at $192 in connection with a business acquisition. The Company has also amended an office lease to provide for the use of additional space, which is not yet available for the Company’s use. At such time as the additional space is available to it-which the Company anticipates will occur in 2025-the Company expects to recognize an increase in the right-of-use asset and lease liability of approximately $814. There were no other leases that had not yet commenced as of September 30, 2024 that will create significant additional rights and obligations for the Company.

F-62

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the consolidated balance sheet as of September 30, 2024:

Years ending September 30,

2025	$617
2026	639
2027	532
Total minimum lease payments	1,788
Less: imputed interest	(336)
Present value of future minimum lease payments	1,452
Less: current obligations under leases	(428)
Long-term lease obligations	$1,024

Note 14 - Commitments and Contingencies

Loss Contingency

In fiscal year 2021, the Company recognized a liability for a contingent loss related to a business acquisition. The Company estimated the amount of the liability at $8,434, which was accrued in the consolidated balance sheet as of September 30, 2022. During the year ended September 30, 2023, the Company issued 1,233,108 shares of Legacy Mobix common stock in settlement of this liability.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any legal proceedings-nor is the Company aware of any other pending or threatened litigation-that the Company believes would have a material adverse effect on its business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of September 30, 2024 or 2023.

F-63

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 15 - Income Taxes

Substantially all of the Company’s pretax loss was generated in the United States. The provision (benefit) for income taxes consists of the following:

	Year ended September 30,
	2024	2023

Current
Federal	$-	$-
State	3	1
Total current	3	1

Deferred
Federal	(2,198)	66
State	(234)	-
Total deferred	(2,432)	66
Provision (benefit) for income taxes	$(2,429)	$67

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	Year ended September 30,
	2024	2023

Income tax benefit computed at the U.S. federal statutory rate	$(4,717)	$(8,306)
State and local income tax benefits, net of federal benefit	(731)	(1,498)
Change in valuation allowance	4,865	7,936
Non-deductible transaction costs	1,181	635
Fair value of warrants issued to lenders	154	470
Research and development credits	-	58
State tax rate change	(14)	(22)
Change in fair value of earnout liability	(6,695)	-
Stock-based compensation	1,107	576
Non-deductible executive compensation	1,916	-
Other	505	218
Provision (benefit) for income taxes	$(2,429)	$67

Deferred tax liabilities, net consist of the following:

	September 30,
	2024	2023

Deferred tax assets:
Net operating losses	$14,312	$8,268
Section 174 capitalized costs	2,843	2,832
Stock-based compensation	4,190	3,632
Lease liabilities	340	376
Accrued liabilities	190	581
Other	919	137
Total gross deferred tax assets	22,794	15,826
Valuation allowance	(19,152)	(14,287)
Net deferred tax assets	3,642	1,539

Deferred tax liabilities:
Intangible asset amortization	(3,566)	(1,245)
Fixed asset depreciation	(156)	(137)
Operating lease ROU assets	(240)	(243)
Total gross deferred tax liabilities	(3,962)	(1,625)
Deferred tax liabilities, net	$(320)	$(86)

In connection with the acquisitions of EMI Solutions and RaGE Systems, the Company recognized additional deferred tax liabilities totaling $2,666 associated with acquired intangible assets. Based on the availability of these tax attributes, the Company determined that it expects to realize a greater portion of its existing deferred tax assets and for the year ended September 30, 2024 the Company recognized a deferred income tax benefit of $2,432, principally resulting from reductions of the valuation allowance on its deferred tax assets.

F-64

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

During the years ended September 30, 2024 and 2023, the Company increased the valuation allowance against its deferred tax assets by $7,297 and $7,936, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects will not be realized in the future. During the year ended September 30, 2024, the Company also reduced the valuation allowance and recognized a deferred tax benefit of $2,432 as a result of the deferred tax liabilities it recognized in connection with the acquisitions of EMI Solutions and RaGE Systems. As of September 30, 2024, the Company has accumulated federal and state net operating losses (“NOLs”) of $55,542 and $41,547, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2031.

The Company’s ability to carry forward its NOLs and research credits may be subject to significant limitations under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). The federal net operating losses have an indefinite carryforward period but are available to offset only 80% of future taxable income. The Company’s ability to use its federal NOL carryforwards may be further limited if it experiences an “ownership change” as defined in Section 382.

The Company has unrecognized tax benefits of $2,080 as of September 30, 2024 and 2023. There were no changes in the Company’s unrecognized tax benefits during the fiscal years ended September 30, 2024 and 2023. The Company records interest and penalties related to unrecognized tax benefits in the provision (benefit) for income taxes in the consolidated statements of operations and comprehensive loss. As of September 30, 2024 and 2023, no accrued interest or penalties are recorded on the consolidated balance sheets, and the Company has not recorded any related expenses. The Company does not expect a significant change in its uncertain tax positions within the next twelve months.

The Company files U.S. federal and various state income tax returns. As of September 30, 2024, the U.S. federal and state tax returns are open to examination for calendar years 2021 through 2023.

The Tax Cuts and Jobs Act (“TCJA”) requires that taxpayers capitalize expenditures that qualify as Section 174 costs and recover them over five years for domestic expenditures, and fifteen years for expenditures attributed for foreign research. As of September 30, 2024, the Company has capitalized $13,537 of costs under this provision.

Note 16 - Equity

In connection with the Merger, the Company adopted its amended and restated certificate of incorporation and amended and restated bylaws. The amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock.

Preferred Stock

In connection with the Merger, all outstanding shares of Legacy Mobix Founders Redeemable Convertible Preferred Stock and Series A Redeemable Convertible Preferred Stock were cancelled and converted into 2,254,901 shares of the Company’s Class B Common Stock.

The amended and restated certificate of incorporation authorizes the Company to issue 10,000,000 shares of preferred stock, par value $0.00001, and the Company’s board of directors is authorized to designate one or more series of preferred stock, to fix the number of shares constituting any such series of preferred stock, and the powers, preferences and rights of any such series of preferred stock. Through September 30, 2024, the board of directors had not designated any such series of preferred stock and as of September 30, 2024 no shares of preferred stock were issued or outstanding.

F-65

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Common Stock

The Company is authorized to issue 285,000,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock. Holders of Class A and Class B common stock are each entitled to receive ratably any dividends or distributions as may be declared from time to time by the board of directors. Each class of common stock is subordinate to the Company’s preferred stock with respect to rights upon liquidation of the Company. Neither class of common stock is redeemable at the option of the holders. The holders of Class A and Class B common stock are entitled to vote together as a single class, with each holder of outstanding shares of Class A Common Stock entitled to one vote for each share of Class A Common Stock and each holder of outstanding shares of Class B Common Stock entitled to ten votes for each share of Class B Common Stock. Holders of shares of Class B Common Stock may elect at any time to convert each outstanding share of Class B Common Stock into one share of Class A Common Stock. Shares of Class B Common Stock are also subject to automatic conversion into shares of Class A Common Stock upon the occurrence of certain events or, if not previously converted, upon the seventh anniversary of the Closing.

During the year ended September 30, 2024, Legacy Mobix sold 482,171 shares of its common stock at various dates in private placements for net proceeds of $3,286. In connection with the issuance of these shares, Legacy Mobix also granted one investor a warrant to purchase 27,413 shares of common stock at a price of $0.01 per share. The warrant is immediately exercisable and has a term of one year. The Company determined the warrant to be a freestanding equity instrument with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrant issued based on their relative fair values. Subsequent to the Merger, the Company sold 370,000 shares of its Class A Common Stock to an unaffiliated investor for proceeds of $192. The Company also issued the investor a warrant to purchase an aggregate of 407,000 shares of its Class A Common Stock at a price of $1.18 per share. The warrant is immediately exercisable and has a five-year term.

During the year ended September 30, 2023, Legacy Mobix sold 1,958,312 shares of its common stock at various dates in private placements for net proceeds of $13,396. In connection with the issuance of these shares, the Company also granted two investors warrants to purchase an aggregate of 605,000 shares of the Company’s common stock at a price of $0.01 per share. The warrants are immediately exercisable and have terms ranging from one to two years. The Company determined the warrants to be free-standing equity instruments with no subsequent remeasurement. The Company determined the amount recognized within additional paid-in capital by allocating the proceeds received among the shares of common stock and the warrants issued based on their relative fair values. During the year ended September 30, 2023, one of these investors exercised a warrant to purchase 560,000 shares of the Company’s common stock, for proceeds of $6.

As of September 30, 2024, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Less:
Class A Common Stock outstanding	32,824,230
Reserve for conversion of Class B Common Stock	2,129,901
Reserve for exercise of the Public Warrants and Private Warrants	9,000,000
Reserve for exercise of other common stock warrants	9,675,800
Reserve for Earnout Shares	3,500,000
Reserve for RaGE Earnout	1,285,618
Stock options and RSUs outstanding	7,204,099
Awards available for grant under 2023 Equity Incentive Plan	1,840,022
Reserve for issuance under 2023 Employee Stock Purchase Plan	687,055
Class A Common Stock available for issuance	216,853,275

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

F-66

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Committed Equity Facility

On March 18, 2024, the Company entered into a Purchase Agreement (“Purchase Agreement”) and a related Registration Rights Agreement with B. Riley Principal Capital II (“B. Riley”) which provides the Company the right, in its sole discretion, and subject to the satisfaction of the conditions set forth therein, to sell to B. Riley up to 9,500,000 newly issued shares of its Class A Common Stock (subject to certain limitations) from time to time. Any sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the Company’s option, and the Company is under no obligation to sell any securities to B. Riley. The per share purchase price that B. Riley will pay for shares of Class A Common Stock will be determined by reference to the volume weighted average price of the Class A Common Stock measured over the regular trading session or intraday period of the trading session on Nasdaq on the date of each purchase, in each case as defined in the Purchase Agreement, less a three percent discount. However, in July 2024 the Company entered into an unrelated private placement transaction, the terms of which prohibit the Company from selling shares of its Class A Common Stock in variable rate transactions, which includes sales pursuant to the Purchase Agreement, until the one year anniversary of the date the registration statement relating to the private placement is effective.

As consideration for B. Riley’s commitment to purchase shares of the Company’s Class A Common Stock, the Company agreed to pay a cash commitment fee in the amount of $1,500. B. Riley will withhold 30% in cash from the total aggregate purchase price until B. Riley has received the entire cash commitment fee. If any portion of the commitment fee remains unpaid on the earlier of the termination of the agreement or December 15, 2024, then the Company must pay B. Riley the remainder of the commitment fee in cash. The Company also agreed to reimburse B. Riley for reasonable legal fees and disbursements in an amount not to exceed $75 upon the execution of the Purchase Agreement and Registration Rights Agreement and $5 per fiscal quarter. In April 2024, the Company filed a registration statement with the Securities and Exchange Commission to register under the Securities Act, the offer and resale by B. Riley of up to 9,500,000 shares of Class A Common Stock that the Company may elect to sell to B. Riley pursuant to the Purchase Agreement, and the registration statement was declared effective on May 13, 2024.

During the year ended September 30, 2024, the Company sold 36,367 shares of its Class A Common Stock to B. Riley under the Purchase Agreement for gross proceeds of $73. The amount and timing of the proceeds the Company receives from the sale of shares of Class A Common Stock pursuant to the Purchase Agreement, if any, will depend on a number of factors, including the numbers of shares the Company may elect to sell, the timing of such sales, the future market price of the Company’s Class A Common stock and the payment of the cash commitment fee. For the year ended September 30, 2024, cash commitment and other fees under the Purchase Agreement totaling $1,577 are included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss.

Note 17 - Warrants

Private Placement

In July 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor in connection with a private placement (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the Company issued an unregistered pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 2,877,698 unregistered shares of the Company’s Class A Common Stock. The Company also issued warrants to purchase an aggregate of 5,755,396 shares of the Company’s Class A Common Stock (“PIPE Common Warrants”). Gross proceeds from the Private Placement were $4,000, before payment of fees and expenses to the placement agent of $415.

The Pre-Funded Warrant has an exercise price of $0.001 per share, is immediately exercisable upon issuance and will expire when exercised in full. In August 2024, the investor exercised the Pre-Funded Warrant in full, for net cash proceeds to the Company of $3.

The PIPE Common Warrants are comprised of Series A warrants to purchase up to 2,877,698 shares of Class A Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 2,877,698 shares of Class A Common Stock (the “Series B Warrants”). The PIPE Common Warrants have an exercise price of $1.39 per share and are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock upon exercise of the PIPE Common Warrants. The Series A Warrants will expire five years from the date of such stockholder approval and the Series B warrants will expire twelve months from the date of stockholder approval.

F-67

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

In connection with the Private Placement, the Company paid placement agent fees and expenses of $415 and issued the placement agent warrants to purchase an aggregate of 201,439 shares of its Class A Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1.7375 per share, are exercisable upon stockholder approval and will expire five years thereafter. Moreover, upon any exercise for cash of the PIPE Common Warrants, the Company is obligated to pay the placement agent cash fees aggregating 8% of the gross exercise price and issue to the placement agent warrants to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of such shares of Class A Common Stock underlying the PIPE Common Warrants.

The Company also entered into a registration rights agreement and filed with the Securities and Exchange Commission a registration statement to register for resale the shares of Class A Common Stock issuable upon exercise of the PIPE Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, which became effective on August 28, 2024.

The Company evaluated the Pre-Funded Warrant and the PIPE Common Warrants and concluded that those warrants do not meet the derivative scope exception. Specifically, the warrants contain provisions that affect their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, the warrants are not considered indexed to the Company’s stock and must be classified as liabilities. At the time of the private placement, the Company recognized an initial liability totaling $6,397 for the warrants. The Company subsequently adjusted the carrying amount of the liability to its estimated fair value as of September 30, 2024 (or, in the case of the Pre-Funded Warrant, through the date of exercise) and for the year ended September 30, 2024 the Company recognized a net non-cash loss of $1,202 from the initial issuance and subsequent change in the fair value of the warrants, which is included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss. As of September 30, 2024, all of the PIPE Common Warrants remained outstanding and the related liability of $1,809 is included in “Other noncurrent liabilities” in the consolidated balance sheets. In addition, the Company determined that the Placement Agent Warrants met the criteria for classification as equity, and recognized a charge of $82 upon issuance. The Company estimated the fair value of the warrants using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 54.8% to 55.7%; no expected dividend yield; risk-free interest rate of 3.5% to 4.8%; and a contractual term of one to five years.

Public and Private Warrants

In connection with its initial public offering, Chavant issued 6,000,000 Public Warrants and 3,400,000 Private Warrants (of which 400,000 Private Warrants were subsequently forfeited by the Sponsor), each of which entitles the holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustments. The Public Warrants and Private Warrants are exercisable at any time commencing thirty days after the completion of the Merger and terminating five years after the completion of the Merger. The Company may redeem the Public Warrants at a price of $0.01 per warrant if the last reported sale of the Company’s Class A Common Stock equals or exceeds $18.00 per share for any twenty trading days within a thirty-day period after the Public Warrants become exercisable.

The Private Warrants are identical to the Public Warrants, except that the Private Warrants and shares of Class A Common Stock issuable upon the exercise of the Private Warrants are not transferable, assignable or salable until thirty days after the completion of the Merger, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Both the Public Warrants and Private Warrants are subject to adjustment if the Company issues additional equity securities for capital raising purposes at price (the “Newly Issued Price”) below specified levels; if the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds available for funding Merger at the Closing; and, if the VWAP of the Company’s Class A Common Stock during a specified period (“Market Value”) is below $9.20 per share. In such event, the exercise price of the warrants will be adjusted to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price will be adjusted to be equal to 180% of the Newly Issued Price. As a result of the issuances of shares under the PIPE Subscription Agreement and other agreements in connection with the Merger, the Company adjusted the exercise price of the warrants from $11.50 to $5.79 per share and adjusted the redemption trigger price from $18.00 to $9.06 per share. During the year ended September 30, 2024, the Company recognized a noncash deemed dividend of $661 as a result of the warrant price adjustment.

F-68

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Upon the Closing, the Company concluded that the Public Warrants meet the derivative scope exception for contracts in the Company’s own stock and recorded the Public Warrants in stockholders’ equity. The Company concluded that the Private Warrants do not meet the derivative scope exception and are accounted for as liabilities. Specifically, the Private Warrants contain provisions that affect the settlement amounts dependent upon the characteristics of the holder of the warrant, which is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Private Warrants are not considered indexed to the Company’s stock and must be classified as a liability. At the time of Closing, the Company estimated the aggregate fair value of the Private Warrants using the Black-Scholes option-pricing model and recognized a liability of $150. As of September 30, 2024, all of the Private Warrants remained outstanding and the Company adjusted the carrying amount of the liability to its estimated fair value of $330, which is included in “Other noncurrent liabilities” in the consolidated balance sheets. As a result of the increase in the fair value of the liability, the Company recorded a non-cash loss of $180 for the year ended September 30, 2024, which is included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss.

PIPE Warrants

In connection with the PIPE Subscription Agreements, the Company issued the investors warrants to purchase shares of Class A Common Stock at an exercise price of $0.01 per share. The Company evaluated these warrants and concluded that they meet the derivative scope exception for contracts in the Company’s own stock. Consequently, the PIPE warrants were recorded in stockholders’ equity.

Other Warrants

During the year ended September 30, 2024, the Company issued warrants to purchase 130,000 shares of its Class A Common Stock at $0.01 per share to a service provider, in respect of services rendered to Legacy Mobix prior to the Merger. In addition, as described in Note 11, Debt, during the year ended September 30, 2024 Legacy Mobix failed to repay the principal amount of a note payable by its maturity date and was obligated to issue warrants to purchase 103,000 shares of its Class A Common Stock at $0.01 per share to the lender as additional consideration. The Company initially recorded a liability of $732 in the consolidated balance sheets for the estimated fair value of the warrants. For the year ended September 30, 2024, the Company recognized a non-cash gain of $400 from the change in the fair value of the liability, which is included in “Other non-operating losses, net” in the consolidated statements of operations and comprehensive loss. The Company valued the warrants using a probability-weighted expected return model. In April 2024, the Company issued the warrants to the lender, and the lender exercised the warrants.

During the years ended September 30, 2024 and 2023, the Company issued warrants to purchase an aggregate of 201,965 and 239,464 shares of its common stock, respectively, in connection with borrowings. See Note 11, Debt.

Legacy Mobix Warrants

In connection with the Merger, all of Legacy Mobix’s outstanding warrants were assumed by the Company and converted into the same number of warrants to purchase shares of the Company’s Class A Common Stock, with no change to their exercise prices or other terms. Subsequent to the Merger, warrants to purchase an aggregate of 373,031 shares were exercised and converted into 369,671 shares of Class A Common Stock, with no cash proceeds to the Company.

During the year ended September 30, 2024, Legacy Mobix granted warrants to purchase an aggregate of 27,413 shares of common stock at a price of $0.01 per share to investors in connection with the sale of shares of its common stock. See Note 16, Equity. Also during the year ended September 30, 2023, Legacy Mobix issued warrants to purchase an aggregate of 300,000 shares of its common stock at $3.00 per share to non-service providers. In December 2022, the holders exercised these warrants and purchased 300,000 shares of Legacy Mobix common stock for cash proceeds of $900.

F-69

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

During the year ended September 30, 2023, Legacy Mobix issued warrants to service providers to purchase an aggregate of 950 shares of its common stock at exercise prices of $0.01 to $3.00 per share. The Company valued the warrants using the Black-Scholes option pricing model with the following ranges of assumptions: expected volatility of 52.7% to 54.1%; no expected dividend yield; risk-free interest rate of 3.6% to 5.4%; and a contractual term of one1 to two years. The Company recognized the $5,419 aggregate fair value of the warrants in selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss for the year ended September 30, 2023. Effective March 2023, one warrant to purchase 200,000 shares of common stock was cancelled. In June 2023, warrants to purchase an aggregate of 260,000 shares of Legacy Mobix common stock were exercised for proceeds to the Company of $3.

See Note 12, Fair Value Measurements, for additional information on the Company’s measurements with respect to the warrants issued in connection with the foregoing transactions.

Note 18 - Equity Incentive Plans

In connection with the Merger, the Company adopted the 2023 Equity Incentive Plan, which provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. The Company has reserved 2,290,183 shares of its Class A Common Stock for issuance under the terms of the 2023 Equity Incentive Plan.

Also in connection with the Merger, the Company adopted the 2023 Employee Stock Purchase Plan to assist eligible employees in acquiring stock ownership in the Company. Under the 2023 Employee Stock Purchase Plan, eligible employees may elect to enroll in the plan, designate a portion of eligible compensation to be withheld by the Company during an offering period, and purchase shares of the Company’s Class A Common Stock at the end of such offering period. The price of the shares purchased shall not be less than 85% of the fair market value of a share on the enrollment date or on the purchase date, whichever is lower. The Company has reserved 687,055 shares of its Class A Common Stock for issuance under the terms of the 2023 Employee Stock Purchase Plan. As of September 30, 2024, the Company had not commenced any offering period nor sold any shares under this plan.

Prior to the Merger, Legacy Mobix had three equity incentive plans which provided for the issuance of stock-based compensation awards and immediately prior to the Merger, Legacy Mobix RSUs and stock options were outstanding under these plans. Under the terms of the 2023 Equity Incentive Plan, no further awards may be made under the Legacy Mobix equity incentive plans.

Restricted Stock Units

In connection with the Merger, all of Legacy Mobix’s RSUs were assumed by the Company and converted into an RSU covering the same number of shares of the Company’s Class A Common Stock.

In November 2022, Legacy Mobix and certain of its officers and key employees agreed to enter into amended RSU agreements relating to an aggregate of 10,000,000 RSUs and in March 2023 and May 2023, Legacy Mobix and certain of its officers and key employees agreed to forfeit the 10,000,000 RSUs. The RSUs to these officers and key employees were replaced with a commitment from the Company, contingent upon closing of the Merger, to issue an aggregate of 5,000,000 RSUs (of which 1,000,000 were modified to common stock warrants upon the holder’s termination of employment) over three years, beginning on the first anniversary of the Closing of the Merger. Because the vesting of these awards was subject to both a service condition and a performance condition (the completion of the Merger), the Company determined that vesting of the awards was not probable and did not recognize any stock-based compensation expense for these awards prior to the Closing.

F-70

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Upon Closing, the performance condition was satisfied, and vesting of the awards is subject only to a service condition. As a result, the Company is required to recognize the value of these awards over the requisite service period. During the year ended September 30, 2024, the Company recognized stock-based compensation expense of $20,634 relating to these RSUs and warrants, which includes a catch-up for the portion of the service period completed prior to the performance condition being satisfied. Also during the year ended September 30, 2024, in connection with a separation of employment, the Company modified 1,000,000 RSUs held by an employee such that the RSUs-which were subject to forfeiture under their original terms-would continue to vest over their original service period. Because the fair value of the modified awards was lower than the grant-date fair value of the original awards, the Company recognized a $2,242 reduction of stock-based compensation expense during the year ended September 30, 2024.

During the year ended September 30, 2023, certain employees agreed to forfeit 670,000 RSUs with no current replacement award. As a result, the Company recognized $3,203 of stock-based compensation expense in the year ended September 30, 2023.

A summary of activity in the Company’s RSUs for the year ended September 30, 2024 is as follows:

	Number of units	Weighted- Average Grant Date Fair Value per Unit

Outstanding at September 30, 2023	209,494	$6.84
Performance-based RSUs	3,999,999	8.57
Other RSUs issued	450,161	2.35
Forfeited	(34,915)	6.84
Vested	(161,486)	6.84
Outstanding at September 30, 2024	4,463,253	7.93

No RSUs vested during the year ended September 30, 2023. Unrecognized compensation expense related to RSUs was $27,920 as of September 30, 2024 and is expected to be recognized over a weighted-average period of 3.3 years.

Stock Options

Stock options granted under the Company’s equity incentive plan may be Incentive Stock Options (“ISOs”) or Non-Statutory Stock Options (“NSOs”). ISOs may be granted only to employees and NSOs may be granted to employees and consultants. The types of awards granted to consultants do not vary in characteristics from those granted to employees. The term of each option, which is stated in each option agreement, cannot exceed ten years from the date of grant. The exercise price is determined by the Company’s board of directors. If granted to an employee (other than employee who owns stock representing more than 10% of the voting power of all classes of stock), the option exercise price cannot be less than the fair market value of the stock on the date of grant as determined by the Company’s board of directors. Vesting requirements for options granted under the plans are determined by the board of directors. Stock option awards generally vest over periods of one to four years. Certain awards require the performance of one year of service before vesting commences, with a specified percentage of the award vesting after one year of service, and the remainder vesting ratably over the remaining vesting period.

In connection with the Merger, all Legacy Mobix stock options were assumed by the Company and converted into the same number of stock options of the Company, with no change to their exercise prices, vesting conditions or other terms.

F-71

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Stock option activity for the year ended September 30, 2024 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (years)
Outstanding at September 30, 2023	5,905,684	$4.28
Granted	32,200	6.84
Exercised	(1,797,841)	1.69
Forfeited	(870,776)	6.58
Expired	(528,421)	6.27
Outstanding at September 30, 2024	2,740,846	4.89	6.9
Exercisable at September 30, 2024	2,382,697	4.65	6.8

The terms of stock option awards permit a “net share settlement” for exercises of stock options, at the Company’s discretion. Stock options exercised during the year ended September 30, 2024 include options to purchase an aggregate of 474,313 shares which were exercised and settled for 198,115 shares of Class A Common Stock, with no cash proceeds to the Company.

Unrecognized stock-based compensation expense related to stock options, totaling $1,217 as of September 30, 2024, is expected to be recognized over a weighted-average period of 1.8 years. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of September 30, 2024 was $576 and $576, respectively. The total intrinsic value of options exercised during the years ended September 30, 2024 and 2023 was $4,709 and $0, respectively. The total fair value of options that vested during the years ended September 30, 2024 and 2023 was $1,726 and $4,880, respectively.

The weighted-average grant date fair value of options granted during the years ended September 30, 2024 and 2023 was $3.50 and $3.61, respectively. The fair value of stock options granted was estimated with the following assumptions:

	Year ended September 30,
	2024		2023
	Range		Range
	Low	High	Low	High

Expected volatility	54.8%	55.6%	52.4%	54.4%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	3.9%	4.4%	3.6%	4.2%
Expected term (years)	4.5	5.3	4.6	5.8

The consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Year ended September 30,
	2024	2023

Cost of revenue	$15	$31
Research and development	1,124	1,842
Selling, general and administrative	20,244	13,603
Total stock-based compensation expense	$21,383	$15,476

F-72

MOBIX LABS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

Note 19 - Concentrations

Concentration of Credit Risk

The Company maintains its cash in accounts with major financial institutions within the United States, generally in the form of demand deposits. Deposits in these institutions may exceed federally insured limits. The Company places its cash with high credit quality financial institutions and has not experienced any losses on its deposits of cash.

Significant Customers

For the year ended September 30, 2024, one customer accounted for 40% of the Company’s net revenue. For the year ended September 30, 2023, two customers accounted for 93% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of September 30, 2024, two customers had balances due that represented 71% of the Company’s total accounts receivable. As of September 30, 2023, two customers had balances due that represented 97% of the Company’s total accounts receivable.

Note 20 - Geographical Information

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, are summarized as follows:

	Year ended September 30,
	2024	2023

United States	$5,699	$674
China	288	-
Czech Republic	17	223
Thailand	-	300
Other	438	27
Total net revenue	$6,442	$1,224

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 21 - Subsequent Events

In December 2024, the Company entered into a $200 short-term loan agreement with an unrelated financing company.

Also in December 2024, the Company entered into an agreement for the purchase and sale of future receipts with an unrelated buyer pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $710 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $480. Under the agreement, the Company granted the buyer a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Future Receipts Purchased Amount shall be repaid by the Company in weekly installments ranging from $9 to $22, payable through September 2025.

F-73

Independent Auditors’ Report

To the Stockholders of EMI Solutions, Inc.

Opinion

We have audited the financial statements of EMI Solutions, Inc., which comprise the balance sheets as of June 30, 2023 and 2022, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of EMI Solutions, Inc. as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of EMI Solutions, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about EMI Solution, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of EMI Solutions, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about EMI Solutions, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control - related matters that we identified during the audit.

/s/ MACIAS GINI & O’CONNELL LLP
Irvine, California
October 31, 2023

F-74

EMI SOLUTIONS, INC.

BALANCE SHEETS

	As of June 30,
	2023	2022
ASSETS
Current assets:
Cash	$74,582	$4,254
Accounts receivable	260,553	338,660
Loan receivable - shareholder	55,577	55,577
Prepaid expenses	-	9,641
Total current assets	390,712	408,132
Property, plant and equipment, net	117,537	91,177
Operating lease right-of-use assets	57,261	-
Other assets	30,000	30,000
Total assets	$595,510	$529,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,407	$103,894
Accrued expenses	83,835	113,349
Line of credit	-	640
Loans payable - related party	82,890	65,000
Operating lease liabilities, current	57,861	-
Total current liabilities	307,993	282,883
Commitment and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at June 30, 2023 and 2022	2,016	2,016
Retained earnings	285,501	244,410
Total shareholders’ equity	287,517	246,426
Total liabilities and shareholders’ equity	$595,510	$529,309

The accompanying notes are an integral part of these financial statements.

F-75

EMI SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2023	2022
Net revenues	$2,572,533	$2,388,900
Cost of goods sold	1,639,892	1,486,319
Gross profit	932,641	902,581
Operating Expenses:
Selling, general and administrative	1,175,185	1,060,686
Depreciation	19,985	15,941
Total operating expenses	1,195,170	1,076,627
Operating loss	(262,529)	(174,046)
Other income:
Other income, net	4,876	3,693
Employee retention tax credits	299,544	-
Total other income, net	304,420	3,693
Income (loss) before provision for income taxes	41,891	(170,353)
Provision for income taxes	800	800
Net income (loss)	$41,091	$(171,153)

The accompanying notes are an integral part of these financial statements.

F-76

EMI SOLUTIONS, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance, June 30, 2021	1,000	$2,016	$415,563	$417,579
Net loss	-	-	(171,153)	(171,153)
Balance, June 30, 2022	1,000	2,016	244,410	246,426
Net income	-	-	41,091	41,091
Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517

The accompanying notes are an integral part of these financial statements.

F-77

EMI SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2023	2022
Operating Activities:
Net income (loss)	$41,091	$(171,153)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	19,985	15,941
Realized gains on sales of equity securities	-	(21,658)
Change in unrealized gains on equity securities	-	17,675
Other noncash charges, net	600	1,944
Changes in operating assets and liabilities:
Account receivables, net	78,107	(149,445)
Prepaid expenses and other current assets	9,641	3
Accounts payable	(20,487)	62,277
Accrued expenses	(29,514)	19,868
Net cash provided by (used in) operating activities	99,423	(224,548)

Investing Activities:
Proceeds from sale of equity securities	-	92,821
Purchases of property and equipment	(46,345)	(1,076)
Net cash provided by (used in) investing activities	(46,345)	91,745

Financing Activities:
Borrowings from related party	17,890	18,000
Payments from shareholder	-	56,390
Net borrowings (payments) under line of credit	(640)	607
Net cash provided by financing activities	17,250	74,997
Net increase (decrease) in cash	70,328	(57,806)
Cash, beginning of year	4,254	62,060
Cash, end of year	$74,582	$4,254

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

F-78

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 1 - NATURE OF BUSINESS AND RECENT DEVELOPMENTS

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI Solutions”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI Solutions filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI Solutions. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement. The termination date under the merger agreement was March 31, 2023. However, the Company and Mobix are in negotiations to extend the termination date under the merger agreement from March 31, 2023 to January 31, 2024.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company in fiscal years ended 2023 or 2022.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year ends on June 30. In the opinion of the Company’s management, the accompanying financial statements contain all necessary adjustments and all disclosures to present fairly its financial position and the results of its operations and cash flows for the periods presented.

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

F-79

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

At June 30, 2023 and 2022, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at June 30, 2023 and 2022.

Accounts Receivable

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At June 30, 2023 and 2022, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	5 years
Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. There were no events or changes in circumstances that would indicate a possible impairment as of June 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

F-80

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the year ended June 30, 2023, one customer accounted for 11% of net revenues. For the year ended June 30, 2022, one customer accounted for 11% of net revenues. No other customer accounted for more than 10% of net revenues for the years ended June 30, 2023 and 2022.

At June 30, 2023, five customers accounted for 65% of the Company’s accounts receivable. At June 30, 2022, two customers accounted for 44% of the Company’s accounts receivable.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $36,132 and $30,167 for the years ended June 30, 2023 and 2022, respectively, and are included in selling, general and administrative expenses in the statement of operations.

Equity Securities

The Company accounts for equity securities in accordance with ASC Topic 825, Financial Instruments and ASC Topic 321, Investments - Equity Securities, which require that equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) be presented separately on the balance sheet as equity securities and be measured at fair value, with changes in fair value recognized in net income.

During the year ended June 30, 2022 the Company sold all of its investments in equity securities and the Company held no equity securities at June 30, 2023 and 2022. Realized gains on the sale of equity securities were $0 and $21,658 for the years ended June 30, 2023 and 2022, respectively, and are included in other income (expense) in the statement of operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (ASC 740) using the asset and liability method, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likelihood of being realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available. As of June 30, 2023 and 2022, the Company has not identified any uncertain tax positions.

F-81

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company records interest and penalties related to unrecognized tax benefits in its tax provision. As of June 30, 2023 and 2022, no accrued interest or penalties are recorded on the balance sheets, and the Company has not recorded any related expenses.

Fair Value Measurements

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument. The Company uses a three-tiered hierarchy for inputs used in measuring fair value that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the Company’s own assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

As a basis for considering such assumptions, a three-tier hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 -	Observable inputs that include quoted prices in active markets for identical assets or liabilities.
Level 2 -	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 -	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The Company’s non-financial assets are measured at estimated fair value on a nonrecurring basis. These assets are adjusted to fair value only when an impairment is recognized, or in the event an asset is held for sale.

The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term maturities of these instruments.

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its balance sheet. See Note 6 - Leases.

F-82

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, which introduced new guidance for an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. Instruments in scope include loans, held-to-maturity debt securities, and net investments in leases as well as reinsurance and trade receivables. In November 2018, the FASB issued ASU 2018-19, which clarifies that operating lease receivables are outside the scope of the new standard. The amendments in this standard are effective for fiscal years beginning after December 31, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the provisions of this statement and has not determined what impact the adoption of ASU 2016-13 will have on its financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

June 30,	2023	2022
Machinery and equipment	$277,065	$308,210
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	435,732	466,877
Less: Accumulated depreciation	(318,195)	(375,700)
Property and equipment, net	$117,537	$91,177

For the years ended June 30, 2023 and 2022, depreciation expense related to property and equipment was $19,985 and $15,941, respectively.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

June 30,	2023	2022
Accrued payroll and paid time off	$83,835	$77,698
Credit card	-	35,651
Accrued expenses	$83,835	$113,349

NOTE 5 - LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% and 6.5% at June 30, 2023 and 2022, respectively). The line of credit is payable on demand and is subject to annual renewal. No borrowings were outstanding under the line of credit at June 30, 2023 or 2022 and available borrowings under the line of credit were $100,000 at June 30, 2023 and 2022.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. The outstanding balance under this line of credit was $0 and $640 at June 30, 2023 and 2022, respectively.

F-83

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 6 - LEASES

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of June 30, 2023, the lease has a remaining term of six months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the balance sheet.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

The following lease costs are included in the statement of operations for the year ended June 30, 2023:

Operating lease cost	$114,300
Short-term lease cost	-
Total lease cost	$114,300

Information related to the Company’s ROU assets and operating lease liabilities as of June 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$114,600
Weighted-average lease term (years)	0.5
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the year ended June 30, 2023.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the balance sheet as of June 30, 2023:

Total minimum lease payments	$58,200
Less imputed interest	(339)
Present value of future minimum lease payments	57,861
Less current obligations under lease	(57,861)
Long-term lease obligation	$-

F-84

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 6 - LEASES (cont.)

Supplemental Information for Comparative Periods

Lease cost for the year ended June 30, 2023 was $114,600. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 - RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6 - Leases.

Loan Payable - Related Party

The Company has a loan payable to a company owned by its shareholders, from which it leases its principal offices in Irvine, California. The agreement provides for unsecured loans of up to $200,000 to the Company, with interest on the unpaid principal amount at a rate of 5.0% per annum payable monthly in arrears. At June 30, 2023 and 2022, the amount owed under the loan was $82,890 and $65,000, respectively.

Loan Receivable - Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At June 30, 2023 and 2022, the amount receivable under the loan was $55,577 and $55,577, respectively.

NOTE 8 - INCOME TAXES

The provision for income taxes consists of the following:

Year ended June 30,	2023	2022
Current:
Federal	$-	$-
State	800	800
Total current	800	800
Deferred:
Federal	-	-
State	-	-
Total deferred	-	-
Provision for income taxes	$800	$800

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory rate of 21% to the Company’s loss before income taxes as follows:

Year ended June 30,	2023	2022
Income tax computed at U.S. federal statutory rate	$(54,275)	$(35,942)
State taxes, net of federal benefit	464	464
ERTC	(17,394)	-
Other	-	168
Change in valuation allowance	72,005	36,110
Provision for income taxes	$800	$800

F-85

EMI SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 AND 2022

NOTE 8 - INCOME TAXES (cont.)

Deferred tax assets, net consist of the following:

June 30,	2023	2022
Deferred tax assets:
Net operating losses	$137,701	$94,268
Accrual to cash	-	2,959
Charitable contributions	4,733	1,375
Other, net	1,592	183
Total gross deferred tax assets	144,026	98,785
Valuation allowance	(128,664)	(56,659)
Net deferred tax assets	15,362	42,126

Deferred tax liabilities:
Accrual to cash	(8,592)	(33,798)
Property and equipment	(6,770)	(8,328)
Total gross deferred tax liabilities	(15,362)	(42,126)
Deferred tax assets, net	$-	$-

The Company recorded a provision for income taxes of $800 on its pretax income of $41,891 for the year ended June 30, 2023, and a provision for income taxes of $800 on its pretax loss of $170,353 for the year ended June 30, 2022. For each of these years, the provision for income taxes principally consists of the state minimum franchise tax. For the year ended June 30, 2023, the provision for income taxes differs from an amount calculated based on the U.S. federal statutory rate due to the valuation allowance recorded against the net operating losses the Company generated during the year and permanent differences relating to Employee Retention Tax Credits (see Note 10). For the year ended June 30, 2022, the provision for income taxes differs from an amount calculated based on the U.S. federal statutory rate due to the valuation allowance recorded against the net operating losses the Company generated during the year. The Company has incurred taxable losses for federal income tax purposes for each of the last seven fiscal years. Accordingly, the Company determined that it is not more likely than not that these tax benefits will be realized in the future and has provided a valuation allowance on certain of its net deferred tax assets.

During the years ended June 30, 2023 and 2022, the Company increased the valuation allowance by $72,005 and $47,952, respectively, which primarily related to increases in net deferred tax assets from current year activity that the Company expects may not be realized in the future. As of June 30, 2023, the Company has accumulated federal and state net operating losses (“NOLs”) of $487,734 and $505,141, respectively. The federal NOLs may be carried forward indefinitely and the state NOLs begin to expire in 2036.

The Company files U.S. federal and California state income tax returns. As of June 30, 2023, the U.S. federal tax returns are open to examination for tax years 2020 to 2022 and the California state tax returns are open to examination for tax years 2019 through 2022.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

NOTE 10 - EMPLOYEE RETENTION TAX CREDIT

The Coronavirus Aid, Relief, and Economic Security Act (The “CARES Act”) provides an employee retention tax credit (“ERTC”), which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. In March 2023, the Company received ERTC payments of $299,544 which it recognized in other income (expense) in the statement of operations.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 31, 2023, which is the date the financial statements were available to be issued.

F-86

EMI SOLUTIONS, INC.

Condensed Balance Sheets

(unaudited)

	As of
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash	$34,391	$74,582
Accounts receivable	279,251	260,553
Loan receivable - shareholder	55,577	55,577
Total current assets	369,219	390,712
Property, plant and equipment, net	112,219	117,537
Operating lease right-of-use assets	28,732	57,261
Other assets	30,000	30,000
Total assets	$540,170	$595,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,822	$83,407
Accrued expenses	63,071	83,835
Loan payable - related party	205,484	82,890
Operating lease liabilities, current	29,032	57,861
Total current liabilities	396,409	307,993

Commitment and contingencies (Note 9)
Shareholders’ equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2023 and June 30, 2023	2,016	2,016
Retained earnings	141,745	285,501
Total shareholders’ equity	143,761	287,517
Total liabilities and shareholders’ equity	$540,170	$595,510

The accompanying notes are an integral part of these condensed financial statements.

F-87

EMI SOLUTIONS, INC.

Condensed Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2023	2022
Net revenues	$544,897	$648,455
Cost of goods sold	337,082	387,400
Gross profit	207,815	261,055
Operating Expenses:
Selling, general and administrative	345,167	233,564
Depreciation	5,604	3,972
Total operating expenses	350,771	237,536
Income (loss) before provision for income taxes	(142,956)	23,519
Provision for income taxes	800	800
Net income (loss)	$(143,756)	$22,719

The accompanying notes are an integral part of these condensed financial statements.

F-88

EMI SOLUTIONS, INC.

Condensed Statements of Shareholder’s Equity

(unaudited)

	Common Stock		Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance, June 30, 2022	1,000	$2,016	$244,410	$246,426
Net loss	-	-	22,719	22,719
Balance, September 30, 2022	1,000	$2,016	$267,129	$269,145
Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517
Net loss	-	-	(143,756)	(143,756)
Balance, September 30, 2023	1,000	$2,016	$141,745	$143,761

The accompanying notes are an integral part of these condensed financial statements.

F-89

EMI SOLUTIONS, INC.

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,
	2023	2022
Operating Activities:
Net income (loss)	$(143,756)	$22,719
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,604	3,972
Other noncash charges, net	(300)	(40)
Changes in operating assets and liabilities:
Account receivables, net	(18,698)	60,993
Prepaid expenses and other current assets	-	1,181
Accounts payable	15,415	(1,891)
Accrued expenses	(20,764)	(55,890)
Net cash provided by (used in) operating activities	(162,499)	31,044

Investing Activities:
Purchases of property and equipment	(286)	(17,074)
Net cash used in investing activities	(286)	(17,074)

Financing Activities:
Borrowings from related party	122,594	31,215
Net cash provided by financing activities	122,594	31,215
Net increase (decrease) in cash	(40,191)	45,185
Cash, beginning of period	74,582	4,254
Cash, end of period	$34,391	$49,439

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these condensed financial statements.

F-90

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Basis of Presentation

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of EMI Solutions, Inc. The Company’s fiscal year ends on June 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended June 30, 2023 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The June 30, 2023 condensed balance sheet was derived from the Company’s audited financial statements. These unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s condensed financial position as of September 30, 2023 and its results of operations and cash flows for the three months ended September 30, 2023 and 2022. The results of operations for the three months ended September 30, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2024 or for any other future annual or interim period.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI Solutions. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company during the three months ended September 30, 2023 or 2022.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management

F-91

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

Cash

At September 30, 2023 and June 30, 2023, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at September 30, 2023 or June 30, 2023.

Accounts Receivable, net

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At September 30, 2023 and June 30, 2023, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. The Company did not record any impairment losses during the three months ended September 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

F-92

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the three months ended September 30, 2023, two customers accounted for 32% of net revenues. For the three months ended September 30, 2022, two customers accounted for 20% of net revenues. No other customer accounted for more than 10% of net revenues for the three months ended September 30, 2023 and 2022.

As of September 30, 2023, three customers accounted for 39% of accounts receivable. As of June 30, 2023, five customers accounted for 65% of accounts receivable. No other customer accounted for more than 10% of accounts receivable at September 30, 2023 or June 30, 2023.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $4,259 and $6,084 for the three months ended September 30, 2023 and 2022, respectively and are included in selling, general and administrative expenses in the statement of operations and comprehensive income (loss).

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its condensed balance sheet. See Note 6 - Leases.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	September 30, 2023	June 30, 2023
Machinery and equipment	$277,351	$277,065
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	436,018	435,732
Less: Accumulated depreciation	(323,799)	(318,195)
Property and equipment, net	$112,219	$117,537

For the three months ended September 30, 2023 and September 30, 2022, depreciation expense related to property and equipment was $5,604 and $3,972, respectively.

F-93

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 4 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	June 30, 2023
Accrued payroll and paid time off	$62,271	$83,835
Income taxes payable	800	-
Accrued expenses	$63,071	$83,835

NOTE 5 - LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% at September 30, 2023 and June 30, 2023). The line of credit is payable on demand, is subject to annual renewal. No borrowings were outstanding under the line of credit at September 30, 2023 or June 30, 2023 and available borrowings under the line of credit were $100,000 at September 30, 2023 or June 30, 2023.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. There were no significant amounts outstanding under this arrangement at September 30, 2023 or June 30, 2023.

NOTE 6 - LEASES

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of September 30, 2023, the lease has a remaining term of three months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the condensed balance sheet.

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

F-94

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 6 - LEASES (cont.)

The following lease costs are included in the condensed statement of operations for the three months ended September 30, 2023:

Three months ended September 30, 2023
Operating lease cost	$28,800
Short-term lease cost	-
Total lease cost	$86,700

Information related to the Company’s ROU assets and operating lease liabilities as of September 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$29,100
Weighted-average lease term (years)	0.25
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the three months ended September 30, 2023.

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed balance sheet as of September 30, 2023:

Years ending June 30,
2024 (remaining three months)	$29,100
Total minimum lease payments	29,100
Less imputed interest	(68)
Present value of future minimum lease payments	29,032
Less current obligations under lease	(29,032)
Long-term lease obligation	$-

Supplemental Information for Comparative Periods

Lease cost for the three months ended September 30, 2022 was $28,800. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 - RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6 - Leases.

Loan Payable - Related Party

The Company has a loan payable to Alton Properties LLC. The agreement, which has been amended from time to time, provides for unsecured loans of up to $400,000 to the Company, with interest on the unpaid principal amount at a rate of 6.5% per annum payable monthly in arrears. At September 30, 2023 and June 30, 2023, the amount owed under the loan was $205,484 and $82,890, respectively.

F-95

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 7 - RELATED PARTY TRANSACTIONS (cont.)

Loan Receivable - Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At September 30, 2023 and June 30, 2023, the amount receivable under the loan was $55,577.

NOTE 8 - INCOME TAXES

The Company recorded a provision for income taxes of $800 and $800 for the three months ended September 30, 2023 and 2022, respectively. For the three months ended September 30, 2022, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. For the three months ended September 30, 2023, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due anticipated usage of net operating loss carryforwards to offset taxable income generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized. If the Company is subsequently able to realize its net operating loss carryforwards or other deferred income tax assets, a portion of the valuation allowance will be reversed, resulting in a reduction of provision for income taxes.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2023, which is the date the financial statements were available to be issued.

On December 18, 2023, the Company’s shareholders sold their stock ownership in the Company to Mobix, which resulted in a change in ownership of the Company.

F-96

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC registration fee		$1,018.44
Accounting fees and expenses		$50,000.00	*
Legal fees and expenses		$50,000.00	*
Miscellaneous expenses		$20,000.00	*
Total expenses	$		*

*	These fees are estimated and accordingly are subject to change.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

II-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all of our securities sold in the last three years that were not registered under the Securities Act.

PIPE Investments

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, the Company entered into a subscription agreement (the “Sage Hill PIPE Subscription Agreement”) with Sage Hill Investors, LLC (“Sage Hill”), pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which a resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, Sage will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

II-2

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). Our stockholders approved the exercise of the Sage Hill Warrant at the special meeting held on January 3, 2025 and was exercised on February 25, 2025.

Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor or its permitted transferees in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, the Sponsor or its permitted transferees will be entitled to receive a equal to the product of (x) the number of issued to the Sponsor at the closing of the subscription and held by the Sponsor or its permitted transferees through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Mobix Labs issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above under the heading “Certain Chavant Relationships and Related Person Transactions - Administrative Services” and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

II-3

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. The Sponsor has distributed these Founder Shares to its members, subject to the Founder Share Lock-Up. In such distributions, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, received (i) 724,600 representing Founder Shares, and (2) STAR SCI, a controlled affiliate of Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, received (i) 197,582 representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 2,394,332 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members following the Closing. In such distribution, (i) Chavant Family Office, a controlled affiliate of Dr. Ma, received 1,241,552 Private Placement Warrants, and (ii) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received 358,324 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Sponsor distributed these PIPE Shares to its members in April 2024. In such distribution, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, is expected to receive approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in the amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, is expected to receive approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

Additional PIPE Subscription Agreements and Additional Warrants

As of December 21, 2023, Chavant had entered into additional subscription agreements (the “Additional PIPE Subscription Agreements” and, together with the Sage Hill PIPE Subscription Agreement and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with other investors (the “Other Investors”), pursuant to which the Other Investors agreed to purchase, in private placements that closed substantially concurrently with the Closing, a total of 475,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $4,750,000, on the terms and subject to the conditions set forth in each such Additional PIPE Subscription Agreement. The terms of each Additional PIPE Subscription Agreement (other than the purchase amount) are substantially similar to those in the subscription agreement entered into between Chavant and Sage Hill and the Sponsor, including those relating to issuance of additional shares of Class A Common Stock in the event that the Adjustment Period VWAP is less than $10.00, as discussed above.

In connection with the execution of the Additional PIPE Subscription Agreements, Mobix Labs issued to the Other Investors warrants to purchase 450,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share (the “Additional Warrants”), of which Additional Warrants convertible into 199,800 shares of Class A Common Stock (following net settlement) were exercisable upon the closing of the Additional PIPE Subscription Agreements (the “Converted Additional Warrants”) and Additional Warrants convertible into 250,000 shares of Class A Common Stock are exercisable upon the closing of the Additional PIPE Subscription Agreements and stockholder approval (the “Non-Converted Additional Warrants”; the shares of Class A Common Stock underlying the Non-Converted Additional Warrants and the Sage Hill Warrant, the “Unregistered Warrant Shares”). The Converted Additional Warrants were exercised at the closing of the Additional PIPE Subscription Agreements and, following net settlement into 199,800 shares of Mobix Common Stock, converted into 199,800 shares of Class A Common Stock in connection with the Closing. The Non-Converted Warrants remain outstanding, and stockholder approval for the exercise of the Non-Converted Warrants is expected to be obtained in 2024.

The Company issued, or will issue, the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

II-4

Sales Under the Committed Equity Facility

On March 18, 2024, we entered into the B. Riley Purchase Agreement with B. Riley Principal Capital, pursuant to which we have the right to sell to B. Riley Principal Capital up to $100 million in shares of Class A Common Stock, subject to certain limitations and the satisfaction of specified conditions in the B. Riley Purchase Agreement, from time to time over the 24-month period commencing on the date that a registration statement covering the resale of the shares is declared effective by the SEC. Such registration statement became effective on May 13, 2024. As of the date of this prospectus, we sold 32,902 shares of our Class A Common Stock to B. Riley Principal Capital for proceeds of $68, net of discounts. We intend to use the net proceeds for general corporate purposes, including funding capital expenditures, future acquisitions and working capital. The issuance of the shares was deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Acquisition of RaGE Systems Inc.

On May 21, 2024, Mobix Labs, Inc., we consummated the transactions pursuant to the RaGE Business Combination Agreement.

Pursuant to the RaGE Business Combination Agreement, we issued 3,214,045 shares of Class A common stock, par value $0.00001 per share (“Class A Shares”) to the RaGE Systems stockholders. In addition, RaGE Systems stockholders will be paid an aggregate cash amount of $2.0 million as follows: (a) $0.2 million was paid on the May 21, 2024; (b) $1.0 million will be paid on November 15, 2024 and (c) $0.8 million will be paid on April 15, 2025. Moreover, subject to achievement of certain milestones, the RaGE Systems stockholders will also be entitled to receive the RaGE Earn-Out of up to $8.0 million over eight fiscal quarters in a combination of cash and stock.

The Class A Shares will be issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Sales of Shares under Confidential Settlement and Release Agreement

On June 4, 2024, we entered into a Confidential Settlement and Release Agreement pursuant to which we issued 24,992 shares of Class A Common Stock to a former employee.

The Class A Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Sales of Shares under the July 2024 Purchase Agreement

On July 22, 2024, we entered into the July 2024 Purchase Agreement with Master Fund in connection with the 2024 Private Placement. Pursuant to the July 2024 Purchase Agreement, we issued the Pre-Funded Warrant to purchase up to 2,877,698 shares of Class A Common Stock. We also issued the Existing Warrants to purchase an aggregate of 5,755,396 shares of our Class A Common Stock. In August 2024, the Master Fund exercised the Pre-Funded Warrant in full and hence has now expired. The Existing Warrants had an original exercise price of $1.39 per share, which was amended in the 2025 Offering to have a new exercise price of $0.8202. The Existing Warrants are exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants. The gross proceeds in connection with the 2024 Private Placement was approximately $4 million. The Pre-Funded Warrants and the Existing Warrants and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder and HCW acted as the exclusive placement agent for the Company in connection with the 2024 Private Placement.

II-5

Sales of Shares under the Stock Purchase Agreement

Effective August 30, 2024, we entered into a Stock Purchase Agreement with an unaffiliated investor, pursuant to which we sold 376,417 share of our Class A Common Stock and issued the investor a warrant to purchase up to 407,000 shares of our Class A Common Stock. The warrant has an exercise price of $1.18, is immediately exercisable upon issuance, and has a five year term. The gross proceeds in connection with this Stock Purchase Agreement were $192. The shares of our Class A Common Stock, the warrants and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder.

In connection with the settlement of litigation, on October 11, 2024, we agreed to issue a warrant to purchase 250,000 shares of Class A Common Stock to a former employee. Such warrants have an exercise price of $0.01 per share.

On November 25, 2024 and December 20, 2024, we agreed that two outstanding notes payable with an aggregate principal balance of $500,000, plus accrued interest of $45,896, would be converted into an aggregate of 631,805 shares of Class A Common Stock.

On December 4, 2024, we agreed to issue 40,000 shares of Class A Common Stock to two of our vendors in exchange for services rendered to us.

On December 26, 2024, we agreed to sell 521,739 shares of Class A Common Stock to an accredited investor for an aggregate of $600,000.

On January 1, 2025, we issued 248,188 shares of Class A Common Stock to one of the holders of our outstanding warrants upon that holder’s exercise pursuant to a cashless exercise provision. The warrant had an exercise price of $0.01 per share.

On January 1, 2025, we issued 563,100 shares of Class A Common Stock to RaGE Systems stockholders under the first tranche of the RaGE Earnout.

On January 2, 2025, we issued 10,000 shares of Class A Common Stock upon the vesting of RSUs.

On February 6, 2025, we issued 1,500,00 shares of Class A Common Stock to one of the holders of our outstanding warrants upon the exercise of warrant for cash of $15,000.

We issued an aggregate of 610,586 shares of Class A Common Stock, with (i) 77,236 shares issued on January 25, 2025, (ii) 33,350 shares issued on March 17, 2025, and (iii) 500,000 shares issued on March 21, 2025, to three of our vendors in settlement of unpaid accounts payable of $700,000.

Sale of shares under the April 2025 Offering

In April 2025, concurrent with the Registered Direct Offering, the Company conducted a private placement and offered unregistered Common Warrants to purchase up to 4,876,860 shares of Company’s Class A Common Stock. Roth acted as the exclusive placement agent for the Company in connection with the 2025 Offering. Furthermore, the Company agreed to issues Placement Agent Warrants to Roth (or its designees) to purchase up to 682,760 shares of Class A Common Stock at an exercise price of $0.8202. The Placement Agent Warrants issued to Roth are exercisable upon receipt of stockholder approval, will expire on April 4, 2030, and are not transferable for 180 days beginning April 4, 2025 (the date of entering into the April 2025 Purchase Agreement). The net proceeds from the 2025 Offering was $3.2 million, after payment of Roth’s fees and expenses.

The Common Warrants and Placement Agent Warrants issued to Roth and the shares of Class A Common Stock issuable thereunder were issued in reliance upon the exemption from the registration requirements provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

No underwriting discounts and commissions were paid with respect to the foregoing transactions. We believe the sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule.

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Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of November 15, 2022, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of April 7, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of November 26, 2023, by and among Chavant, Merger Sub and Mobix Labs, Inc. (incorporated by reference to Exhibit 2.1 to Chavant’s Current Report on Form 8-K filed on November 30, 2023).
2.4	Amendment No. 3 to the Business Combination Agreement, dated as of February 12, 2024, by and among Mobix Labs, Inc. and Mobix Labs Operations, Inc. (incorporated by reference to Exhibit 2.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333.278451), filed with the SEC on April 2, 2024).
2.5	Agreement and Plan of Merger, dated as of September 26, 2022, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
2.6	Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 28, 2023, by and among Mobix Labs, Inc., Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI Solutions, Inc., Yden Holdings, LLC, Robert Ydens and Julie Ydens (incorporated by reference to Exhibit 2.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024).
3.3	Bylaws of Mobix Labs, Inc. (incorporated by reference to Exhibit 3.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.3	Warrant Agreement, dated July 19, 2021, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).
4.4	Amendment to the Warrant Agreement, dated December 21, 2023, by and between Chavant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
4.5	Form of Pre-Funded Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.6	Form of Placement Agent Warrant, dated July 24, 2024 (incorporated by reference to Exhibit 4.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
4.7	Amended and Restated Form of Series A Common Warrant, dated April 7, 2025.
4.8	Amended and Restated Form of Series B Common Warrant, dated April 7, 2025.
4.9	Form of Common Warrant, dated April 7, 2025 (incorporated by reference to Exhibit 4.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).

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4.10	Form of Pre-Funded Warrant, dated April 7, 2025 (incorporated by reference to Exhibit 4.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
4.11	Form of Placement Agent Warrant, dated April 7, 2025 (incorporated by reference to Exhibit 4.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
5.1	Opinion of Greenberg Traurig, P.A. as to the validity of shares of Mobix Labs, Inc. Class A Common Stock.
10.1	Letter Agreement, dated July 19, 2021, by and among Chavant, its executive officers, its directors, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and their respective permitted designees and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on July 23, 2021).
10.2	Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023, by and among Mobix Labs, Inc. and the other parties thereto (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.3#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.4#	Mobix Labs, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.5#	Mobix Labs, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.6#	Amended and Restated Executive Employment Agreement between Fabian Battaglia and Mobix Labs, Inc. (included as Exhibit 10.14 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.7#	Amended and Restated Executive Employment Term Sheet between Fabian Battaglia and Mobix Labs, Inc. (included as Exhibit 10.15 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.8#	Amended and Restated Executive Employment Agreement between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.16 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.9#	Amended and Restated Executive Employment Term Sheet between Keyvan Samini and Mobix Labs, Inc. (included as Exhibit 10.17 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.10#	Employment Agreement between James Aralis and Mobix Labs, Inc. (included as Exhibit 10.18 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.11	Form of Cancellation and Termination Agreement between Mobix Labs, Inc. and certain RSU holders (included as Exhibit 10.20 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.12#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and Kurt Busch (included as Exhibit 10.21 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.13#	Board of Directors Agreement, dated March 12, 2021, between Mobix Labs, Inc. and William Carpou (included as Exhibit 10.22 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.14#	Board of Directors Agreement, dated March 2, 2021, between Mobix Labs, Inc. and David Aldrich (included as Exhibit 10.23 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.15#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.24 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).

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10.16#	Board of Directors Agreement, dated February 1, 2021, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.25 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.17#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and James Peterson (included as Exhibit 10.26 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.18#	First Amendment to Board of Directors Agreement, dated March 26, 2023, between Mobix Labs, Inc. and Frederick Goerner (included as Exhibit 10.27 to the proxy statement/prospectus, which is a part of the Company’s Registration Statement on Form S-4 filed on November 13, 2023, and incorporated herein by reference).
10.19	Subscription Agreement, effective as of December 18, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.1 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).
10.20	Warrant to Purchase Shares of Common Stock, dated December 14, 2023, by and between Mobix Labs, Inc. and Sage Hill Investors, LLC (incorporated by reference to Exhibit 10.2 to Chavant’s Current Report on Form 8-K filed on December 19, 2023).
10.21	Subscription Agreement, dated December 19, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K on December 26, 2023).
10.22	Warrant to Purchase Shares of Common Stock, dated December 20, 2023, by and between Mobix Labs, Inc. and Chavant Capital Partners LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.23	Sponsor Letter Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and Chavant Capital Partners (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.24	Form of Additional PIPE Subscription Agreement (incorporated by reference to Exhibit 10.4 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.25	Form of Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.5 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.26	Form of Non-Converted Additional Warrant to Purchase Shares of Common Stock of Mobix Labs, Inc. (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.27	Non-Redemption Agreement, dated December 20, 2023, by and among Chavant Capital Acquisition Corp., Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.28	Non-Redemption Warrant, dated December 20, 2023, between Mobix Labs, Inc. and a shareholder of Chavant (incorporated by reference to Exhibit 10.8 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 26, 2023).
10.29	Amendment to Business Combination Marketing Agreement, dated December 21, 2023, by and among Chavant, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.29 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on December 28, 2023).
10.30	Common Stock Purchase Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).
10.31	Registration Rights Agreement, dated as of March 18, 2024, by and between Mobix Labs, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on March 19, 2024).
10.32	Business Combination Agreement, dated as of May 8, 2024, by and among Mobix Labs, Inc, RaGe Systems, Inc and Mobix Merger Sub III, LLC (incorporated by reference to Exhibit 99.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on May 14, 2024).

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10.33†	Form of Securities Purchase Agreement, dated as of July 22, 2024 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.34	Form of Registration Rights Agreement, dated as of July 22, 2024 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.35	Form of Lock-Up Agreement, dated as of July 24, 2024 (incorporated by reference to Exhibit 10.3 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on July 24, 2024).
10.36	Form of Placement Agency Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
10.37	Form of Securities Purchase Agreement, dated as of April 4, 2025 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Current Report on Form 8-K filed on April 7, 2025).
10.38#	Amended and Restated Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and James Peterson dated as of April 11, 2025 (incorporated by reference to Exhibit 10.1 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.39#	Amended and Restated Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and Frederick Goerner dated as of April 11, 2025 (incorporated by reference to Exhibit 10.2 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025)
10.40#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and David Aldrich dated as of April 10, 2025 (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.41#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and Kurt Busch dated as of April 10, 2025 (incorporated by reference to Exhibit 99.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.42#	Restricted Stock Unit Award Agreement by and between Mobix Labs, Inc. and William Carpou dated as of April 10, 2025 (incorporated by reference to Exhibit 99.5 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
10.43#	Amended and Restated Restricted Stock Award Agreement by and between Mobix Labs, Inc. and Fabian Battaglia dated as of May 5, 2025 (incorporated by reference to Exhibit 10.6 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.44#	Amended and Restated Restricted Stock Award Agreement by and between Mobix Labs, Inc. and Keyvan Samini dated as of May 5, 2025 (incorporated by reference to Exhibit 10.7 to Mobix Labs, Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2025).
10.45#	2023 Equity Incentive Plan (As Amended) incorporated by reference to Exhibit 99.11 of the Registrant’s Registration Statement on Form S-8 (File No. 333-286200), filed with the SEC on March 28, 2025).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Mobix Labs, Inc.’s Annual Report on Form 10-K filed on December 26, 2024).
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Mobix Labs, Inc.
23.2	Consent of Macias Gini & O’Connell LLP, independent auditors for EMI Solutions, Inc.
23.3	Consent of Greenberg Traurig P.A. (included as part of Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of the registration statement).
101.INS	XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).
107	Filing Fee Table.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#	Indicates management contract or compensatory plan, contract or arrangement.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 21, 2025.

MOBIX LABS, INC.

/s/ Philip Sansone
Philip Sansone
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Sansone and Keyvan Samini, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Sansone	Interim Chief Executive Officer	May 21, 2025
Philip Sansone	(Principal Executive Officer)

/s/ Keyvan Samini	Chief Financial Officer	May 21, 2025
Keyvan Samini	(Principal Financial Officer and Principal Accounting Officer)

/s/ James Peterson	Director	May 21, 2025
James Peterson

/s/ Fabrizio Battaglia	Director	May 21, 2025
Fabrizio Battaglia

/s/ David Aldrich	Director	May 21, 2025
David Aldrich

/s/ Kurt Busch	Director	May 21, 2025
Kurt Busch

/s/ William Carpou	Director	May 21, 2025
William Carpou

/s/ Frederick Goerner	Director	May 21, 2025
Frederick Goerner

/s/ Michael Long	Director	May 21, 2025
Michael Long

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